Exhibit 10.8

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT

Dated as of November 24, 2025

among

R-HOME PASS THROUGH PARENT W LLC,

as a Seller,

R-HOME PASS-THROUGH PARENT TRS-W LLC,

as a Seller,

R-Home REO TRS-W LLC,

as an REO Subsidiary,

Rithm PERPETUAL LIFE RESIDENTIAL TRUST,

as Guarantor,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Buyer

i

SCHEDULES

Schedule 1-A	Representations and Warranties with Respect to Underlying Mortgage Loans

Schedule 1-B	Representations and Warranties with Respect to REO Property

Schedule 1-C	Representations and Warranties with Respect to Trust Certificates

Schedule 1-D	Representations and Warranties with Respect to Capital Stock

Schedule 2	Notice Addresses and Wire Instructions

Schedule 3	Schedule of Exceptions to any Representations and Warranties

EXHIBITS

EXHIBIT A	[Reserved]

EXHIBIT B	Form of Servicer Letter Agreement

EXHIBIT C	Form of Closing Certificate

EXHIBIT D	Form of Compliance Certificate

EXHIBIT E	Form of Confirmation

EXHIBIT F	Form of Mortgage Loan Schedule

EXHIBIT G	Form of REO Property Schedule

EXHIBIT H	Form of Transaction Request

EXHIBIT I	Form of Sellers’ Power of Attorney

EXHIBIT J	Form of Assignment and Acceptance

THIS MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT, dated as of November 24, 2025 (this “Agreement”), is made by and among R-HOME PASS THROUGH PARENT W LLC, a Delaware limited liability company (the “W Seller”), as a seller, R-HOME PASS-THROUGH PARENT TRS-W LLC, a Delaware limited liability company (the “TRS-W Seller”), as a seller, and each other entity that may be subsequently added as a party to this Agreement in the capacity of Seller (together with W Seller and TRS-W Seller, individually, each a “Seller” and collectively the “Sellers”), R-HOME REO TRS-W LLC, a Delaware limited liability company (the “Initial REO Subsidiary”), as an REO subsidiary, and each other entity that may be subsequently added as a party to this Agreement in the capacity of REO Subsidiary (together with Initial REO Subsidiary, individually, each an “REO Subsidiary” and collectively the “REO Subsidiaries”), RITHM PERPETUAL LIFE RESIDENTIAL TRUST, a Maryland statutory trust (the “Guarantor”), as guarantor and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Buyer”). Sellers, REO Subsidiaries, Guarantor and Buyer (each a “Party” and collectively, the “Parties”) hereby agree as follows:

Article 1
APPLICABILITY

Section 1.01         Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time during the Revolving Period and at the request of any Seller, the Parties may enter into transactions in which such Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in and interests related to such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer to such Seller and such Seller to repurchase such Assets in a repurchase transaction at a date not later than the Facility Termination Date, against the transfer of funds by such Seller representing the Repurchase Price for such Assets.

Article 2
DEFINITIONS AND INTERPRETATION

Section 2.01         Definitions.

“180+ Delinquent Loan”: Any Underlying Mortgage Loan with respect to which any required monthly payment is one hundred and eighty (180) or more days delinquent based on the methodology used by the Mortgage Bankers Association, which, for the avoidance of doubt, shall include any day in which such Underlying Mortgage Loan is subject to any plan of forbearance or deferral.

“20+ Family Property”: A multifamily residential property consisting of at least twenty (20) but no more than one hundred (100) separate residential units. A 20+ Family Property shall not include properties that secure Ground-Up Construction Mortgage Loans intended for the purpose of “build-to rent” or single-family homes for sale.

“30+ Delinquent Loan”: Any Underlying Mortgage Loan with respect to which any required monthly payment is thirty (30) or more days delinquent based on the methodology used by the Mortgage Bankers Association, which, for the avoidance of doubt, shall include any day in which such Underlying Mortgage Loan is subject to any plan of forbearance or deferral.

“60+ Delinquent Loan”: Any Underlying Mortgage Loan with respect to which any required monthly payment is sixty (60) or more days delinquent based on the methodology used by the Mortgage Bankers Association, which, for the avoidance of doubt, shall include any day in which such Underlying Mortgage Loan is subject to any plan of forbearance or deferral.

“90+ Delinquent Loan”: Any Underlying Mortgage Loan with respect to which any required monthly payment is ninety (90) or more days delinquent based on the methodology used by the Mortgage Bankers Association, which, for the avoidance of doubt, shall include any day in which such Underlying Mortgage Loan is subject to any plan of forbearance or deferral.

“Accelerated Repurchase Date”: Defined in Section 10.02.

“Accepted Servicing Practices”: With respect to any Underlying Asset, those mortgage servicing practices of prudent financial or mortgage lending institutions which service assets of the same type as such Underlying Assets in the jurisdiction where the related Mortgaged Property is located.

“Account”: Individually and collectively, the Waterfall Account, the Servicing Account and the Construction Holdback Account.

“Account Bank”: Wells Fargo Bank, National Association or any other bank approved by Buyer.

“Account Control Agreement”: Each Account Control Agreement, entered into by either Seller, an Account Bank and Buyer, with respect to one or more of the Accounts, as such may be amended, supplemented or otherwise modified from time to time.

“Actual Knowledge”: With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, such actual knowledge shall include the knowledge of such Person and each of its employees, officers, directors and agents.

“Addendum”: That certain Addendum hereto entered into as of the Effective Date, among the Buyer, the Sellers and the Guarantor, as may be amended, supplemented, modified or restated from time to time.

“Additional Draw Amounts”: With respect to any Additional Draw Unfunded Loan, the additional principal amount advanced to the related Mortgagor by the Servicer from time to time pursuant to the terms of the related Mortgage Note.

“Additional Draw Unfunded Loan”: With respect to each Mortgage Loan, other than a Construction Holdback Mortgage Loan, one that provides for Additional Draw Amounts.

“Advance”: The meaning assigned thereto in the related Loan Agreement, or if not so defined, means each loan or advance made by the originator, Servicer, Seller, a Trustee on behalf of the related CLT, or a DST, to a Mortgagor thereunder.

“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person; provided that anything herein to the contrary notwithstanding, the sole Affiliates of Guarantor, Sellers and their respective Subsidiaries (including, for the avoidance of doubt, each Trust and each REO Subsidiary) shall be the Guarantor and its Subsidiaries.

“Agency”: Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.

“Aggregate Purchase Price”: As of any date of determination, the aggregate outstanding Purchase Price of all Purchased Assets subject to a Transaction.

“Agreement”: This Master Repurchase Agreement and Securities Contract, dated as of the Effective Date, by and among Sellers and Buyer, as the same may be amended, supplemented, or modified from time to time, and which shall include all Schedules and Exhibits thereto.

“Allocated Purchase Price”: With respect to an Underlying Asset and the related Purchase Date for such Underlying Asset, the product of the Market Value of such Underlying Asset on the Purchase Date times the Applicable Percentage, and thereafter, such Allocated Purchase Price as decreased by the amount, without duplication, of any cash or Income received by Buyer and applied to reduce the Allocated Purchase Price attributable to such Underlying Asset under Section 3.01(h), and if not solely attributable to any specific Underlying Asset, to be applied by Buyer in its discretion to all Underlying Assets.

“ALTA”: The American Land Title Association.

“Alternative Documentation Loan”: A Mortgage Loan, excluding a Bank Statement Mortgage Loan, for which the Mortgagor provided a form 1099, written verification of employment form 1005, certified profit & loss statement, or other documentation in lieu of bank statements or a full documentation review to document such Mortgagor’s income and eligibility in connection with the origination of such Mortgage Loan.

“Alternative Rate”: A per annum rate based on an index approximating the behavior of Term SOFR, as determined by Buyer in substantially the same manner that Buyer determines such rate in transactions with similarly situated counterparties and similar assets.

“Anniversary Year”: The one-year period beginning on the Effective Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on next succeeding anniversary of the Effective Date.

“Anti-Corruption Laws”: The U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act, if applicable, or any other law applicable to Seller or any of its Parents or Subsidiaries that prohibits the bribery of foreign officials to gain a business advantage.

“Anti-Money Laundering Laws”: Applicable laws or regulations in any jurisdiction in which Seller is located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.

“Applicable Percentage”: The meaning set forth in the Addendum, which definition is incorporated by reference herein.

“Asset”: Collectively, (i) with respect to the Underlying Trusts, the Trust Certificates, together with the beneficial interests in the related Underlying Assets and (ii) with respect to each REO Subsidiary, the Capital Stock representing all of the Equity Interests in such REO Subsidiary.

“Asset Documents”: With respect to any (i) Mortgage Loan, as applicable, those documents identified in the definition of “Mortgage File” in the Custodial Agreement executed in connection with, evidencing or governing such Mortgage Loan and the related Mortgaged Property and which are required to be delivered to Custodian under the Custodial Agreement, and (ii) REO Property, those documents which are required to be delivered to the Custodian under the Custodial Agreement.

“Asset Tape”: A computer tape or other electronic medium generated by a Seller, and delivered to Buyer and Custodian, which provides information (including the information set forth on Exhibit F attached hereto) for the Underlying Assets, in a format acceptable to Buyer.

“Assignment Agreement”: Each Assignment Agreement pursuant to which Assets are transferred to a Trustee on behalf of a CLT, a DST, or an REO Subsidiary, including any REO Subsidiary Assignment Agreement, in each case, as amended, supplemented or otherwise modified from time to time.

“Assignment of Leases and Rents”: An assignment of leases and rents for each Mortgaged Property located within the same county or parish, dated as of the Effective Date or the related Purchase Date, executed and delivered by the Transferor, constituting an assignment of the lease or the leases, as applicable, and the proceeds thereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. The Assignment of Leases and Rents may be included as part of the Mortgage for such Mortgaged Property or Mortgaged Properties.

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Bank Statement Mortgage Loan”: A Mortgage Loan for which the Mortgagor provided bank statements to document such Mortgagor’s income and eligibility in connection with the origination of such Mortgage Loan.

“Benchmark”: Initially, the Term SOFR Reference Rate with a one-month tenor; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12.01.

“Benchmark Replacement”: With respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated or bilateral credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Repurchase Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated or bilateral credit facilities.

“Benchmark Replacement Date”: The earlier to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative.

“Benchmark Transition Start Date”: In the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: The period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Repurchase Document in accordance with Section 12.01 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Repurchase Document in accordance with Section 12.01.

“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and interpreted in accordance with, 12 U.S.C. § 1841(k).

“BPO”: An opinion of the BPO Value of a Mortgaged Property or REO Property.

“BPO Value”: The stated dollar value, based on “as-is” condition, contained in a BPO regarding the fair market value of a Mortgaged Property, REO Property or parcel of real property and given by a licensed real estate agent or broker (such agent or broker being independent from any Seller, Guarantor, Servicer or Interim Servicer and acceptable to Buyer) which generally shall include three (3) comparable sales and three (3) comparable listings.

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California or North Carolina are authorized or obligated by law or executive order to be closed or (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents.

“Capital Lease Obligations”: With respect to any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock”: Each stock or membership interest certificate evidencing 100% of the Equity Interests in the related REO Subsidiary.

“Cash Equivalents”: (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A 1 or the equivalent thereof by S&P or P 1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control”: The occurrence of either of the following events: (a) with respect to any Seller, Guarantor shall cease to own and control, of record and beneficially, directly or indirectly 100% of the Equity Interests of such Seller, or (b) RCM GA Manager LLC or an Affiliate thereof ceases to be the investment adviser of Guarantor.

“Closing Certificate”: A true and correct certificate in the form of Exhibit C, executed by a Responsible Officer of Seller.

“CLT”: An Underlying Trust that is established as a New York common law trust.

“Code”: The Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, in each case as amended, modified or replaced from time to time.

“Compliance Certificate”: A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of each Seller.

“Confirmation”: A purchase confirmation in the form of Exhibit E, duly completed, executed and delivered by a Seller and Buyer in accordance with Section 3.01.

“Conforming Changes”: With respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Pricing Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of Price Differential, timing of Transaction Requests or prepayment notices, the applicability and length of lookback periods, the applicability of Section 12.03 and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of any such rate exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Repurchase Documents).

“Construction Holdback Account”: The account maintained by the Servicer pursuant to its applicable Servicing Agreement; provided, that such account shall not be opened until a Seller enters into Dutch Loans.

“Construction Holdback Amount”: With respect to each Construction Holdback Mortgage Loan, the related amount that has been deposited in the Construction Holdback Account, has not been disbursed to the related Mortgagor and that may only be used in the construction or rehabilitation of the related Mortgaged Property in accordance with the terms of the related Mortgage Loan Documents.

“Construction Holdback Mortgage Loan”: Each Mortgage Loan for which a Construction Holdback Amount is indicated on the related Mortgage Loan Schedule for which repair plans to complete the rehabilitation of such Mortgaged Property has been submitted by the related Mortgagor to the Seller together with the related loan application for such Mortgage Loan (and is included in the related Credit File) and have been approved in writing by a Trustee on behalf of the related CLT, or by a DST.

“Construction Mortgage Loan”: An RTL Loan (i) that is identified as a “Construction Mortgage Loan” on the related Mortgage Loan Schedule and (ii) in respect of which one or more underlying Mortgaged Properties are Rehab Properties.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Corporate Advances”: Servicing Advances made in connection with the foreclosure or servicing of an Underlying Mortgage Loan, Corporate Advances excluding P&I Advances and Escrow Advances.

“Credit File”: With respect to each Mortgage Loan, all documents directly involved in and/or used to make decisions with respect to the origination, underwriting (including documented compensating factors pertaining to exceptions) and servicing of the Mortgage Loan, including but not limited to the documents specified in the related Purchase Agreement, and any additional documents required to be added to the Credit File pursuant to such related Purchase Agreement and as required by the Underwriting Guidelines.

“CTC Custodial Agreement”: The meaning set forth in the definition of “Custodial Agreement”.

“Custodial Agreement”: As applicable, each of (i) the Custodial Agreement (the “DBNTC Custodial Agreement”), dated as of the Effective Date, among Buyer, Sellers, Trustee W on behalf of Trust W, Trustee TRS-W on behalf of Trust TRS-W and Deutsche Bank National Trust Company as Custodian, as the same may be amended, modified or supplemented from time to time, (ii) the Custodial Agreement (the “U.S. Bank Custodial Agreement”), dated as of the Effective Date, among Buyer, Sellers, Trustee W on behalf of Trust W, Trustee TRS-W on behalf of Trust TRS-W and U.S. Bank National Association as Custodian, as the same may be amended, modified or supplemented from time to time, (iii) the Custodial Agreement, (the “CTC Custodial Agreement”), dated on or after the Effective Date, among Buyer, Sellers, Trustee W on behalf of Trust W, Trustee TRS-W on behalf of Trust TRS-W and Computershare Trust Company, National Association, as Custodian, as the same may be amended, modified or supplemented from time to time, and (iv) any other custodial agreement acceptable to Buyer in its sole discretion. Each reference to “Custodial Agreement” in this Agreement shall be deemed to reference the applicable Custodial Agreement or all Custodial Agreements, as the context requires.

“Custodian”: As applicable, each of (i) Deutsche Bank National Trust Company with respect to the DBNTC Custodial Agreement, (ii) U.S. Bank National Association with respect to the U.S. Bank Custodial Agreement, (iii) Computershare Trust Company, National Association with respect to the CTC Custodial Agreement, and (iv) any other custodian acceptable to Buyer in its sole discretion. Each reference to “Custodian” in this Agreement shall be deemed to reference the applicable Custodian or all Custodians, as the context requires.

“DBNTC Custodial Agreement”: The meaning set forth in the definition of “Custodial Agreement”.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: The meaning set forth in the Addendum, which definition is incorporated by reference herein.

“Default Right”: The meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Depositor”: (i) Seller, in its capacity as depositor under a Trust Agreement, or its respective permitted successors and assigns and (ii) Seller, in its capacity as transferor under an assignment agreement pursuant to which REO Properties are transferred to REO Subsidiary, or its permitted successors and assigns.

“Distribution Date”: The twenty-fifth (25th) day of each month, or if such date is not a Business Day, the next succeeding Business Day.

“Dollars” and “$”: Lawful money of the United States of America.

“DSCR”: With respect to a DSCR Loan, the ratio of (i) the aggregate net cash flow with respect to the related Mortgaged Properties during the immediately preceding month to (ii) the aggregate principal and interest due and owing on such DSCR Loan during such period.

“DSCR Loan”: An Underlying Mortgage Loan originated for a business purpose, that has been underwritten based on the related Mortgaged Property’s cash flow rather than the underlying Mortgagor’s income, secured by one or more non-owner occupied Mortgaged Properties, and where the primary purpose of each such Mortgaged Property is to serve as a rental investment property.

“DST”: An Underlying Trust that is established as a Delaware statutory trust.

“DTI”: With respect to a Mortgage Loan, the debt-to-income ratio of the related Mortgagor.

“Due Date”: The day of the month on which the monthly payment is due on a Mortgage Loan, exclusive of any days of grace.

“Dutch Loan”: A Construction Holdback Mortgage Loan, for which the amount of interest due and payable from the Mortgagor is calculated in reference to the related Maximum Loan Balance of such Construction Holdback Mortgage Loan as set forth in the related Mortgage Note.

“Early Repurchase Date”: Defined in Section 3.05.

“Effective Date”: The meaning set forth in the Addendum, which definition is incorporated by reference herein.

“Electronic Tracking Agreement”: The Electronic Tracking Agreement to be entered into among Buyer, Shellpoint, MERS and MERSCORP, Inc., to the extent applicable, as the same may be amended, modified or supplemented from time to time.

“Eligible Asset”: An Eligible Trust Certificate or Eligible Capital Stock.

“Eligible Assignee”: Any of the following Persons designated by Buyer for purposes of Section 18.08(c): (a) an Affiliate of Buyer that is a “U.S. person” within the meaning of Section 7701(a)(30) of the Code or a non-U.S. person that is entitled to a complete exemption from U.S. federal withholding tax on the receipt of interest payments under a double taxation treaty (and sufficiently documents such exemption and (that is not an “employee benefit plan” (as defined in Section 3(3) of ERISA)) that is subject to Title I of ERISA, a “plan” as defined by and subject to Section 4975 of the Code, or an entity deemed to hold “plan assets” of either of the foregoing, that would cause any Seller or Guarantor to incur any prohibited transaction excise tax penalties under Section 4975 of the Code), and (b) any other Person to which the Sellers have consented; provided, that such consent of Sellers shall not be unreasonably withheld, delayed or conditioned, and shall not be required at any time when a Default or Event of Default exists. Such Person shall provide to Sellers such duly executed IRS forms as Seller reasonably requests.

“Eligible Capital Stock”: Capital Stock as to which each of the representations and warranties in Schedule 1-D applicable to Capital Stock are true and correct in all material respects.

“Eligible Mortgage Loan”: Any Underlying Mortgage Loan for which bare legal title to such Underlying Mortgage Loan is wholly owned by a Trustee on behalf of the related CLT, or by a DST, as to which (a) each of the representations and warranties in Schedule 1-A are true and correct in all material respects, (b) that contains all required Asset Documents without exceptions unless otherwise waived by Buyer or permitted below and (c) that satisfies each of the following eligibility requirements:

(i)             at the time it was made, such Underlying Mortgage Loan complied in all material respects with all applicable local, state and federal laws, including all predatory lending laws;

(ii)            such Underlying Mortgage Loan is secured by a first priority mortgage or deed of trust on real property;

(iii)           the Mortgaged Property is located in the jurisdiction identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, a Manufactured Home, shares in a co-operative, a Multi-Family Property or a Mixed-Use Property

(iv)           such Underlying Mortgage Loan is not a “Section 32” loan;

(v)            the information set forth in the related Mortgage Loan Schedule is true and correct in all material respects as of the date or dates respecting which the information is furnished;

(vi)           such Underlying Mortgage Loan has been approved in Buyer’s discretion as an Eligible Mortgage Loan by Buyer on the related Purchase Date;

(vii)          there are no future funding obligations on the part of the related Seller or Buyer or any other Person with respect to such Underlying Mortgage Loan that is a Non-QM Loan or a Rental Hold Loan;

(viii)        the Mortgaged Property with respect to such Underlying Mortgage Loan located in the United States, and the Underlying Obligors are domiciled in the United States and are not Sanctioned Targets, and all obligations thereunder and under the Asset Documents are denominated and payable in Dollars;

(ix)           such Underlying Mortgage Loan is an Eligible Non-QM Loan, Eligible Rental Hold Loan or Eligible RTL Loan; and

(x)            such Underlying Mortgage Loan satisfies all of the Additional Eligible Mortgage Loan Criteria as defined in the Addendum;

provided, that notwithstanding the failure of an Underlying Mortgage Loan to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Underlying Mortgage Loan as an Eligible Mortgage Loan, which designation (1) may include a temporary or permanent waiver of one or more Eligible Mortgage Loan requirements, and (2) shall not be deemed a waiver of the requirement that all other Underlying Mortgage Loans must be Eligible Mortgage Loans (including any Mortgage Loans that are similar or identical to the Underlying Mortgage Loan subject to the waiver). For the avoidance of doubt, any fact or circumstance that would result in the failure of a Mortgage Loan to conform to the requirements of this definition may be waived in writing by Buyer (which writing may be incorporated into the related Confirmation) at any time in Buyer’s discretion, and following such written waiver by Buyer, such fact or circumstance (to the extent such fact or circumstance does not materially change) shall not be relevant to determining whether such Mortgage Loan is an Eligible Mortgage Loan.

“Eligible Non-QM Loan”: The meaning specified in the Addendum.

“Eligible Property (Rental Hold)”: The meaning specified in the Addendum.

“Eligible Rental Hold Loan”: The meaning specified in the Addendum.

“Eligible REO Property”: Any REO Property for which title to such REO Property is wholly beneficially owned by either a Trustee on behalf of a CLT, a DST or the REO Subsidiary with respect to which a Seller has sold all of the Capital Stock of such REO Subsidiary to Buyer and (a) as to which each of the representations and warranties in Schedule 1-B are true and correct in all material respects, (b) as to which the related deed or other title document is titled in the name of such REO Subsidiary or such deed is in the process of being recorded, and the recordation status of such REO Property is included in the related REO Property Summary, and (c) which satisfies the following eligibility requirements:

(i)            the information set forth in the related REO Property Schedule is true and correct in all material respects as of the date or dates respecting which the information is furnished;

(ii)           such REO Property has either (i) been approved as an Eligible REO Property by Buyer on the related Purchase Date, or (ii) was acquired with regard to an Eligible Mortgage Loan that is converted to an REO Property;

(iii)          no lease agreements with any tenant with respect to the REO Property have been entered into or renewed after the related foreclosure date;

(iv)          such REO Property is located in the United States and all obligations thereunder and under the related REO Property Schedule are denominated and payable in Dollars;

(v)            legal title to such Underlying REO Property is in the name of the REO Subsidiary, a Trustee for the related CLT or a DST; and

(vi)          such REO Property satisfies each of the Additional Eligible REO Property Criteria as defined in the Addendum;

provided, that notwithstanding the failure of an REO Property to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming REO Property as an Eligible REO Property, which designation (1) may include a temporary or permanent waiver of one or more Eligible REO Property requirements, and (2) shall not be deemed a waiver of the requirement that all other REO Property must be Eligible REO Property (including any REO Property that is similar or identical to the REO Property subject to the waiver). For the avoidance of doubt, any fact or circumstance that would result in the failure of an REO Property to conform to the requirements of this definition may be waived in writing by Buyer (which writing may be incorporated into the related Confirmation) at any time in Buyer’s discretion, and following such written waiver by Buyer, such fact or circumstance (to the extent such fact or circumstance does not materially change) shall not be relevant to determining whether such REO Property is an Eligible REO Property.

“Eligible RTL Loan”: The meaning set forth in the Addendum.

“Eligible Trust Certificate”: Each Trust Certificate as to which (a) each of the representations and warranties in Schedule 1-C are true and correct in all material respects with respect to such Trust Certificate, and (b) the Trust Agreement related to such Trust Certificate expressly permits Buyer to unilaterally unwind the related Underlying Trust and access the related Underlying Assets without any further action or approval of the applicable Seller or any other Person following the occurrence of an Event of Default; provided, that notwithstanding the failure of a Trust Certificate to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Trust Certificate as an Eligible Trust Certificate, which designation (1) may include a temporary or permanent waiver of one or more Eligible Trust Certificate requirements, and (2) shall not be deemed a waiver of the requirement that all other Trust Certificates must be Eligible Trust Certificates (including any Trust Certificates that are similar or identical to the Trust Certificates subject to the waiver).

“Entitled Land”: Land (a) zoned and otherwise suitable for the development of Mortgaged Properties, and (b) with respect to which approval and entitlement from required Governmental Authorities of a tentative map and a preliminary development plan has been obtained; provided that, once horizontal construction commences on such development, such Entitled Land shall be reclassified as a Ground-Up Construction Mortgage Loan.

“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of capital stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”: Any entity, whether or not incorporated, that is a member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which Seller or Guarantor is a member.

“Escrow Advances”: Servicing Advances made in connection with the Escrow Payments.

“Escrow Payments”: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the Mortgage or any other document.

“Evaluation/Appraisal”: An evaluation or an appraisal made, in either case, by an Evaluation/Appraisal Vendor which, in either case, satisfies the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, all as in effect on the origination date of the Mortgage Loan.

“Evaluation/Appraisal Vendor”: The author of the evaluation or appraisal constituting an Evaluation/Appraisal.

“Event of Default”: Defined in Section 10.01.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or any other Indemnified Person or required to be withheld or deducted from a payment to Buyer or such other Indemnified Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer or any other recipient of the payment being organized under the laws of, or having its principal office or its applicable lending office or the office from which it books any Transaction located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between Buyer or any other recipient of the payment and the jurisdiction imposing such Tax; (b) any Tax imposed on Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 12.06(d); (c) any withholding Tax that is imposed on amounts payable to Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement or such person changes its lending office or the office from which it books any Transaction, except (i) to the extent that, pursuant to Section 12.06, amounts with respect to such Taxes were payable to such person’s assignor immediately before such person becomes a party to or under this Agreement or payable to such person before such person changed its lending office, or (ii) such assignment or change of lending office occurs at the request of Seller; and (d) any withholding Taxes imposed under FATCA.

“Facility Termination Date”: The meaning set forth in the Addendum, which definition is incorporated by reference herein.

“Fannie Mae”: The Federal National Mortgage Association, or any successor thereto.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCI”: FCI Lender Services, Inc.

“FICO Score”: The credit score of the Mortgagor provided by Fair, Isaac & Company, Inc.

“Floor”: The meaning set forth in the Addendum, which definition is incorporated by reference herein.

“Foreign National Mortgage Loan”: A Mortgage Loan where the related Mortgagor is a foreign national, and not a citizen of the United States.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Future Advance Loan” Any Underlying Mortgage Loan that is a RTL Loan with respect to which there exists a continuing ability on the part of the holder of such Underlying Mortgage Loan, pursuant to the terms and conditions of the Mortgage Loan Documents, to provide additional funding to the Mortgagor.

“Future Advance Purchase”: The meaning specified in Section 3.11 of this Agreement.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Genesis”: Genesis Capital, LLC.

“Genesis Intercreditor Agreement”: The Intercreditor Agreement, dated as of March 30, 2023, among Genesis, Goldman Sachs Bank USA, Churchill MRA Funding I LLC, Forethought Life Insurance Company and the other “Interest Holders” from time to time parties thereto, as modified by that certain Joinder Agreement, dated as of March 24, 2025, by the Buyer, as Interest Holder, and as may be further amended, restated, supplemented or otherwise modified from time to time.

“Ginnie Mae”: The Government National Mortgage Association and any successor thereto.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) nation or government, (b) state or local or other political subdivision thereof, or (c) entity exercising executive, legislative, judicial or regulatory functions over any Relevant Party.

“Ground-Up Construction Mortgage Loan”: Any Underlying Mortgage Loan secured at the time of purchase solely by Entitled Land or any loan which contains a budget to demolish all improvements completely, in either case and is intended to be used for the building of a qualified property type upon project completion per the Underwriting Guidelines; provided that, once the ground-up project is in “under roof” condition, in Seller’s reasonable discretion and as supported by the related documentation, such Underlying Mortgage Loan shall be reclassified as a RTL Loan; provided further that, a Ground-Up Construction Mortgage Loan may, in Buyer’s sole discretion, be re-designated as a Construction Mortgage Loan once the original Holdback Amount is 80% drawn.

“Guarantee Agreement”: The Guaranty Agreement, dated as of the Effective Date, made by Guarantor in favor of Buyer, as amended, supplemented or otherwise modified from time to time.

“Guarantee Default”: Has the meaning assigned thereto in the Guarantee Agreement.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation or other obligations or indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.

“Guarantor”: Rithm Perpetual Life Residential Trust, together with its permitted successors and assigns.

“Holdback Amount”: With respect to any Future Advance Loan, the aggregate future funding amounts that are prefunded and reserved for the related Mortgagor to improve and rehabilitate the related Mortgaged Property in accordance with the related Mortgage Loan Documents.

“Income”: With respect to any Purchased Asset and all related Underlying Assets, all principal and income or dividends or distributions received with respect to such Purchased Asset or Underlying Asset (net of any amounts permitted to be retained by the Servicer pursuant to the Servicing Agreement), including any sale or liquidation premiums, Liquidation Proceeds, insurance proceeds, net rental income, interest, dividends or other distributions payable thereon or any fees or payments of any kind received by the related Servicer.

“Indebtedness”: With respect to any Person (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property subject to an understanding or agreement, contingent or otherwise, to repurchase such property); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument; provided, however, that “Indebtedness” shall exclude in each case such Person’s Non-Recourse Indebtedness.

“Indemnified Amount”: Defined in Section 13.01.

“Indemnified Person”: Defined in Section 13.01.

“Indemnified Taxes”: Taxes other than Excluded Taxes and Other Taxes imposed on or with respect to any payment made by or on account of any obligation of any Seller under the Repurchase Documents.

“Initial Principal Balance”: With respect to each Dutch Loan, the sum of the Unpaid Principal Balance advanced to or on behalf of the Mortgagor on the Purchase Date plus the related Construction Holdback Amount for such Dutch Loan. With respect to each Non-Dutch Loan, the Unpaid Principal Balance advanced to or on behalf of the Mortgagor on the Purchase Date (which, for the avoidance of doubt, shall not include any Additional Draw Amounts which have not yet been funded as of such Purchase Date).

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Payments”: With respect to any Underlying Asset, all payments of interest, including default interest, received from time to time.

“Interim Servicer”: With respect to any Underlying Asset, any interim servicer servicing such Underlying Asset for an interim period together with its permitted successors and assigns; provided, that the interim servicing period for which such Interim Servicer shall service such Purchased Asset shall terminate on the earlier of (i) the transfer of servicing of such Underlying Asset to Servicer and (ii) sixty (60) days following such Underlying Asset becoming subject to a Transaction, or such longer period approved in writing by Buyer in its discretion if a servicer other than Servicer is interim servicing or sub-servicing such Underlying Asset.

“Internal Control Event”: Fraud that involves management or other employees who have a significant role in, the internal controls of any Seller, any Trust, or Guarantor over financial reporting.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Liquidated Asset”: (i) A Mortgage Loan that has been sold or refinanced or was subject to a short sale or with respect to which the Mortgaged Property has been sold or (ii) an REO Property that has been sold.

“Liquidation Proceeds”: With respect to any Underlying Asset that becomes a Liquidated Asset, all proceeds and other amounts received on account of the liquidation or other disposition of such Underlying Asset, including all cash amounts received by the applicable Trustee on behalf of the related CLT, a DST, or the Servicer, as applicable, in connection with: (i) the liquidation of Mortgaged Property related to an Underlying Asset or other collateral constituting security for such Underlying Asset, through trustee’s sale, foreclosure sale, disposition or otherwise (other than any portion thereof required to be released to the related Mortgagor), and (ii) the realization upon any deficiency judgment obtained against a Mortgagor, if applicable.

“Liquidity”: With respect to any Person, the sum of (i) its unrestricted cash, plus (ii) its unrestricted Cash Equivalents, plus (iii) the aggregate amount of unused capacity available to such Person (taking into account applicable haircuts) under financing facilities for which such Person has unencumbered eligible collateral to pledge thereunder, plus (iv) net equity value of whole pool agency securities.

“Loan Agreement”: With respect to any Single-Property Rental Hold Loan or a Multi-Property Rental Hold Loan, the related loan agreement entered into between the originator of such Mortgage Loan (or any successor mortgagee) and the related Mortgagor, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Loan Documents”: With respect to any Underlying Mortgage Loan, the related Loan Agreement and each other “Loan Document” (or other similar term) as such term is defined in such Loan Agreement (or any other document entered into by the related Mortgagor or any sponsor thereof in connection with such Loan Agreement), all of which shall be included in the related Asset Documents to be delivered to Custodian pursuant to the terms of the applicable Custodial Agreement.

“Low-FICO RTL Loan”: The meaning set forth in the Addendum.

“Low-FICO Single-Property Rental Hold Loan”: The meaning set forth in the Addendum.

“LTC”: The meaning set forth in the Addendum.

“LTV”: With respect to any Mortgage Loan, the ratio of the outstanding principal amount of such Mortgage Loan as of the Purchase Date to the BPO of the Mortgaged Property.

“Manufactured Home”: Any dwelling unit built on a permanent chassis and attached to a permanent foundation system.

“Market Disruption Event”: Any event or events that, in the determination of Buyer, results in (a) a significant deterioration of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by Mortgage Loans or REO Property from the status of such markets on the Effective Date, (b) Buyer’s not being able to finance Mortgage Loans or REO Property through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events, (c) Buyer not being able to sell securities backed by Purchased Assets at prices that would have been reasonable prior to the occurrence of such event or events, or (d) the imposition of a foreclosure moratorium or regulatory changes, the effect of which would be to materially impair Buyer’s ability to realize on the Purchased Assets.

“Market Value”: As of any date, (x) for any Purchased Asset, the aggregate value of the related Underlying Assets, and (y) for any Underlying Asset, the value of such Underlying Asset as of the related Purchase Date, in each case including the related Servicing Rights and outstanding Servicing Advances, at which such Underlying Asset could be sold in its entirety to a single third-party purchaser, as determined by Buyer, taking into account the fact that the Purchased Asset or Underlying Asset may be sold under circumstances in which a Seller is in default under this Agreement. Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer; provided, that Buyer agrees to determine the Market Value of any Purchased Asset or Underlying Asset in a manner similar to other similarly situated sellers. Each Seller acknowledges that Buyer’s determination of Market Value is for the limited purpose of determining the value of Purchased Assets and Underlying Assets that are subject to Transactions hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Purchased Assets or Underlying Assets achieved by obtaining competing bids in an orderly market in which the originator or servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary asset and servicing due diligence. Notwithstanding anything else in this definition, the Market Value shall be deemed to be zero with respect to each Purchased Asset and Underlying Asset (or, in the case of clause (e) of this definition, solely with respect to the portion of such Underlying Asset that exceeds the applicable Sub-Limit) with respect to which:

(a)          the requirements of the definition of Eligible Mortgage Loan, Eligible Property (Rental Hold) or Eligible REO Property are not satisfied, as determined by Buyer;

(b)          the related Seller fails to repurchase such Purchased Asset by the Repurchase Date;

(c)          all Asset Documents have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement;

(d)          any material Asset Document has been released from the possession of Custodian under the Custodial Agreement to the related Seller or Servicer for more than twenty (20) days (unless Custodian has received an attorney bailee letter with respect thereto);

(e)          the Underlying Asset exceeds the applicable Sub-Limit;

(f)           the related Seller or Servicer fails to deliver any reports required hereunder where such failure materially adversely affects Buyer’s ability to determine Market Value of such Purchased Asset or Underlying Asset; or

(g)          (i) there is a material exception in the trust receipt or bailee letter that has not been expressly waived by Buyer, or (ii) Buyer has not received a trust receipt or bailee letter.

“Material Adverse Effect”: The occurrence of any of the following events: (a) a material adverse change in, or a material adverse effect upon, the property, assets, business, operations or financial condition of any Relevant Party as a whole, (b) a material impairment of the ability of any Seller and Guarantor to perform under any Repurchase Agreement or to avoid any Event of Default or (c) a material adverse effect upon the validity, legality, binding effect or enforceability of any Repurchase Document with respect to any Relevant Party or security interest granted hereunder or thereunder against any Relevant Party.

“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maximum Aggregate Purchase Price”: The meaning set forth in the Addendum, which definition is incorporated by reference herein.

“Maximum Loan Balance”: With respect to each Dutch Loan, the Initial Principal Balance which is permitted to be borrowed by the related Mortgagor pursuant to the related Mortgage Loan Documents. With respect to each Non-Dutch Loan, the sum of the Initial Principal Balance and the sum of all Additional Draw Amounts which is permitted to be borrowed by the related Mortgagor pursuant to the related Mortgage Loan Documents (which includes both funded and unfunded amounts).

“MERS”: Mortgage Electronic Registration Systems, Inc.

“MERS Loan”: Any Mortgage Loan as to which the related Mortgage or assignment of mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note, and which is identified as a MERS Loan on the related Mortgage Loan Schedule.

“Mixed-Use Property”: A building that is partially (greater than 50% by square feet) intended for residential use (multifamily or condo) and partially (the remainder) for commercial use.

“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Interest Rate”: The rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Loan”: Any fixed rate or adjustable rate and closed-end home equity one-to-four-family residential mortgage loan, closed end line of credit that is current (including modified loans), delinquent, and/or in the process of foreclosure, and secured by a first Lien Mortgage, which the Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, the related Mortgage and all other Asset Documents and (ii) all right, title and interest of a Trustee on behalf of the related CLT or a DST, as applicable, in and to the Mortgaged Property covered by such Mortgage.

“Mortgage Loan Schedule”: With respect to any Transaction as of any date, a mortgage loan schedule in the form of either (a) Exhibit F attached hereto or (b) the Asset Tape (including the information set forth on Exhibit F attached hereto) relating to the Mortgage Loans.

“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Mortgage Loan.

“Mortgaged Property”: The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of, or converted into REO Property in satisfaction of, the indebtedness evidenced by a Mortgage Note.

“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder or, with respect to any Rental Hold Loan, the related principal/sponsor(s).

“Multiemployer Plan”: A multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which any Seller, Guarantor or any ERISA Affiliate has made during the preceding five years, or is required to make contributions or has any liability.

“Multi-Family Property”: The meaning set forth in the Addendum.

“Multi-Property Rental Hold Loan”: A Mortgage Loan as to which the related Mortgaged Property is used for residential rental purposes that (i) is evidenced by a Loan Agreement and a Mortgage Note, the forms of which have been approved by Buyer, (ii) is secured by Mortgages on two or more non-owner-occupied one- to four-family residential properties, condominiums, units in a planned unit development or a de minimis planned unit development, townhouses, Multi-Family Properties or Mixed-Use Properties, and (iii) was made to the related Mortgagor for investment purposes.

“Negative Amortization”: The portion of interest accrued at the Mortgage Interest Rate in any month that exceeds the monthly payment on the related Mortgage Loan for such month and, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

“Net Asset Value”: The meaning set forth in the Addendum.

“No Ratio Loan”: A Mortgage Loan that has not been underwritten based on the related Mortgaged Property’s cash flow or the underlying Mortgagor’s income.

“Non-Dutch Loan”: An Additional Draw Unfunded Loan (which shall include a Ground-Up Construction Mortgage Loan) for which, as of any date of determination, the amount of interest due and payable from the Mortgagor is calculated in reference to the related Unpaid Principal Balance of the Mortgage Loan (which, for the avoidance of doubt, shall only include any Additional Draw Amount when funded and disbursed to the Mortgagor).

“Non-QM Loan”: A Mortgage Loan (a) for which the related loan application was made on or after January 10, 2014, and (b) does not meet the criteria specified in clause (b) of the definition of “QM Loan”.

“Non-Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Other Taxes”: Any and all present or future stamp, court or documentary intangible, recording filing or similar Taxes that arise from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Repurchase Document, except any such Taxes that are imposed on an assignment by a jurisdiction with respect to which Buyer has a present or former connection unrelated to Buyer’s participation in this transaction (other than an assignment made at the request of the applicable Seller).

“P&I Advances”: Servicing Advances made in connection with delinquent principal and Interest Payments on an Underlying Mortgage Loan.

“Parent”: R-Home Aggregator LLC.

“Participant”: Defined in Section 18.08(b).

“Participant Register”: Defined in Section 18.08.

“Party”: Defined in the preamble.

“Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“PBGC”: The Pension Benefit Guaranty Corporation.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local Taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, and (c) Liens granted pursuant to or by the Repurchase Documents.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit plan as defined in Section 3(3) of ERISA, subject to Title IV of ERISA (other than a Multiemployer Plan) in respect of which any Seller, Servicer, Guarantor or any ERISA Affiliate thereof has any liability or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be, an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement”: That certain (i) Guaranty and Pledge Agreement, dated as of the Effective Date, entered into by Trustee W on behalf of Trust W, in favor of Buyer, and (ii) Guaranty and Pledge Agreement, dated as of the Effective Date, entered into by Trustee TRS-W on behalf of Trust TRS-W, in favor of Buyer, each in form and substance acceptable to Buyer, as may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Assets”: The meaning set forth in the Pledge Agreement.

“PMI Policy”: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the Purchase Price for such Purchased Asset, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Price Differential Required Amount”: The meaning set forth in the Addendum, which definition is incorporated by reference herein.

“Pricing Margin”: The meaning set forth in the Addendum, which definition is incorporated by reference herein.

“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date following the first Purchase Date, the period commencing on such Purchase Date and ending on but excluding the Remittance Date occurring in the month following such Purchase Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset.

“Pricing Rate”: For any Pricing Period, Term SOFR for such Pricing Period plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default exists, the Pricing Rate shall be the Default Rate.

“Pricing Rate Reset Date”: (a) In the case of the first Pricing Period for any Purchased Asset other than a Future Advance Purchase, the Purchase Date for such Purchased Asset, and (b) in the case of any subsequent Pricing Period, two (2) U.S. Government Securities Business Days prior to the date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Sellers. The failure to communicate shall not impair the Buyer’s decision to reset the Pricing Rate on any date.

“Principal Payments”: For any Underlying Asset, all payments and prepayments of principal received from time to time, including insurance and condemnation proceeds and recoveries from liquidation or foreclosure.

“Purchase Agreement”: Any purchase agreement between a Depositor and any Transferor pursuant to which such Depositor purchased or acquired a Mortgage Loan or REO Property which is subsequently included as an Underlying Asset hereunder. If a Transferor under a Purchase Agreement is an Affiliate of a Seller, such Purchase Agreement shall contain a grant of a security interest in favor of such Seller and authorize the filing of UCC financing statements against the Transferor with respect to such Mortgage Loan or REO Property.

“Purchase Date”: As applicable, (i) for any Purchased Asset, the date on which such Purchased Asset is transferred by the related Seller to Buyer, (ii) the date on which Buyer funds a Purchase Price Increase with respect to additional Underlying Assets in accordance with this Agreement or (iii) any date on which there is a RTL Purchase Price Increase in connection with an Underlying Mortgage Loan that is a RTL Loan in accordance with the terms of this Agreement.

“Purchase Price”: For any Purchased Asset,

(a)            as of the Purchase Date for such Purchased Asset, that is a:

(i)           Non-QM Loan, the result of (x) the Market Value of such Underlying Asset as of such date multiplied by (y) the Applicable Percentage for such Underlying Asset;

(ii)          Rental Hold Loan, the result of (x) the lesser of (A) the Market Value of such Underlying Asset and (B) the unpaid principal balance of such Underlying Asset, in each case, as of such date, multiplied by (y) the Applicable Percentage for each such Underlying Asset;

(iii)         RTL Loan, the result of (x) the unpaid principal balance of such Underlying Asset as of such date multiplied by (y) the Applicable Percentage for such Underlying Asset; and

(b)            as of any other date, the amount described in the preceding clause (a), (i) reduced by (A) [reserved], (B) any Principal Payments or Income remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause eighth of Section 5.03(a), and (C) any payments made by Sellers in reduction of the outstanding Purchase Price, in each case before or as of such determination date with respect to such Purchased Asset, (ii) increased by the amount of any Purchase Price Increase transferred by Buyer to Sellers with respect to additional Underlying Assets related to such Purchased Asset in accordance with Section 3.01 and (iii) increased resulting from any Future Advance Purchase pursuant to Section 3.11.

“Purchase Price Decrease”: A decrease in the Purchase Price for any Purchased Asset equal to the amount of the Allocated Purchase Price of any Underlying Assets in connection with the release of such Underlying Assets from Transactions hereunder as a result of the sale or conveyance of such Underlying Assets by a Trustee on behalf of the related CLT, or a DST, as applicable, to a party other than Buyer or another trustee on behalf a CLT or a DST.

“Purchase Price Decrease Date”: The date upon which Buyer and any Seller effectuate a Purchase Price Decrease.

“Purchase Price Increase”: An increase in the Purchase Price for any Purchased Asset equal to the amount of the Allocated Purchase Price of Underlying Assets transferred by Buyer to the related Seller in connection with the acquisition of additional Underlying Assets by REO Subsidiary or a Trustee on behalf of the related CLT, or a DST, as applicable, as requested by such Seller pursuant to Section 3.01 hereof.

“Purchased Assets”: (a) For any Transaction, each Trust Certificate or Capital Stock sold by the related Seller to Buyer in such Transaction and not subsequently repurchased by such Seller, (b) for the Transactions in general, all Trust Certificates and Capital Stock sold by any Seller to Buyer and not subsequently repurchased by the related Seller and the Underlying Assets and (c) all of such Seller’s right, title and interest in and to (i) all Records, (ii) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, including but not limited to, any payments or proceeds under any related PMI Policy and hazard insurance, (iii) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (iv) the principal balance of any such Mortgage Loans, not just the amount advanced, (v) amounts and property from time to time on deposit in the Waterfall Account and the Waterfall Account itself, (vi) collection, escrow, reserve, collateral or lock-box accounts and all amounts and property from time to time on deposit therein, to the extent of such Seller’s or the holder’s interest therein, (vii) all Income and rights to receive Income and all Escrow Payments and rights to receive Escrow Payments, (viii) rights of such Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (ix) all rights to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Asset Documents or Servicing File, (x) Servicing Rights and (xi) all related contracts, collateral and supporting obligations of any kind; provided, that (A) Purchased Assets shall not include any obligations of the related Seller or any Retained Interests, (B) Purchased Assets shall not include any Holdback Amounts or Construction Holdback Amounts and (C) for purposes of the grant of security interest by the related Seller to Buyer and the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xi).

“QM Loan”: A Mortgage Loan for which (a) the related loan application was made on or after January 10, 2014, and (b) such Mortgage Loan (i) is a “qualified mortgage” within the meaning of Section 1026.43(e)(2) of 12 C.F.R. Part 1026 (“Regulation Z”) without reference to Section 1026.43(e)(4), (5), (6) or (f) of Regulation Z, (ii) complies with the total points and fees limitations for a qualified mortgage set forth in Section 1026.43(e)(3) of Regulation Z (including the inflation adjustments provided for in Section 1026.43(e)(3)(ii) of Regulation Z), (iii) only includes a prepayment penalty permitted by Section 1026.43(g) of Regulation Z, (iv) does not provide for a balloon payment or have a term exceeding 30 years and (v) satisfies the “consider” and “verify” underwriting requirements set forth in Section 1026.43(e)(2)(v).

“Qualified Insurer”: An insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

“Ramp-Up Period”: Any of the following periods (i) the period commencing on the initial Purchase Date and ending on the earlier of (x) one hundred eighty (180) days following the initial Purchase Date and (y) the last calendar day of the Pricing Period in which the Aggregate Purchase Price first equals one hundred million dollars ($100,000,000) and (ii) the period commencing on the date of the closing of any Securitization Transaction and ending on the date that is thirty (30) days after such date.

“Records”: All instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Sellers or any other Person with respect to a Purchased Asset or related Underlying Assets. Records shall include the Mortgage Notes, Mortgages and other Asset Documents, the Servicing Files, any servicing records, the credit files related to each Underlying Asset and any other instruments necessary to document, service or manage such Underlying Asset.

“Register”: Defined in Section 18.08.

“Rehab Property”: A Mortgaged Property related to a Construction Mortgage Loan, which is subject to renovation or other construction.

“REIT”: A Person satisfying the conditions and limitations set forth in Section 856(b) and 856(c) of the Code which are necessary to qualify such Person as a “real estate investment trust,” as defined in Section 856(a) of the Code.

“Related Credit Enhancement”: Defined in Section 11.01(d).

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property.

“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Party”: Any Seller Party or Guarantor, or all of them, as the context shall require.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“Remittance Date”: The Business Day that is two Business Days prior to each Distribution Date, or such other day as is mutually agreed to by Sellers and Buyer.

“Rental Hold Loan”: A (i) Multi-Property Rental Hold Loan and/or (ii) a Single-Property Rental Hold Loan, as the context may require.

“REO Aging”: With respect to any REO Property, the number of days elapsed following the related Purchase Date on which such REO Property became subject to a Transaction.

“REO Deed”: With respect to each Underlying REO Property acquired by an REO Subsidiary, the instrument or document required by the law of the jurisdiction in which the Underlying REO Property is located to convey fee title.

“REO Property”: Any Mortgaged Property for which a foreclosure sale, acquisition by deed in lieu of foreclosure or other comparable conversion has occurred.

“REO Property Schedule”: With respect to any Transaction as of any date, a hard copy or electronic schedule in the form of either (a) Exhibit G attached hereto or (b) the Asset Tape (including the information set forth on Exhibit G attached hereto) relating to the Underlying REO Property.

“REO Property Summary”: A written summary with respect to each Underlying REO Property, which shall include: (i) the date such property became an REO Property and (ii) the status of the REO Property as of the report date.

“REO Subsidiary”: (i) R-Home REO TRS-W LLC, a Delaware limited liability company and (ii) each other wholly-owned subsidiary of a Seller which owns Underlying REO Property, all of the Capital Stock of which has been sold to Buyer pursuant to a Transaction.

“REO Subsidiary Assignment Agreement”: An Assignment and Assumption Agreement between a Seller and an REO Subsidiary pursuant to which REO Subsidiary has acquired and shall acquire REO Property.

“Reportable Event”: Any event set forth in Section 4043(c) of ERISA, other than an event as to which the 30-day notice period is waived.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by any Relevant Party in any Repurchase Document (including those contained in Schedules 1-A, 1-B, 1-C and 1-D, but excluding any Representation Exceptions) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made or deemed made, without regard to any Knowledge or lack of Knowledge thereof by such Person and without regard to any qualification, representation or warranty relating to such Knowledge or lack of Knowledge.

“Representation Exceptions”: A written list prepared by any Seller specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedules 1-A, 1-B, 1-C and 1-D) which are not satisfied with respect to an Underlying Asset or Purchased Asset, which list may be attached to the related Confirmation.

“Repurchase Date”: As defined in the Addendum.

“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Addendum, the Guarantee Agreement, the Pledge Agreement, each Residual Pledge Agreement, all Confirmations, each Servicing Agreement, each Servicer Letter Agreement in respect of any Underlying Asset, each Trust Agreement with respect to each Underlying Trust, each Seller’s Power of Attorney, the Electronic Tracking Agreement, each Account Control Agreement, each Servicer Account Control Agreement, the Genesis Intercreditor Agreement, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”: All due and unpaid obligations of Sellers to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Sellers to Buyer arising under or in connection with the Repurchase Documents, whether now existing or hereafter arising, and all interest and fees related to the Repurchase Documents and that accrue after the commencement by or against any Seller, Guarantor or any Affiliate of Seller or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, and (c) any accrued and unpaid fees, and expenses and indemnity amounts and any other amounts owed by Sellers, Guarantor or Affiliates thereof to Buyer under this Agreement, any Repurchase Document or otherwise with respect to such Purchased Asset.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Residual Pledge Agreement”: That certain Pledge Agreement, dated as of the Effective Date, made by Rithm Loan Aggregation Trust, in favor of Buyer, as the same may be amended, supplemented or otherwise modified from time to time.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person’s Governing Documents.

“Retained Interest”: (a) With respect to any Purchased Asset and the related Underlying Assets, (i) all duties, obligations and liabilities of the related Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset and Underlying Assets, and (iii) if any portion of the Indebtedness related to such Purchased Asset or related Underlying Assets is owned by another lender or is being retained by such Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset or Underlying Asset with an unfunded commitment on the part of such Seller, all obligations to provide additional funding, contributions, payments or credits.

“Revolving Period”: The period beginning on the Effective Date and ending on the earlier to occur of (i) the Facility Termination Date or (ii) the date on which an Event of Default occurs hereunder.

“RTL Loan”: A Mortgage Loan (i) which is evidenced by a Loan Agreement and Mortgage Note, (ii) each Advance under which is secured by a Mortgage on one or more non-owner occupied Mixed-Use Property, Multi-Family Property or other Mortgaged Property, (iii) which is made to the related Mortgagor for investment purpose, (iv) which is revolving or non-revolving and (v) which is originated for the purpose of acquiring rental properties or renovating properties for sale.

“RTL Purchase Price Increase”: An increase in the Purchase Price for a RTL Loan, resulting from an additional Advance that is made by Seller to the related Mortgagor under such Underlying Mortgage Loan to fund construction draws that results in a Future Advance Purchase.

“S&P”: S&P Global Ratings, a division of S&P Global Inc. or, if S&P Global Ratings is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sanction” or “Sanctions”: Individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over a Seller or Guarantor or any of their Affiliates.

“Sanctioned Target”: Any Person, group, sector, territory, or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

“Securitization Transaction”: The issuance of securities backed directly or indirectly by residential mortgage loans in a transaction sponsored by a Person that is the Guarantor or a wholly-owned Subsidiary of Guarantor.

“Seller” and “Sellers”: Defined in the preamble of this Agreement.

“Seller Party”: Any Seller, any REO Subsidiary, any Trustee on behalf of a CLT, any DST, or any of them, as the context shall require.

“Seller’s Power of Attorney”: Defined in Section 18.19.

“Servicer”: Each of Genesis, FCI and Shellpoint, acting through one or more of its Affiliates, together with its permitted successors and assigns, and any other servicer mutually agreed to by Buyer and Sellers in writing; provided that, for the avoidance of doubt, “Servicer” shall not include any Interim Servicer.

“Servicer Account Control Agreement”: Each account control agreement entered into with respect to each Servicing Account.

“Servicer Letter Agreement”: Each side letter agreement or servicer notice to be entered into among Buyer, Sellers, each Trustee on behalf of the related Trust, REO Subsidiary and a Servicer, in the form attached hereto as Exhibit B hereof or such other form that is acceptable to Buyer.

“Servicer Remittance Date”: As defined in each Servicing Agreement.

“Servicer Termination Event”: With respect to any Servicer, the occurrence of any of the following: (i) any event of default under the Servicing Agreement (however so defined); (ii) any material breach by such Servicer of the Servicer Letter Agreement; (iii) an Insolvency Event with respect to the Servicer; or (iv) an Event of Default.

“Servicing Account”: An account established by the Servicer subject to an Account Control Agreement.

“Servicing Advances”: Any advances (including existing P&I Advances, Escrow Advances, and Corporate Advances and all future Corporate Advances and Escrow Advances) by the Servicer, which advances shall be owned by the owner of the Eligible Asset, and to the extent advanced by Servicer shall be reimbursed by the owner of the Eligible Asset pursuant to the terms of the related Servicing Agreement. For the avoidance of doubt, the rights of the applicable Servicer to reimbursement are a contractual right derived solely from the related Servicing Agreement.

“Servicing Agreement”: (i) That certain Reconstituted Servicing Agreement, dated as of November 24, 2025, by and among the Buyer, Guarantor, Sellers, Trustee W on behalf of Trust W, Trustee TRS-W on behalf of Trust W, the REO Subsidiaries and Shellpoint, as servicer, as the same may be amended from time to time, (ii) that certain Reconstituted Servicing Agreement, dated on or about November 24, 2025, by and among the Buyer, Guarantor, Sellers, Trustee W on behalf of Trust W, Trustee TRS-W on behalf of Trust TRS-W, the REO Subsidiaries and Genesis, as servicer, as the same may be amended from time to time, (iii) that certain Servicing Agreement, dated as of December 20, 2021, between Genesis, as owner, and FCI, as servicer, as the same may be amended from time to time and (iv) any other servicing agreement with a Servicer in form and substance reasonably acceptable to Buyer, as the same may be amended from time to time.

“Servicing File”: With respect to any Underlying Asset, the file retained and maintained by the related Seller or the related Servicer including the originals or copies of all Asset Documents and other documents and agreements relating to such Underlying Asset, including to the extent applicable all servicing agreements, files, documents, records, data bases, Asset Tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Underlying Asset, which file shall be held by the related Seller and/or related Servicer for and on behalf of Buyer.

“Servicing Rights”: All right, title and interest of any Relevant Party or any Affiliate thereof in and to any and all of the following: (a) rights to service and collect and make all decisions with respect to the Underlying Assets, (b) amounts received by the Sellers or any other Person for servicing the Underlying Assets, (c) late fees, penalties or similar payments with respect to the Underlying Assets, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of the Underlying Assets, and rights of Sellers or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Underlying Assets, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Underlying Assets, and (g) accounts and other rights to payment related to the Underlying Assets.

“Shellpoint”: NewRez LLC.

“Single-Property Rental Hold Loan”: A Mortgage Loan where the related Mortgaged Property is used for residential rental purposes, and which (i) is evidenced by a Loan Agreement and a Mortgage Note, the forms of which have been approved by Buyer in writing, (ii) secured by a Mortgage on a single non-owner- occupied one- to four-family residential property, condominium, unit in a planned unit development or a de minimis planned unit development, townhouse, Multi-Family Property or Mixed-Use Property, and (iii) made to the related Mortgagor for investment purposes.

“SOFR”: With respect to any Business Day, a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Structural Agreement”: Each of each Assignment Agreement, each Trust Agreement, each Servicing Agreement, and each other agreement entered into by any Relevant Party, in each case, to the extent related to or otherwise affecting (x) the creation, organization, governance or administration of any REO Subsidiary or any Underlying Trust, (y) the acquisition, management, liquidation or disposition of any Underlying Asset or Purchased Asset, or (z) the structure of or nature of the facility being provided to Seller hereunder and the rights of Buyer hereunder. For the avoidance of doubt, Asset Documents are not Structural Agreements.

“Sub-Limit”: As defined in the Addendum.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Taxes”: Any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR”: For any Pricing Period, the Term SOFR Reference Rate for a one-month tenor on the Pricing Rate Reset Date, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Pricing Rate Reset Date, the Term SOFR Reference Rate for a one month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one month tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Pricing Rate Reset Date; provided, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion).

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Termination Date”: The later to occur of (i) the Facility Termination Date, or (ii) the date on which all Repurchase Obligations have been irrevocably satisfied in full.

“Top State”: The state in which the highest concentration (by aggregate Purchase Price) of Mortgaged Properties, in the aggregate, related to the Purchased Assets is located.

“Transaction”: With respect to any Purchased Asset, (i) the sale and transfer of such Purchased Asset from the related Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to such Seller representing the Purchase Price or any additional Purchase Price for such Purchased Asset, or (ii) the funding by Buyer to the related Seller of any Purchase Price Increase in connection with the acquisition of Eligible Mortgage Loans by a Trustee on behalf of the related CLT or by a DST, as applicable, or Eligible REO Property by the REO Subsidiary.

“Transaction Request”: Defined in Section 3.01(a).

“Transferor”: The seller of a Mortgage Loan or REO Property under a Purchase Agreement.

“Trust Agreements”: (i) The Trust W Trust Agreement, (ii) the Trust TRS-W Trust Agreement (iii) the trust agreement of any additional CLT the trustee of which, acting on behalf of such CLT, becomes a party to the applicable Repurchase Documents from time to time after the Effective Date upon Buyer’s prior written consent, and (iv) the trust agreement of any DST which becomes a party to the applicable Repurchase Documents from time to time after the Effective Date upon Buyer’s prior written consent.

“Trust Certificate”: Each beneficial interest certificate issued under the related Trust Agreement representing 100% of the Trust Interests in the related Underlying Trust.

“Trust Interests”: Any and all of the beneficial interests, including units of trust interest designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code), in an Underlying Trust, including all its rights to participate in the operation or management of such Underlying Trust and all of the related Trustee’s rights to properties, assets, trust interests and distributions on behalf of such Underlying Trust under the related Trust Agreement in respect of such trust interests. “Trust Interests” also include (i) all accounts receivable arising out of the related Trust Agreement; (ii) all general intangibles arising out of the related Trust Agreement; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including with respect to proceeds, whether or not otherwise included therein, any and all contractual rights of, in, to and under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of the related Underlying Trust).

“Trust TRS-W”: R-Home Pass-Through Trust TRS-W, a New York common law trust.

“Trust TRS-W Trust Agreement”: That certain Pass-Through Trust Agreement, dated as of the Effective Date, among Guarantor, TRS-W Seller and Trustee W, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust W”: R-Home Pass-Through Trust W, a New York common law trust.

“Trust W Trust Agreement”: That certain Pass-Through Trust Agreement, dated as of the Effective Date, among Guarantor, W Seller and Trustee W, as the same may be amended, supplemented or otherwise modified from time to time.

“Trustee TRS-W”: U.S. Bank Trust Company, National Association, not in its individual capacity but solely as trustee of Trust TRS-W.

“Trustee W”: U.S. Bank Trust Company, National Association, not in its individual capacity but solely as trustee of Trust W.

“Trustees”: Collectively, Trustee W and Trustee TRS-W and any successor trustee thereof and any other trustee under a Trust Agreement which is (a) a national bank and (b) not an Affiliate of any Seller, Servicer or Guarantor.

“U.S. Bank Custodial Agreement”: The meaning set forth in the definition of “Custodial Agreement”.

“U.S. Tax Compliance Certificate”: Defined in Section 12.06.

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underlying Assets”: Collectively, Underlying Mortgage Loans and Underlying REO Property.

“Underlying Mortgage Loans”: Any Mortgage Loan (i) as to which the bare legal title is owned or acquired by a Trustee on behalf of the related CLT or by a DST, as applicable, (ii) as to which 100% of the economic and beneficial interests in such Mortgage Loan is evidenced by the applicable Trust Certificate, and (iii) that is used to calculate the Purchase Price for the related Transaction on the related Purchase Date.

“Underlying Obligor”: Individually and collectively, as the context may require, the Mortgagor and other obligor or obligors under a Mortgage Loan, including (i) any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Asset Documents relating to a Mortgage Loan.

“Underlying REO Property”: Any REO Property underlying a Purchased Asset.

“Underlying Trust”: A New York common law trust or Delaware statutory trust, as applicable, 100% of the Trust Interests in which is represented by a Trust Certificate issued to and owned by a Seller, and sold to Buyer in a Transaction, which, as of the Effective Date, includes (i) Trust W, (ii) Trust TRS-W, (iii) any additional CLT the trustee of which, acting on behalf of such CLT, becomes a party to the applicable Repurchase Documents from time to time after the Effective Date upon Buyer’s prior written consent, and (iv) any additional DST which becomes a party to the applicable Repurchase Documents from time to time after the Effective Date upon Buyer’s prior written consent.

“Underwriting Guidelines”: The standards, procedures and guidelines of Guarantor for underwriting and acquiring Mortgage Loans, which are set forth in the written policies and procedures of such Guarantor, which have previously been provided and such other guidelines as are identified and approved in writing by Buyer.

“Underwriting Package”: All of the following with respect to each Purchased Asset, to the extent applicable and available (redacted to protect confidential information, as applicable):

(a)            all Asset Documents required to be delivered to Custodian under Section 3 of the U.S. Bank Custodial Agreement and Section 2 of the DBNTC Custodial Agreement;

(b)            all Mortgage Loan Schedules and REO Property Schedules; and

(c)            all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the Purchase Agreement, including, to the extent received (i) an appraisal, (ii) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, and other due diligence materials prepared by or on behalf of or delivered to Seller, (iii) such further documents or information as Buyer may request, (iv) any and all agreements, documents, reports, or other information received or obtained in connection with the origination or acquisition of each Underlying Asset, and (v) any other material documents or reports concerning each Underlying Asset prepared or executed by any Relevant Party.

“Unpaid Principal Balance”: As of any date of determination with respect to any (i) Dutch Loan, the Initial Principal Balance minus any principal payments received and applied on or prior to such date of determination to reduce such Initial Principal Balance and (ii) Non-Dutch Loan, the Initial Principal Balance plus any Additional Draw Amounts released to the Mortgagor as of such determination pursuant to the Servicing Agreement and the related Mortgage Loan Documents, minus any principal payments received and applied on or prior to such date of determination to reduce such principal balance.

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“Waterfall Account”: The separate trust account established by Buyer and maintained pursuant to this Agreement for the benefit of Buyer, into which all Income on or in respect of the Purchased Assets and Underlying assets shall be deposited by an Interim Servicer or Servicer, as applicable. The Waterfall Account shall be established at the Account Bank with the account number to be provided by Buyer after the Effective Date.

Section 2.02         Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s permitted successors, substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing, in printed or electronic form, unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Sellers, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference in any Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive.

Article 3
THE TRANSACTIONS

Section 3.01         Procedures.

(a)          From time to time during the Revolving Period, but not more frequently than twice per month, any Seller may request Buyer to enter into a proposed Transaction to purchase Eligible Assets or fund a Purchase Price Increase in respect of one or more Purchased Assets by sending Buyer a notice substantially in the form of Exhibit H (“Transaction Request”), at least five (5) Business Days prior to the proposed Purchase Date, (i) describing the Transaction and each proposed Eligible Asset and related Underlying Assets to be purchased by Buyer, or in connection with a Purchase Price Increase, the related Underlying Assets proposed to be conveyed to the related Trustee on behalf of the related CLT or to the related DST, as applicable, and other security therefor in reasonable detail, (ii) transmitting a complete Underwriting Package for each proposed Eligible Asset and related Underlying Assets, and (iii) specifying which (if any) of the representations and warranties of such Seller set forth in this Agreement (including those contained in Schedules 1-A, 1-B, 1-C and 1-D) such Seller will be unable to make with respect to such Underlying Assets or Purchased Assets. The related Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer. Buyer shall conduct such review of the Underwriting Package and each such Eligible Asset and Underlying Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Eligible Assets or fund a Purchase Price Increase in respect of additional Underlying Assets pursuant to the terms and conditions hereunder. This Agreement is not a commitment by Buyer to enter into Transactions with the Sellers or to fund Purchase Price Increases but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller and to fund Purchase Price Increases. Sellers hereby acknowledge that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement; provided that each Transaction shall be committed once funded. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by the related Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Eligible Asset or fund a Purchase Price Increase in respect of additional Underlying Assets notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach regarding any representations and warranties set forth in Schedule 1-A, 1-B, 1-C or 1-D related to any Underlying Asset or Purchased Asset, or any Underlying Asset is no longer an Eligible Mortgage Loan or Eligible REO Property, as applicable, the Market Value of such Underlying Asset or Purchased Asset may be reduced to zero at Buyer’s sole discretion.

(b)          Buyer shall give the related Seller notice of the date when Buyer has received a complete Underwriting Package and supplemental materials. Buyer shall endeavor to communicate in writing to the related Seller a preliminary non-binding determination of whether or not it is willing to purchase any or all of such Eligible Assets or fund any Purchase Price Increase within four (4) Business Days after such date, and if its preliminary determination is favorable, by what date Buyer expects to communicate to such Seller a final non-binding indication of its determination. If Buyer has not communicated in writing, its final non-binding indication to the related Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Eligible Asset or fund such Purchase Price Increase.

(c)          If Buyer communicates to the related Seller a final non-binding determination that it is willing to purchase any or all of such Eligible Assets or fund any Purchase Price Increase, such Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Eligible Asset and Underlying Asset and the proposed Purchase Date, Market Value (as provided by Buyer), Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require and agreed to by such Seller. If Buyer requires changes to the preliminary Confirmation, the related Seller shall make such changes and re-execute the preliminary Confirmation. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to the related Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Eligible Asset or funding of a Purchase Price Increase on such terms and conditions consistent herewith shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, or (ii) be obligated to purchase an Eligible Assets or fund any Purchase Price Increase notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer. For the avoidance of doubt, once (A) Buyer has executed a Confirmation and delivered the Confirmation to the related Seller, (B) Buyer has funded the Transaction, (C) the related Seller has fully funded its portion of the Purchase Price, to the extent applicable, and (D) the Purchased Asset, Underlying Assets and related Asset Documents have been delivered in accordance with the provisions of this Agreement and the Custodial Agreement, then such Confirmation shall evidence (i) Buyer’s approval of the Purchased Assets and related Underlying Assets on the related Purchase Date and each Underlying Asset shall remain an Eligible Mortgage Loan or Eligible REO Property unless and until Buyer determines that such Underlying Asset does not satisfy the requirements of an Eligible Mortgage Loan (other than clause (c)(vi) of the definition of Eligible Mortgage Loan) or an Eligible REO Property (other than clause (c)(ii) of the definition of Eligible REO Property) and (ii) Buyer’s written agreement to be bound by the provisions of such Confirmation.

(d)          Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to a Purchased Asset or an Underlying Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by the related Seller and executed by the Parties.

(e)          The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Purchased Asset or Underlying Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Purchased Asset is not an Eligible Asset or such Underlying Asset is not an Eligible Mortgage Loan or Eligible REO Property, as applicable.

(f)           No Transaction shall be entered into if (i) any Default or Event of Default exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Facility Termination Date, or (iii) after giving effect to such Transaction, the Aggregate Purchase Price then outstanding would exceed the Maximum Aggregate Purchase Price.

(g)          Each Trust Certificate purchased by Buyer hereunder shall, as of any date, (i) represent 100% of the then current Trust Interests in the related Underlying Trust and (ii) for all intents and purposes hereunder, represent Buyer’s indirect ownership (other than for tax purposes) of 100% of all the related Underlying Assets. All Capital Stock of an REO Subsidiary purchased by Buyer hereunder shall, as of any date, (i) represent 100% of the Equity Interests of such REO Subsidiary and (ii) for all intents and purposes hereunder, represent Buyer’s indirect beneficial ownership of 100% of all the related Underlying Assets. For the sake of clarity, the Purchase Price for any Purchased Asset as of any Purchase Date shall be calculated with respect to the related Underlying Assets that are then owned by a Trustee on behalf of the related CLT, a DST or an REO Subsidiary, as applicable, as of such Purchase Date. Similarly, the calculation of Market Value, Price Differential, Repurchase Price or any other valuations of all or a portion of the Purchased Assets shall be with respect to the related Underlying Assets, the beneficial ownership interests in which are then allocated to a Trustee on behalf of the related CLT, a DST or an REO Subsidiary as the context may require.

(h)          A Seller may, at any time by sending a Transaction Request (which shall designate the Underlying Asset to be released from a Transaction hereunder) to Buyer at least one (1) Business Day prior to the requested Purchase Price Decrease Date, request a Purchase Price Decrease and obtain the release of the related Underlying Asset. Such Seller shall remit or cause to be remitted to Buyer the Allocated Purchase Price in connection with such Purchase Price Decrease in accordance with Buyer’s wire instructions not later than 3:00 p.m. on the Purchase Price Decrease Date. Buyer shall apply such Allocated Purchase Price to reduce the Aggregate Purchase Price. In addition, Buyer shall be deemed to have simultaneously released its security interest in such Underlying Asset, shall permit the related Seller to remove such Underlying Asset from an Underlying Trust or REO Subsidiary, and shall authorize the Custodian to release to such Seller the Asset Documents for such Underlying Asset and, to the extent any UCC financing statement filed against such Seller specifically identifies such Underlying Asset, Buyer shall promptly deliver an amendment thereto or termination thereof evidencing the release of such Underlying Asset from Buyer’s security interest therein. Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of an uncured Default or Event of Default, the related Seller may not effect a Purchase Price Decrease with respect to any Underlying Asset without Buyer’s written consent.

(i)           On each Purchase Date, (i) the related Seller shall, with respect to Eligible Assets that will be delivered or held in definitive, certificated form, deliver to Buyer the original of the relevant certificate with respect to the related Eligible Assets registered in the name of Buyer, and (ii) with respect to Eligible Assets that will be delivered or held in uncertificated form and the ownership of which is registered on books maintained by the issuer thereof or its transfer agent, such Seller shall cause the registration of such security or other item of investment property in the name of Buyer and, at the request of Buyer, shall take such other and further steps, and shall execute and deliver such documents or instruments necessary in the opinion of Buyer, to effect and perfect a legally valid delivery of the relevant interest granted therein to Buyer hereunder; provided that any security interest in the Related Credit Enhancement shall be perfected only to the extent a security interest therein can be perfected by the filing of a UCC financing statement or by possession, as applicable. Unless otherwise instructed by Buyer, any delivery of a security or other item of investment property in definitive, certificated form shall be made to Buyer in accordance with Buyer’s instructions. Any delivery of a Purchased Asset in accordance with this subsection, or any other method acceptable to Buyer, shall be effected in a manner sufficient to cause Buyer to be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the Purchased Assets and, if the Transaction is recharacterized as a secured financing, to have a perfected first priority security interest therein. No Purchased Assets, whether certificated or uncertificated, shall (i) remain in the possession of the related Seller, or (ii) remain in the name of the related Seller or any of its respective agents, or in any account in the name of such Seller or any of its respective agents.

(j)           Buyer shall be entitled to exercise any and all voting and corporate rights with respect to the Purchased Assets, including without limitation the right to direct any Trustee, relating to any Purchased Asset. Notwithstanding the foregoing clause, Buyer hereby grants the related Seller a revocable license to (i) direct any Trustee relating to any Purchased Asset, and (ii) vote on any matter, subject however to the terms and conditions of this Agreement, and (iii) with respect to any Capital Stock, to cause the related REO Subsidiary to direct the related Servicer under the related Servicing Agreement; provided, however, that no vote shall be cast or right exercised or other action taken that would, as determined by Buyer, impair, reduce the value of or otherwise adversely affect the Purchased Assets or that would be inconsistent with or result in any violation of any provision of this Agreement or any other Repurchase Document or the Guarantee Agreement; provided, further, that such license shall be automatically revoked upon the occurrence and continuance of any Default or Event of Default hereunder. Without the prior consent of Buyer, the related Seller shall not (i) vote to enable, or take any other action to permit any related Underlying Trust or REO Subsidiary to issue any equity interests of any nature or to issue any other equity interests convertible into or granting the right to purchase or exchange for any equity interests of such Underlying Trust or REO Subsidiary, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, a Trust Certificate or Capital Stock, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, Trust Certificates or Capital Stock or any interest therein, except for the Lien provided for by this Agreement, or (iv) enter into any agreement (other than this Agreement) or undertaking restricting the right or ability of such Seller to sell, pledge, assign or transfer any Trust Certificate or Capital Stock.

(k)          Each Seller hereby agrees to pay all reasonable costs and expenses incurred by any party (including reasonable and documented out-of-pocket attorney’s fees and expenses) in connection with any registration of a Purchased Asset in the name of Buyer and any ultimate re-registration of a Purchased Asset in the name of such Seller, if applicable.

Section 3.02         Transfer of Purchased Assets; Servicing Rights.

(a)          On the Purchase Date for each Purchased Asset or Underlying Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee (other than for tax purposes) against the simultaneous transfer of the Purchase Price to the account of the related Seller specified in Schedule 2 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) the related Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of such Seller’s right, title and interest (but no Retained Interests) in and to the related Purchased Assets (other than for tax purposes), together with all Servicing Rights in respect of related Underlying Assets. Subject to this Agreement, during the Revolving Period, the related Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets. Subject to the Servicing Agreements, Buyer has the right to designate the servicer and sub-servicer of the Underlying Assets in accordance with the terms of this Agreement; the Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Underlying Assets under this Agreement and, such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.

(b)          Upon the transfer of any Purchased Asset to Buyer as set forth herein and until termination of any related Transactions as set forth herein, ownership of the Trust Interests or Capital Stock, as applicable, related to such Purchased Asset and held by the related Seller shall be vested in Buyer (other than for tax purposes); provided that Buyer shall only be deemed to have all rights of such Seller (and none of the obligations of such Seller) thereunder. It is a condition precedent of each Transaction that the Trust Certificate or Capital Stock, as applicable, for each Underlying Trust and REO Subsidiary be re-registered in Buyer’s name. It is the intent of the parties that the transfers of the Trust Certificates and Capital Stock to Buyer provided for hereby shall be deemed to be “assignments” of the Trust Interests and Capital Stock and that such assignment be governed by and treated accordingly as such under the terms of the related Trust Agreements and REO Subsidiary Governing Documents.

Section 3.03         Transfers of Underlying Assets to the REO Subsidiary.

(a)          From time to time, the related Seller will direct the Trustee for the related Underlying Trust to transfer an Underlying Mortgage Loan or an Underlying REO Property from the Trustee on behalf of the related CLT or from a DST, as applicable to an REO Subsidiary, which transfer will be effected by an Assignment Agreement. Seller shall furnish a copy of each such Assignment Agreement to Buyer within five (5) Business Days of any such transfer.

(b)          To the extent that an Underlying Mortgage Loan or an Underlying REO Property related to a Purchased Asset is transferred to an REO Subsidiary in accordance with clause (a) above, a Purchase Price Increase in respect of the related Capital Stock shall be deemed to occur automatically at such time as the applicable Seller delivers the Assignment Agreement to the related Trustee transferring and assigning such Underlying Mortgage Loan or Underlying REO Property by such Trustee on behalf of the related CLT or by a DST, as applicable, to such REO Subsidiary. Each such Purchase Price Increase shall be offset against the Purchase Price for the Purchased Asset related to such Underlying Mortgage Loan or Underlying REO Property, which shall be deemed reduced by the Purchase Price Increase for such Underlying Mortgage Loan or Underlying REO Property; provided, however, a Transaction Request or Confirmation shall not be required for any such deemed Purchase Price Increase to occur. The related REO Subsidiary shall cause each Underlying REO Property to be beneficially owned in fee simple by an REO Subsidiary, the related REO Deed, when issued, to be executed in the name of such REO Subsidiary or a nominee thereof. Each such REO Deed shall be duly executed, be in recordable form in accordance with applicable law and, shall have be recorded in or delivered for recordation to the recordation office of the jurisdiction in which the Underlying REO Property is located. To the extent that the file-stamped REO Deed is in the possession or control of the REO Subsidiary, upon request from Buyer, Sellers shall cause a copy of such file-stamped REO Deed to be delivered to Buyer. Buyer acknowledges and agrees that there shall be no deadline by which the related recordation office shall be required to deliver a file-stamped REO Deed to the applicable REO Subsidiary, and that Seller shall have no obligation to cause such REO Subsidiary to deliver such copy of the file-stamped REO Deed to Buyer, upon Buyer’s request, until such time as it is received by such REO Subsidiary. Each copy of an REO Deed delivered to Buyer or its designee as part of the Asset Documents (including intervening deeds) shall be a true, correct and complete copy of the original REO Deed, and if recorded in the name of such REO Subsidiary or a nominee thereof, the original REO Deed shall be in recordable form, acceptable in all respects for recording under the laws of the jurisdiction in which the Underlying REO Property is located and shall have been delivered for recordation to the appropriate recording office. Each title commitment, “date-down” or trustee’s sale guarantee delivered to Buyer or its designee as part of the Asset Documents shall be a true, correct and complete copy of the original document. For the avoidance of doubt, receipt by Buyer of an REO Deed or a certified copy thereof shall not be a condition precedent to the funding of a Purchase Price Increase.

(c)          All costs and expenses in connection with the preparation, execution, delivery and filing or recording of any REO Deed, and any filing, transfer or recording tax or other charges with respect thereto shall be borne by Sellers and the related REO Subsidiary.

(d)          Upon transfer of an Underlying REO Property to an REO Subsidiary, Seller shall be deemed to make the representations and warranties hereto with respect to such Underlying REO Property as set forth on Schedule 1-B attached hereto.

Section 3.04         Maximum Aggregate Purchase Price. The Aggregate Purchase Price for all Purchased Assets as of any date shall not exceed the Maximum Aggregate Purchase Price. If the Aggregate Purchase Price exceeds the Maximum Aggregate Purchase Price, Sellers shall promptly pay to Buyer an amount necessary to reduce the Aggregate Purchase Price to an amount equal to or less than the Maximum Aggregate Purchase Price.

Section 3.05         Early Repurchase Date; Mandatory Repurchases. Any Seller may terminate any Transaction with respect to any or all Purchased Assets or Underlying Assets and repurchase such Purchased Assets or Underlying Assets on any date prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (a) such Seller irrevocably notifies Buyer at least five (5) Business Days before the proposed Early Repurchase Date identifying the Purchased Asset(s) or Underlying Asset(s) to be repurchased and the Repurchase Price thereof, (b) such Seller delivers a certificate from a Responsible Officer of such Seller in form and substance satisfactory to Buyer certifying that no Default or Event of Default exists or would exist as a result of such repurchase, (c) if the Early Repurchase Date is not a Remittance Date, such Seller pays to Buyer any amount due under Section 12.03, and (d) such Seller thereafter complies with Section 3.06.

In addition to other rights and remedies of Buyer under any Repurchase Document, each Seller shall promptly repurchase (i) any Purchased Asset that no longer qualifies as an Eligible Asset and any Underlying Asset that no longer qualifies as an Eligible Mortgage Loan or Eligible REO Property, in each case as determined by Buyer, and (ii) any Purchased Asset or Underlying Asset the Market Value of which is determined by Buyer to be zero.

Section 3.06         Repurchase. On the Repurchase Date for each Purchased Asset, the related Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and, so long as no Default or Event of Default has occurred and is continuing, Buyer shall transfer to such Seller such Purchased Asset, whereupon the Transaction with respect to such Purchased Asset or Underlying Asset shall terminate. So long as no Default or Event of Default has occurred and is continuing, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset and the related Underlying Assets, shall authorize Custodian to release to the related Seller the related Asset Documents and, to the extent any UCC financing statement filed against such Seller specifically identifies such Purchased Asset or Underlying Assets, upon such Seller’s request Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset and Underlying Assets from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to the related Seller, to the extent that good title was transferred and assigned by such Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens caused by Buyer’s actions. Any Income with respect to such Purchased Asset received by Buyer or Account Bank after payment of the Repurchase Price therefor shall be remitted to the related Seller. Notwithstanding the foregoing, on or before the Facility Termination Date, Sellers shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.

Section 3.07         Payment of Price Differential and Fees.

(a)          Notwithstanding that Buyer and Sellers intend that the Transactions hereunder be sales to Buyer of the Purchased Assets for all but U.S. federal and relevant state and local income and franchise tax purposes, Sellers shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Distribution Date. Buyer shall give Sellers notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect Sellers’ obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Distribution Date and, if necessary, make adjustments to the Price Differential amount due on the following Distribution Date.

(b)          If Sellers fail to pay all or part of the Price Differential by 5:00 p.m. (New York City time) on the related Distribution Date, with respect to any Purchased Asset, Sellers shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Pricing Rate until the Price Differential is received in full by Buyer.

(c)          Sellers shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement and the Addendum, which shall be due, earned and payable in full (without reduction, set-off or refund in the event of any early termination of this Agreement) by Sellers on the Effective Date.

Section 3.08         Payment, Transfer and Custody.

(a)          Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Sellers, Guarantor or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than 5:00 p.m. (New York City time) on the day when due, in immediately available Dollars and without deduction, setoff or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Sellers shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the Default Rate, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Waterfall Account shall be deposited into an account of Buyer. Sellers shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account.

(b)          Any Asset Documents not delivered to Buyer or Custodian are and shall be held in trust by the related Seller or its agent for the benefit of Buyer as the beneficial owner thereof. The related Seller or its agent shall maintain a copy of the Asset Documents and the originals of the Asset Documents not delivered to Buyer or Custodian. The possession of Asset Documents by the related Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting the related Servicer with its duties under the related Servicing Agreement. Each Asset Document retained or held by the related Seller or its agent shall be segregated on the related Seller’s books and records from the other assets of such Seller or its agent, and the books and records of such Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset, including the Underlying Assets, to Buyer on a servicing-released basis. The related Seller or its related agent shall release its custody of the Asset Documents only in accordance with written instructions from Buyer, unless such release required as incidental to the servicing of the Underlying Assets by the related Servicer is in connection with a repurchase of any Purchased Asset or the release of an Underlying Asset from a Transaction hereunder by such Seller in accordance with this Agreement and the Custodial Agreement.

Section 3.09         Repurchase Obligations Absolute. All amounts payable by the Sellers under the Repurchase Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Underlying Asset or related Mortgaged Property, (b) any Insolvency Proceeding relating to any Seller or any Underlying Obligor, or any action taken with respect to any Repurchase Document or Asset Document by any trustee or receiver of any Seller or any Underlying Obligor or by any court in any such proceeding, (c) any claim that any Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with any Seller, (e) the invalidity or unenforceability of any Purchased Asset or Underlying Asset, Repurchase Document or Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to the Sellers and the Sellers shall be jointly and severally liable for all of the Repurchase Obligations, regardless of whether such amounts relate to any individual Seller. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

Section 3.10         Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Repurchase Document. Buyer will promptly notify Sellers of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 3.11         Future Advance Purchases. From time to time during the term of this Agreement, in the event that a future advance is to be made by the Seller pursuant to the Mortgage Loan Documents with respect to a Future Advance Loan, Seller may submit to Buyer a request that Buyer transfer cash to Seller in an amount not to exceed the Applicable Percentage, multiplied by the amount of such future advance (a “Future Advance Purchase”), which Future Advance Purchase shall increase the outstanding Purchase Price for such Future Advance Loan. In connection with funding such Future Advance Purchase, Buyer may, in its sole discretion, subject to satisfaction of the below conditions, transfer cash to Seller as provided in this Section 3.11 (and in accordance with the wire instructions provided by Seller in such request) on the date requested by Seller, which date shall be no earlier than two (2) Business Days following the Business Day on which the following conditions precedent have been satisfied (or, in Buyer’s sole discretion, waived). It shall be a condition to any such Future Advance Purchase that:

(i)           the related Underlying Asset is an Eligible Mortgage Loan as of such date;

(ii)          no Default or Event of Default has occurred and is continuing or will result from the funding of such Future Advance Purchase;

(iii)         no circumstance shall exist or event have occurred resulting in a Material Adverse Effect;

(iv)         the funding of the Future Advance Purchase will not cause the aggregate outstanding Purchase Price for all Underlying Mortgage Loans to exceed the Maximum Aggregate Purchase Price;

(v)          the Future Advance Purchase will not cause the Purchase Price of the applicable Future Advance Loan to exceed any relevant Sublimit;

(vi)         Buyer shall have received, in its reasonable discretion, sufficient evidence from Seller (unless waived in writing by Buyer) of (i) of the related Mortgagor’s right to receive such funds pursuant to the terms of the related Mortgage Loan Documents which evidence may include, but is not limited to, (1) inspection form along with photographs of the work that has been completed, and (2) an estimated “cost to complete” schedule with respect to the project completion, and (ii) that sufficient construction has been completed to warrant the future advance;

(vii)        the Seller shall have demonstrated to Buyer’s reasonable satisfaction that all conditions to the future advance under the applicable Mortgage Loan Documents have been satisfied or waived; and

(viii)       prior to or simultaneously with Buyer’s funding of the Future Advance Purchase, the Seller shall have funded or caused to be funded to the Mortgagor (or to an escrow agent or as otherwise directed by the Mortgagor) the amount of such Future Advance Purchase in respect of such Future Advance Loan.

Article 4
RESERVED

Article 5
APPLICATION OF INCOME

Section 5.01         Accounts.

(a)            Reserved.

(b)            Servicing Accounts. Each Servicing Account shall be established and maintained by the related Servicer. Each Servicer shall remit all amounts on deposit in its Servicing Account in respect of the Underlying Assets to the Waterfall Account on a monthly basis on the Servicer Remittance Date, in accordance with the related Servicer Letter Agreement.

(c)         Waterfall Account.         The Waterfall Account shall be established at the Account Bank. Buyer shall have sole dominion and control (including “control” within the meaning of Section 9-104(a) of the UCC) over the Waterfall Account. Neither Sellers nor any Person claiming through or under Sellers shall have any claim to or interest in the Waterfall Account. All Income received by Sellers, any Servicer, any Trustee on behalf of the related CLT, any DST, Buyer or Account Bank in respect of the Purchased Assets and Underlying Assets shall be deposited by such Person into the Waterfall Account in accordance with the related Servicer Letter Agreement and shall be property of Buyer and applied to and remitted by Account Bank in accordance with this Article 5.

Section 5.02         Reserved.

Section 5.03         Before an Event of Default.

(a)          On each Distribution Date, if no Event of Default exists, Buyer shall direct Account Bank to apply all Income on deposit in the Waterfall Account as of the immediately preceding Remittance Date in the following order of priority:

first, to pay to each Trustee, any fees, expenses and indemnities, in each case, then due and owing with respect to the Underlying Assets and pursuant to the express terms of the applicable Trust Agreement, to the extent such amounts are unpaid pursuant to the applicable Trust Agreement; provided that Buyer shall have received an itemized invoice for such amounts; provided, further that the aggregate expenses and indemnities payable pursuant to this clause first in respect of the Trustees, collectively, shall not exceed $500,000.00 for any Anniversary Year (the “Expense/Indemnity Cap”);

second, to the Servicer for fees and reimbursement of advances then due and owing with respect to the Underlying Assets made pursuant to and in accordance with the Servicing Agreement to the extent not already retained by the Servicer;

third, to pay to Buyer amounts equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from any Seller to Buyer under the Repurchase Documents;

fourth, to deposit any amounts necessary to maintain the Price Differential Required Amount;

fifth, to pay to Buyer amounts equal to the Price Differential accrued with respect to all Purchased Assets as of such Distribution Date;

sixth, to pay to Buyer amounts equal to any Repurchase Price due and payable to Buyer;

seventh; to pay any expenses and indemnity amounts due and owing to any Trustee under any Trust Agreement still outstanding due to the application of the Expense/Indemnity Cap; and

eighth, any remaining amounts to the related Seller.

(b)          [Reserved].

(c)          On the Facility Termination Date, all Income net of those proceeds used to pay the Price Differential, shall be paid to Buyer to reduce the Aggregate Purchase Price to zero and any remainder shall be remitted to Sellers.

Section 5.04         After Event of Default. If an Event of Default exists, all Income with respect to the Purchased Assets in respect of Underlying Assets shall be deposited into the Waterfall Account. All Income deposited into the Waterfall Account in respect of the Purchased Assets and Underlying Assets shall be applied by Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from any Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay to Buyer an amount equal to the Aggregate Purchase Price (to be applied in such order and in such amounts as determined by Buyer, until such Aggregate Purchase Price has been reduced to zero);

fourth, to pay to Buyer all other Repurchase Obligations due to Buyer;

fifth; to pay any fees, expenses and indemnity amounts (without regard to the Expense/Indemnity Cap) due and owing to any Trustee under any Trust Agreement; and

sixth, to pay any remaining amounts to the related Seller.

Section 5.05         Sellers to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.03 and 5.04 are insufficient to pay all amounts due and payable from Sellers to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date, upon the occurrence of an Event of Default or otherwise, Sellers shall nevertheless remain jointly and severally liable for and shall pay to Buyer when due all such amounts.

Section 5.06         Update of the Purchase Price. Buyer shall provide an update of the outstanding Allocated Purchase Price for each Underlying Asset upon request by any Seller, which request may be made no more frequently than once each calendar month.

Article 6
CONDITIONS PRECEDENT

Section 6.01         Conditions Precedent to Effective Date. Buyer shall not be obligated to enter into any Transaction for the purchase of any Eligible Asset or funding of any Purchase Price Increase until the following conditions have been satisfied, or waived by Buyer, on and as of the Effective Date:

(a)          Buyer has received the following documents, each dated the Effective Date or as of the Effective Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate dated a recent date with respect to each Relevant Party, (iii) certificates of the secretary or an assistant secretary of each Relevant Party and Trustees together with copies of the Governing Documents and applicable resolutions and the incumbencies and signatures of officers of the Relevant Parties and Trustees executing the Repurchase Documents to which it is a party, evidencing the respective authority of the Relevant Parties and Trustees with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Seller’s Power of Attorney in the form of Exhibit I for each Seller and REO Subsidiary and an executed Trustee on behalf of the related CLT’s Power of Attorney in the form of Exhibit A attached to the Pledge Agreement for each Trustee, (vi) such opinions from counsel to Sellers, each Servicer, Guarantor and Trustee as Buyer may require, including with respect to (A) corporate matters, (B) enforceability, (C) non-contravention, no consents or approvals required other than those that have been obtained, (D) perfected security interests in the Purchased Assets, the Accounts and any other collateral pledged pursuant to the Repurchase Documents; provided that any security interest in the Related Credit Enhancement shall be perfected only to the extent a security interest therein can be perfected by the filing of a UCC financing statement or by possession, as applicable, (E) Investment Company Act matters (including Volcker Rule compliance), and (F) the applicability of Bankruptcy Code and “securities contract” and “master netting agreement” safe harbors to this Agreement and the Guarantee Agreement, and (vii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as it may reasonably require;

(b)          (i) UCC financing statements have been filed against each Seller, each Trustee on behalf of the related CLT, each DST and the REO Subsidiary in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation, bankruptcy and other matters relating to each Seller, each Servicer, each Trustee, each DST, each REO Subsidiary and Guarantor and the Purchased Assets and Underlying Assets as Buyer may require, and (iii) the results of such searches are reasonably satisfactory to Buyer;

(c)          Buyer has received payment from Sellers of all fees and expenses then payable under the Addendum and the other Repurchase Documents, as contemplated by Section 13.02;

(d)          Buyer has received the original Trust Certificate for each Underlying Trust, and all Capital Stock for each REO Subsidiary, each issued or re-registered in the name of Buyer; and

(e)          Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence) and modeling as it may require in its discretion.

Section 6.02         Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction for the purchase of any Eligible Asset or funding of any Purchase Price Increase, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Eligible Asset and Underlying Asset on and as of the Purchase Date therefor:

(a)          Buyer has received the following documents: (i) a Transaction Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) copies of the related Servicing Agreements, to the extent not already provided, (v) all related Servicer Letter Agreements to the extent not already provided, and shall have received and consented to all amendments, supplements and modifications thereto, (vi) each trust receipt and any other items required to be delivered under the Custodial Agreement, (vii) the relevant Assignment Agreement duly executed by all parties thereto, and (viii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may reasonably require all in form and substance reasonably satisfactory to Buyer;

(b)          immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach with respect to the Eligible Assets or related Underlying Assets proposed to be sold, Default, Event of Default, Material Adverse Effect or Market Disruption Event exists;

(c)          Buyer has completed its due diligence review of the Underwriting Package, Asset Documents and such other documents, records and information as Buyer deems appropriate with respect to each Underlying Asset, and the results of such reviews are satisfactory to Buyer, which determination may include, without limitation, ordering BPOs on a representative sample of Underlying Assets as determined by Buyer and its credit review of the data. Sellers shall pay all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 6.02(c). Sellers shall deliver BPOs in addition to the representative sample upon the request of Buyer, provided that these additional BPOs shall be at Buyer’s sole expense. Sellers shall provide Buyer with a BPO schedule for all Underlying Assets upon written request from Buyer;

(d)          Buyer has (i) determined that such Trust Certificate and Capital Stock is each an Eligible Asset and each Underlying Asset is an Eligible Mortgage Loan or Eligible REO Property, and (ii) executed the Confirmation;

(e)          the Aggregate Purchase Price of all Transactions does not exceed the Maximum Aggregate Purchase Price after giving effect to such Transaction;

(f)          such Purchase Date occurs on or after the Effective Date but prior to the expiration of the Revolving Period and the Repurchase Date specified in the Confirmation is not later than the Facility Termination Date;

(g)          Sellers and Custodian have satisfied all requirements and conditions and have performed all covenants, duties, obligations and agreements contained in the Repurchase Documents to be performed by such Person on or before such Purchase Date;

(h)          to the extent any Mortgage Loan is purchased by a Trustee on behalf of the applicable CLT or by a DST from any Affiliate of any Seller Party or Guarantor, Sellers shall deliver or cause to have delivered (i) an agreement providing for “back-up” security interest executed by such Affiliate in form and substance acceptable to Buyer, (ii) a power of attorney from such Affiliate in form attached to such agreement and (iii) evidence that such Affiliate has taken all steps as may be necessary in connection with the transfer of such Pledged Assets to the Trustee on behalf of the applicable CLT or to the applicable DST;

(i)           Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence) and modeling as Buyer may require; and

(j)           evidence that each Servicing Account has been established by Sellers or Servicer, and the fully executed Servicer Account Control Agreement with respect to each Servicing Account, if applicable, shall have been received by Buyer.

Section 6.03         Servicing Agreement. The obligation of Buyer to enter into any Transaction pursuant to this Agreement whereby Shellpoint, FCI or Genesis is acting as Servicer or subservicer with respect to any Mortgage Loans is subject to the following further conditions precedent, both immediately prior to any Transaction and also after giving effect thereto and to the intended use thereof:

(a)          Servicing Agreement. Buyer shall have received (i) a copy of and approved the terms of each Servicing Agreement applicable to the related Eligible Mortgage Loans and Eligible REO Properties to be serviced by Shellpoint, FCI or Genesis, as applicable, as such agreement may be amended, supplemented or otherwise modified from time to time and approved by Buyer and (ii) a Servicer Letter Agreement in the form attached hereto as Exhibit B, executed by such Servicer, as applicable.

Article 7
REPRESENTATIONS AND WARRANTIES OF EACH SELLER

Each Seller (unless otherwise specified herein) and the Guarantor, as applicable, represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect, except as otherwise set forth herein or in Schedule 3, as follows:

Section 7.01         Sellers and Guarantor. Each of the Sellers and the Guarantor have been duly organized and validly exists in good standing under the laws of the States of Delaware and Maryland, as applicable. REO Subsidiary has been duly formed as a Delaware limited liability company in good standing under the laws of the State of Delaware. Each Underlying Trust has been duly formed as a New York common law trust or a Delaware statutory trust. Each Seller Party (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Such Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Each of such Seller and REO Subsidiary is located (within the meaning of Article 9 of the UCC) in the state of Delaware. Such Seller has not changed its name or location within the past twelve (12) months. Such Seller’s organizational identification number and its tax identification number are set forth on Annex 1. Such Seller is a direct or indirect wholly-owned Subsidiary of Guarantor. The fiscal year of such Seller is the calendar year.

Section 7.02         Repurchase Documents. Each Repurchase Document to which such Seller Party or Guarantor is a party has been duly executed and delivered by such Seller Party and Guarantor and constitutes the legal, valid and binding obligation of such Seller Party and Guarantor enforceable against each of them in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by such Seller Party and Guarantor of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to such Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of such Seller Party. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by such Seller Party and Guarantor of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by such Seller or any Underlying Trust with any “bulk sales” or similar law. As of each Purchase Date, there is no litigation, proceeding or investigation pending or, to the Knowledge of such Seller or Guarantor threatened, against such Seller, an Underlying Trust, REO Subsidiary, Guarantor or any Affiliate of such Seller or Guarantor before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03         Solvency. No Seller nor any Affiliate of any Seller nor any other Relevant Party is or has ever been the subject of an Insolvency Proceeding. Seller Parties and Guarantor are Solvent and the Transactions do not and will not render any Seller Party or Guarantor not Solvent. Neither Sellers nor Guarantor is entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of any Seller, Guarantor or any Affiliate of any Seller or Guarantor. Each Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Each Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations as of such Purchase Date. Each Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04         Taxes. Each Seller and its Subsidiaries has filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them, or with respect to any of their properties or assets (taking into account extensions) and have paid all material Taxes (including mortgage recording Taxes and all income or franchise Taxes) due and payable by them, except (i) for any such Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 7.05         Financial Condition. Guarantor has heretofore furnished to Buyer or made publicly available a copy of its most recently publicly filed financial statements as of the most recent filing date (the “Statement Date”). From the Statement Date through the Effective Date, there has been no material adverse change in the consolidated business, operations or financial condition of Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Guarantor aware of any state of facts which (with notice or the lapse of time) would result in any such material adverse change.

Section 7.06         True and Complete Disclosure. As of the date of delivery to Buyer, the information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of any Seller, any Underlying Trust, REO Subsidiary or Guarantor by a Relevant Party to Buyer in connection with the Repurchase Documents and the Transactions (excluding any representation and warranty set forth on Schedule 1-A, 1-B, 1-C and 1-D and any information set forth in the Mortgage Loan Schedule or REO Property Schedule), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

Section 7.07         Compliance with Laws. Each Seller, Guarantor, REO Subsidiary and Underlying Trust (or the Trustee for any CLT) has complied in all material respects with all Requirements of Laws. None of Sellers, Guarantor nor any Subsidiaries or Parents of Sellers or Guarantor, nor to the knowledge of Sellers or Guarantor, any Affiliates of Sellers or Guarantor (i) is in violation of any Sanctions or (ii) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target (except to the extent licensed by OFAC or other applicable sanctioning authority) or otherwise in violation of Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws. The operations of each of Sellers and Guarantor are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against each of Sellers and Guarantor or to the knowledge of Sellers or Guarantor any Affiliates of Sellers or Guarantor. None of Sellers, Guarantor, any Subsidiaries or Parents of Sellers or Guarantor nor to the knowledge of Sellers or Guarantor, any Affiliates of Sellers or Guarantor (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target, or (c) to the best knowledge of Sellers or Guarantor after due inquiry, is under investigation for an alleged breach of Sanctions by a governmental authority that enforces Sanctions. No properties presently or previously owned or leased by any Seller, any Affiliate of any Seller or their respective predecessors contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of Seller or Guarantor thereunder. No Seller has Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of any Seller under any Environmental Law. Materials of Environmental Concern have not been released, transported, generated, treated, stored or disposed of in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of Seller or Guarantor thereunder.

Section 7.08         Compliance with ERISA. With respect to any Plan, during the immediately preceding five (5) year period, (a) neither a Reportable Event nor any failure to meet the minimum funding standards of section 302 of ERISA or section 412 of the Code has occurred, (b) each Plan has complied in all material respects with the applicable provisions of the Code and ERISA, (c) no termination of a Plan has occurred resulting in any liability that has remained underfunded, and (d) no Lien in favor of the PBGC or a Plan has arisen. No Plan is “at risk” within the meaning of Section 303(i) of ERISA or Section 430(i) of the Code. No Seller or any Affiliate of any Seller is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan. None of the assets of any Seller or any Guarantor are deemed to be plan assets within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

Section 7.09         No Event of Default. No Event of Default exists. No event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of any Seller Party (excluding the Repurchase Documents) or Guarantor with an outstanding amount of at least $15,000,000 which event of default has resulted in the actual acceleration or the maturity of the related obligations of such Seller Party or Guarantor, as applicable. Each Seller Party and Guarantor believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Asset Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Neither Guarantor nor any Seller has any Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect. To the best of the Knowledge of Seller or Guarantor, no Internal Control Event has occurred. Sellers have delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Underlying Assets, and to Sellers’ Knowledge no material default or event of default (however defined) exists thereunder.

Section 7.10         Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer (other than for tax purposes) of all right, title and interest of such Seller in, to and under all Purchased Assets (together with all Servicing Rights related to the Underlying Assets), free and clear of any Liens (other than Permitted Liens). With respect to the protective security interest granted by such Seller in Section 11.01, upon the delivery of the Confirmations, delivery to Buyer of the Trust Certificates and Capital Stock, the execution and delivery of the Custodial Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens. The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement, and Sellers intend that they be governed by Article 8 of the UCC. Such Seller has not sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Such Seller has not authorized the filing of and is not aware of any authorized UCC financing statements filed against such Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement. The Trustee on behalf of the applicable CLT, or the applicable DST, as applicable, is the sole owner of the legal title to the related Mortgage Loans and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the pledge to Buyer under the Pledge Agreement. The provisions of the Pledge Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of the Trustee on behalf of the applicable CLT, or of the applicable DST, as applicable, in, to and under any Mortgage Loan related to the Purchased Assets owned by the Trustee on behalf of the applicable CLT, or by the applicable DST, as applicable.

Section 7.11         Trust Certificates; Capital Stock.

(a)          As of the related Purchase Date, and with respect to (i) an Underlying Trust, the Trust Certificates issued and outstanding and delivered to Buyer pursuant to Section 6.01(d) or Section 6.02(d), as applicable, constitute all the issued and outstanding Trust Interests of such Underlying Trust and (ii) an REO Subsidiary, the Capital Stock constitutes 100% of the Equity Interests in such REO Subsidiary.

(b)          As of the related Purchase Date, and with respect to (i) an Underlying Trust, each Trust Certificate has been duly and validly issued in compliance with applicable law and the related Trust Agreement and (ii) an REO Subsidiary, all Capital Stock has been duly and validly issued in compliance with applicable law and the related Governing Documents.

(c)          Immediately prior to the re-registration thereof in the name of Buyer pursuant to this Agreement, Seller is the record and beneficial owner of, and has good title to, each Trust Certificate and Capital Stock.

(d)          All Capital Stock and each Trust Certificate and the related Trust Interests are unencumbered (other than Permitted Liens and Liens created by or through Buyer). There are (i) no outstanding rights, options, warrants, or agreements (other than as created by Buyer) for a purchase, sale or issuance, in connection with any Capital Stock or Trust Certificate or related Trust Interests, (ii) no agreements on the part of any Seller to issue, sell or distribute any Capital Stock, Trust Certificate or Trust Interests, and (iii) no obligations on the part of any Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of any Capital Stock or Trust Certificate.

(e)          The Trust Certificates and Capital Stock are certificated securities in registered form.

(f)           As of the related Purchase Date, each Underlying Trust or REO Subsidiary related to each Purchased Asset (i) is not required to register under the Investment Company Act based upon the exception provided by Section (3)(c)(5)(C) of the Investment Company Act (although other exemptions or exclusions may be applicable) and (ii) is not a “covered fund” within the meaning of the final regulations issued December 10, 2013, implementing Section 619 of the Dodd-Frank Walls Street Reform and Consumer Protection Act of 2010, commonly known as the “Volcker Rule.”

(g)          It is the intent of the parties hereto that the Capital Stock and Trust Certificates each constitute a “security” as that term is defined in the UCC and that the Capital Stock and each Trust Certificate be governed by Article 8 of the UCC.

Section 7.12         Separateness. Each Seller and REO Subsidiary is in compliance with the requirements of Article 9.

Section 7.13         Jurisdiction of Organization. Such Seller’s jurisdiction of organization is Delaware. Such Seller shall provide Buyer with thirty (30) days advance notice of any change in such Seller’s jurisdiction. Such Seller does not have a trade name. During the preceding five (5) years, such Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 7.14         Structural Agreements. Each of the Structural Agreements is genuine, in full force and effect, and no defaults or events of default of any Relevant Party exist thereunder. Each such Structural Agreement is the legal, valid, and binding obligation of the Relevant Parties that are parties thereto, enforceable against such Relevant Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles. The enforceability of each Structural Agreement has not been contested by any party thereto. There is no default, breach, violation or event of acceleration of any Relevant Party existing under any Structural Agreement and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration of any Seller Party thereunder, except, in each case, that would not be reasonably likely to result in a Material Adverse Effect.

Section 7.15         Underlying Trusts; REO Subsidiaries. Each Trust Certificate and Capital Stock issued by an Underlying Trust or REO Subsidiary, as applicable, shall be issued and sold only to Buyer until such time as such Trust Certificate or Capital Stock is repurchased on the related Repurchase Date.

Section 7.16         No Adverse Selection. No procedures believed by such Seller to be adverse to Buyer were utilized by such Seller or the related Servicer in identifying or selecting the proposed Purchased Assets or Underlying Assets for sale to Buyer.

Section 7.17         Servicing Rights. All Servicing Rights with respect to the Underlying Assets have been sold and transferred to the applicable Trustee on behalf of the related CLT, or to the applicable DST, as applicable, for the benefit of Buyer, and neither the related Seller nor any Affiliate of such Seller has any Retained Interest therein except as may be provided in the Repurchase Documents.

Article 8
COVENANTS OF SELLERS AND GUARANTOR

From the date hereof until the Repurchase Obligations are paid in full and the Repurchase Documents are terminated, each Seller (unless otherwise specified herein) and the Guarantor, as applicable, shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):

Section 8.01         Existence; Governing Documents; Conduct of Business. Each Seller Party and Guarantor shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, and (c) comply with its Governing Documents. Such Seller shall not permit any Trustee on behalf of any CLT, or any DST to modify or amend the Governing Documents of such Underlying Trust in a manner that would reasonably be expected to have (i) a Material Adverse Effect or (ii) an adverse effect on the furtherance of the purposes of this facility. Such Seller shall not permit any Trustee on behalf of any CLT, or any DST to terminate the Governing Documents of such Underlying Trust for so long as any Repurchase Obligations remain outstanding. Such Seller shall not (a) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), or (b) move (except to the extent permitted pursuant to the Custodial Agreement), or consent to Custodian moving, the Asset Documents from the location thereof on the Effective Date, unless in each case such Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Such Seller shall enter into each Transaction as principal, unless Buyer agrees before a Transaction that such Seller may enter into such Transaction as agent for a principal and under terms and conditions disclosed to Buyer.

Section 8.02         Compliance with Laws, Contractual Obligations and Repurchase Documents. Such Seller, the Guarantor, each REO Subsidiary and each Underlying Trust (or the related Trustee on behalf of the applicable CLT) shall comply in all material respects with all Requirements of Laws, including those relating to any Purchased Asset and Underlying Asset. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Such Seller shall maintain the Custodial Agreement in full force and effect. The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. Sellers and Guarantor shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause a Seller or Guarantor, or to the knowledge of a Seller or Guarantor, any Affiliates of Sellers or Guarantor to be in breach of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise made available: (i) to fund any activities or business of or with a Sanctioned Target (except to the extent licensed by OFAC or other applicable sanctioning authority), or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. To the extent legally permissible, Sellers or Guarantor shall notify the Buyer in writing not more than five (5) Business Days after becoming aware of any breach of Section 7.07 or this Section 8.02.

Section 8.03         Structural Changes. No Seller Party shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets (other than pursuant to a securitization transaction or other ordinary course third party sale of mortgage loans or as contemplated hereunder); provided that any Seller may merge or consolidate with (a) any wholly owned subsidiary of Guarantor, or (b) any other Person if such Seller is the surviving corporation, with, in the case of this clause (b), the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed).

Section 8.04         Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, such Seller shall take all action necessary or required by the Repurchase Documents, Asset Documents or Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence the security interests granted in the Repurchase Documents and Buyer’s ownership of and first priority perfected security interest in such Purchased Assets, Underlying Assets and related Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of such Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations, to the extent permitted under each Purchase Agreement. Such Seller shall comply with all requirements of the Custodial Agreement with respect to each Underlying Asset, including the delivery to Custodian of all required Asset Documents. Such Seller and each REO Subsidiary and Underlying Trust (or Trustee on behalf of such Underlying Trust for any Underlying Trust that is a CLT) shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than Permitted Liens) on any Purchased Asset or Underlying Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Assets and Underlying Assets against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets and Underlying Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, if such Seller or any REO Subsidiary, any Trustee on behalf of the related CLT or any DST, as applicable, grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, such Person shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Such Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement, Servicing Agreement or Servicer Letter Agreement, nor consent to any amendment, modification, waiver or termination of any Trust Agreement, without the prior written consent of Buyer. Such Seller shall not, or permit Servicer to, extend, amend, waive, terminate, rescind, cancel, release or otherwise modify the material terms of or any collateral, guaranty or indemnity for, or exercise any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Underlying Asset or Asset Document except in accordance with the Servicing Agreement. Such Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder. Such Seller shall not take any action to cause any Purchased Asset or Underlying Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset or Underlying Asset becomes evidenced by an instrument or chattel paper, the same shall be promptly delivered to Buyer or Custodian at the direction of Buyer, as applicable, together with endorsements required by Buyer.

Section 8.05         Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. Upon the occurrence of an Event of Default, such Seller shall not declare or make any payment or dividend on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of such Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller.

Section 8.06         Maintenance of Property and Insurance. Such Seller shall (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance on all its properties in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to Buyer upon request information and certificates with respect to such insurance.

Section 8.07         Financial Covenants. Guarantor shall comply at all times with the financial covenants set forth in the Addendum.

It is understood that the sole remedy for the failure of the Guarantor to comply with any of the covenants set forth in this Section 8.07 is the occurrence of an Event of Default (as opposed to a claim for breach of contract).

Section 8.08         Delivery of Income. Such Seller shall, and pursuant to each Servicer Letter Agreement shall cause the related Servicer or Interim Servicer and all other applicable Persons to, deposit all Income for the related Pricing Period in respect of the Underlying Assets into the Waterfall Account, as applicable, in accordance with Section 5.01 hereof. Such Seller and each Servicer (a) shall comply with and enforce the related Servicer Letter Agreement and (b) shall not amend, modify, waive, terminate or revoke such Servicer Letter Agreement without Buyer’s consent. In connection with each principal payment or prepayment under an Underlying Asset, such Seller shall provide or cause to be provided to Buyer and Custodian sufficient detail to enable Buyer and Custodian to identify the Underlying Asset to which such payment applies. If such Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Underlying Assets, or otherwise in respect thereof, such Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and promptly deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by any Seller, Guarantor or any Affiliate thereof, such Seller shall pay or deliver or cause to be paid or delivered such Income to Buyer or Custodian on behalf of Buyer within two (2) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of such Seller.

Section 8.09         Delivery of Information. Solely to the extent not publicly available, such Seller shall deliver (or cause each Servicer to deliver, as applicable) the following to Buyer:

(a)          within ninety (90) days after the end of each fiscal year of Guarantor, a Compliance Certificate;

(b)          within ten (10) Business Days after the end of each month, a properly completed monthly servicing report, substantially in a form mutually agreeable to Buyer and Sellers, with respect to each Underlying Asset;

(c)          on each Purchase Date, the Transaction Request identifying the related Purchased Assets and Underlying Assets, as provided in Section 3.01(a);

(d)          within ten (10) Business Days after the end of each month, an REO Property Summary and an updated report setting forth each REO Property subject to a Transaction;

(e)          within five (5) days after any material amendment, modification or supplement has been entered into with respect to any Servicing Agreement, a fully executed copy thereof, certified by the related Seller to be true, correct and complete;

(f)           promptly after the discovery thereof by any Seller, Guarantor or any Affiliate of Seller or Guarantor, any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is relevant to the Repurchase Documents or to any Seller’s ability to perform its obligations thereunder or relevant to the Purchased Assets;

(g)          promptly following availability, and in any event within thirty (30) days of receipt, (x) copies of relevant portions of any final written Agency (if any) and Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of any Seller’s operations and (y) any other material issues raised upon examination of any Seller or its facilities by any Governmental Authority; and

(h)          a periodic foreclosure and short sale report identifying (a) all Underlying Assets in foreclosure, (b) the estimated foreclosure sale date and (c) contact information for the foreclosure attorney engaged by a Servicer for any foreclosure or short sale;

(i)           within ten (10) Business Days after the end of each month, a remittance report containing servicing and collection information on an asset by asset and aggregate basis with respect to the Underlying Assets related to the Purchased Assets serviced by a Servicer during the prior calendar month; and

(j)           promptly following Buyer’s written request, such other information regarding the financial condition, operations or business of Guarantor as Buyer may reasonably request in writing.

Section 8.10         Delivery of Notices. Such Seller shall promptly notify Buyer of the occurrence of any of the following of which such Seller has Knowledge, together with a certificate of a Responsible Officer of such Seller setting forth details of such occurrence and any action such Seller has taken or proposes to take with respect thereto:

(a)          a Representation Breach;

(b)          an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c)          the existence of any Default or Event of Default under any Repurchase Document;

(d)          the occurrence of a material breach or other material default under any Structural Agreement;

(e)          the resignation or termination of any Servicer under the Servicing Agreements with respect to any Underlying Asset;

(f)           the establishment of a rating by any rating agency applicable to such Seller, any Servicer, Guarantor or any Affiliate of thereof and any downgrade in or withdrawal of such rating once established;

(g)          except as would not reasonably be expected to result in material liability to Seller, Guarantor or any ERISA Affiliate, (1) any Reportable Event or failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA, including the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or any request for a waiver under Section 412(c) of the Code for any Plan; a notice of intent to terminate any Plan or any action taken by such Seller, Guarantor or an ERISA Affiliate to terminate any Plan or the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller, Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; the complete or partial withdrawal from a Multiemployer Plan by such Seller, Guarantor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by such Seller, Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA or the institution of a proceeding by a fiduciary of any Multiemployer Plan against such Seller, Guarantor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part;

(h)          the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects such Seller, Guarantor or any Affiliate thereof, any Underlying Asset or Mortgaged Property (excluding routine foreclosure or bankruptcy actions relating to such Mortgaged Property) (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Asset Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect; and

(i)           promptly upon Knowledge thereof, notice of any change in Guarantor’s status as a REIT.

Section 8.11         Records.

(a)          Such Seller shall (and shall cause each other Seller Party to) collect and maintain or cause to be collected and maintained all Records in accordance with industry custom and practice for assets similar to the Underlying Assets and all such Records constituting Asset Documents shall be in Custodian’s possession except as otherwise provided under the Custodial Agreement. Such Seller will not allow any such papers, records or files that are an original or an only copy and part of the Asset Documents to leave Custodian’s possession, except in accordance with the terms of the Custodial Agreement. Such Seller shall or shall cause Servicer to maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Underlying Assets and preserve them against loss.

(b)          For so long as Buyer has an interest in or lien on any Purchased Asset, such Seller will hold or cause to be held all related Records in trust for Buyer. Such Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(c)          Upon reasonable advance notice from Buyer, such Seller shall (x) make any and all such Records available to Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of such Seller with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of such Seller with its respective independent certified public accountants. Sellers shall reimburse Buyer for the reasonable and documented out-of-pocket costs and expenses associated with no more than one (1) such visit per calendar year provided that such reimbursement will be unlimited after an Event of Default. The costs and expenses of any additional visits shall be borne by Buyer and not by any Seller unless there is an Event of Default.

Section 8.12         No Pledge. Such Seller shall not pledge, transfer or convey any security interest in any Waterfall Account to any Person without the express written consent of Buyer.

Section 8.13         Maximum Aggregate Purchase Price. If at any time, the Aggregate Purchase Price exceeds the Maximum Aggregate Purchase Price, Sellers shall, at Buyer’s request, repurchase Purchased Assets, or obtain the release of Underlying Assets pursuant to a Purchase Price Decrease, and remit to Buyer the Repurchase Price or Allocated Purchase Price with respect to each such Purchased Asset or Underlying Asset, as applicable, such that the Aggregate Purchase Price following such repurchase shall be less than or equal to the Maximum Aggregate Purchase Price, by 5:00 p.m. (New York City time) on the Business Day following Buyer’s request if made before 11:00 a.m. (New York City time) on a Business Day, or if such request is made after 11:00 a.m. (New York City time) on a Business Day, by no later than 5:00 p.m. (New York City time) on the second Business Day following such request.

Section 8.14         Reserved.

Section 8.15         Trust Interests; Capital Stock. No Seller Party shall take any action to issue, or enable the issuance of, any Equity Interests in any Underlying Trust or any REO Subsidiary of any nature (other than the Trust Certificates and Capital Stock), including any rights that are convertible into Equity Interests. If a Seller shall become entitled to receive or shall receive any certificate evidencing any option rights or any other Equity Interest in any Underlying Trust or REO Subsidiary, whether in addition to, in substitution for, as a conversion of, or in exchange for the related Trust Interests or Capital Stock, or otherwise in respect thereof, Seller shall assign and deliver the same forthwith to Buyer in the exact form received, duly endorsed by Seller, together with an undated transfer power, if required, covering such certificate duly executed in blank. Any sums paid upon or in respect of any Trust Interest or Capital Stock upon the liquidation or dissolution of the related Underlying Trust or REO Subsidiary shall be paid over to Buyer and applied to the payment of the outstanding Repurchase Price. Seller shall, at its sole cost and expense, take all such other steps as may be necessary in connection with the preservation of Buyer’s rights in and interests to the Trust Certificates and the Capital Stock.

Section 8.16         Structural Agreements.

(a)          Except as permitted under a Structural Agreement, such Seller shall not permit (i) the assignment or subcontracting of any Person’s rights or obligations under any Structural Agreement, or (ii) the amendment or modification of, the waiver of any event of default under, or the termination of any Structural Agreement, and

(b)          no Relevant Party shall waive (or direct the waiver of) the performance by any party to any Structural Agreement of any action, nor has any such Person waived (or has directed the waiver of) any default resulting from any action or inaction by any party, in each case, unless (i) Buyer has agreed to such action in writing or (ii) such action would not reasonably be expected to have (A) a Material Adverse Effect or (B) a material adverse effect on (x) any Underlying Trust, Purchased Asset or Underlying Mortgage Loan, (y) Buyer’s rights under this Agreement or the other Repurchase Documents, or (z) the furtherance of the purposes under any Repurchase Document; provided that no Structural Agreement to which Buyer is a party shall be amended or modified for any reason without Buyer’s prior written consent thereto.

Section 8.17         No Division. No Seller or REO Subsidiary shall effect a “Division” into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

Article 9
SINGLE-PURPOSE ENTITY

Section 9.01         Covenants Applicable to Seller and REO Subsidiary. Except as expressly contemplated by this Agreement, each Seller and each REO Subsidiary shall, and each Seller shall ensure that each REO Subsidiary shall (a) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document, (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) with respect to the Asset Documents and the Retained Interests and (ii) as otherwise permitted under this Agreement, (c) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the acquisition by any Seller or REO Subsidiary of Mortgage Loans and REO Property to be included as Underlying Assets under the Repurchase Documents, (d) pay its debts and liabilities only from its own assets, (e) comply with the provisions of its Governing Documents, (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents, (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law); provided, that to the extent required by GAAP, the financial statements shall disclose the separateness of Seller or REO Subsidiary from such Affiliate and indicate that the assets and credit of Seller or REO Subsidiary are not available to satisfy the debts and other obligations of such Affiliate or any other Person, (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (j) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, (k) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (l) not hold itself out to be responsible for the debts or obligations of any other Person, (m) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate and (n) not pledge its assets to secure the obligations of any other Person.

Article 10
EVENTS OF DEFAULT AND REMEDIES

Section 10.01       Events of Default. Each of the following events shall be an “Event of Default”:

(a)          any Seller fails to make a payment of (i) Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential within two (2) Business Days of when due, or (iii) any other amount within two (2) Business Days of when due, in each case under the Repurchase Documents;

(b)          (i) Guarantor fails to perform any of the financial covenants set forth in Section 8.07, or (ii) any Relevant Party fails to observe or perform in any material respect any other covenant or Repurchase Obligation of such Seller under the Repurchase Documents and (except in the case of a failure to perform or observe the Repurchase Obligations of a Seller under Section 8.04 and 18.08(a)) such failure continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by such Seller;

(c)          any Representation Breach (other than a Representation Breach regarding any representations and warranties set forth on Schedule 1-A, 1-B, 1-C or 1-D and any information set forth in the Mortgage Loan Schedule or REO Property Schedule, breach of which shall be considered solely for the purpose of determining the Market Value of the Underlying Assets, unless (i) the related Seller shall have made any such representations and warranties with Knowledge that they were materially false or misleading at the time made, or (ii) Buyer determines that any such representations and warranties continue to be regularly made on a materially false or misleading basis), exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by the related Seller;

(d)          any Seller Party or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $15,000,000, and such default results in the actual acceleration of the maturity of the related obligations of such Seller Party or Guarantor, as applicable;

(e)          any Seller, Guarantor or any Affiliate thereof defaults beyond any applicable grace period in paying any amount due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under this Agreement) between such Seller, Guarantor or any Affiliate thereof and Buyer or any Affiliate of Buyer;

(f)           an Insolvency Event occurs with respect to any Relevant Party;

(g)          a Change of Control occurs without Buyer’s prior written consent;

(h)          a final judgment or judgments for the payment of money in excess of $2,000,000 with respect to any Seller, REO Subsidiary or any Underlying Trust (excluding any judgment relating to any Underlying Asset), or $15,000,000 with respect to Guarantor in the aggregate is entered against any Seller or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within sixty (60) days from the date of entry thereof;

(i)           a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of any Relevant Party, (ii) displace the management of any Relevant Party or curtail its authority in the conduct of its business or the administration of any Underlying Trust, (iii) terminate the activities of any Relevant Party as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of any Seller, REO Subsidiary, any Trustee on behalf of the related CLT or any DST of the foregoing as an issuer, buyer or seller of securities, and in each case such action is not discontinued or stayed within sixty (60) days;

(j)           any Relevant Party admits that it is not Solvent or is not able or not willing to perform any of its Repurchase Obligations, Contractual Obligations or Guarantee Obligations;

(k)          any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of any Relevant Party thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Purchased Assets or Underlying Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of any Relevant Party or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by any Relevant Party or any Affiliate, in each case directly, indirectly, in whole or in part;

(l)           Buyer ceases for any reason to have (i) a valid and perfected first priority security interest in a material portion of the Purchased Assets or Pledged Assets, or any Account, or (ii) a valid and perfected first priority security interest in a material portion of the Related Credit Enhancement to the extent a security interest therein can be perfected by the filing of a UCC financing statement or by possession, as applicable;

(m)         any Relevant Party is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of any Relevant Party as an “investment company”;

(n)          any Seller, REO Subsidiary, any Underlying Trust (or Trustee on behalf of such Underlying Trust, for any Underlying Trust that is a CLT) or any Servicer fails to deposit to the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement, and such failure continues unremedied for two (2) Business Days;

(o)          Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(p)          this Agreement is recharacterized by a court of competent jurisdiction as a secured loan or similar financing (other than for tax purposes);

(q)          (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a determination that a Plan is “at risk” (within the meaning of Section 303 (of ERISA)) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller, Guarantor or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) any Seller, Guarantor or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) any Seller, Guarantor or any ERISA Affiliate shall file an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plan, (vii) any obligation for post-retirement medical costs (other than as required by COBRA) exists, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or (ix) the assets of any Seller or any Guarantor are treated as “plan assets” under 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA;

(r)           any amendment, modification, waiver or termination of any provision of any Purchase Agreement, any Servicing Agreement, any Servicer Letter Agreement or any Trust Agreement that is materially adverse to Buyer or that would be reasonably likely to have a material adverse effect on any Purchased Asset or Underlying Asset is made without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed; provided, that Buyer shall be deemed to have consented to any such material amendment, modification, waiver or termination if Buyer was provided at least ten (10) Business Days’ prior written notice thereof and failed to provide a response during such time;

(s)          there shall have occurred a Guarantee Default under the Guarantee Agreement;

(t)           any material failure of any Servicer to service the Underlying Assets in accordance with the Servicing Agreement and the Servicer Letter Agreement, that is continuing and the servicing with respect thereto shall not have been transferred to a successor Servicer acceptable to Buyer within the applicable time period set forth in Section 17.01(f); or

(u)          a default shall have occurred and be continuing under any of the Structural Agreements that would reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on (x) any Purchased Asset or Underlying Asset, (y) Buyer’s rights under this Agreement or the other Repurchase Documents, or (z) the furtherance of the purposes under any Repurchase Documents.

Section 10.02        Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to Sellers (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f), (i) or (j)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a)          All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b)         All amounts in the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c)          Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Records and all other instruments, certificates and documents then held by Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files and other files and records of Seller and Servicer. Sellers shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d)          Buyer may immediately, at any time and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets, direct the related Trustee in writing to sell the related Underlying Assets, or terminate any Underlying Trust and sell the related Underlying Assets, on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets, or terminate any Underlying Trust and retain the related Underlying Assets, and give Sellers credit against the Repurchase Price for such Purchased Asset or Underlying Asset (or if the amount of such credit exceeds the Repurchase Price allocable to such Purchased Assets and/or Underlying Assets, to credit against Repurchase Obligations due and any other amounts then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value of such Purchased Assets and/or Underlying Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto until the Repurchase Obligations have been paid in full. Buyer shall not be required to give any warranties as to the Purchased Assets or Underlying Assets with respect to any such disposition thereof. Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets and Underlying Assets. The foregoing procedure for disposition and liquidation of the Purchased Assets and/or Underlying Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Each Seller agrees that it would not be commercially unreasonable for Buyer to dispose of the Purchased Assets and/or Underlying Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets and/or Underlying Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. For the avoidance of doubt, the Parties agree that Buyer shall be entitled to place the Underlying Assets in a pool for issuance of mortgage backed securities at the then prevailing price for such securities and to sell such securities for such prevailing price in the open market.

(e)          The Parties agree that the Purchased Assets and Underlying Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset or direct the related Trustee to sell more than one Underlying Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset or Underlying Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to any Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to the related Seller of the remedies exercised by Buyer promptly thereafter.

(f)           Buyer shall have the right to direct the related Servicer to remit all collections thereon to Buyer (subject to the payment of amounts under Sections 5.03 and 5.04 herein) and if any such payments are received by any Seller, Guarantor or Servicer, such Seller shall not and shall not permit Guarantor or such Servicer to commingle the amounts received with other funds of such Seller, Guarantor or such Servicer and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any Servicer with or without cause.

(g)          Upon the occurrence of one or more Events of Default, Buyer may apply any proceeds from the liquidation of the Purchased Assets and/or Underlying Assets to the Repurchase Prices hereunder and all other Repurchase Obligations in the manner Buyer deems appropriate until the Repurchase Obligations have been paid in full, and any remaining proceeds shall be paid to the related Seller.

(h)          Each of the Sellers shall be jointly and severally liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(i)           Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel the Relevant Parties to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if any Relevant Party fails or refuses to perform its obligations as set forth herein or therein.

(j)           Each Seller hereby appoints Buyer as attorney-in-fact of such Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(k)          Buyer may, without prior notice to Sellers, exercise any or all of its set-off rights including those set forth in Section 8. This Section 10.02(k) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(l)           All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.18, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Each Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Each Seller hereby expressly waives any defenses such Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets and/or Underlying Assets, or any other election of remedies.

Article 11
SECURITY INTEREST

Section 11.01       Grant.

(a)          For all but U.S. federal and relevant state and local income and franchise tax purposes, Buyer and Sellers intend that all Transactions shall be sales to Buyer of the Purchased Assets and not loans from Buyer to Sellers secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents in the event that any Governmental Authority recharacterizes the Transactions as other than sales, and as security for Sellers’ performance of the Repurchase Obligations, each Seller hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of its rights, title and interest in, to and under the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and the transfers of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of such Seller to pay the Repurchase Price, or if the Transactions are recharacterized as loans, to repay such loans for the Repurchase Price).

(b)          Each Seller acknowledges and agrees that its rights with respect to the Purchased Assets (including without limitation, any security interest such Seller may have in the Purchased Assets and any other collateral granted by such Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder. Each Seller further acknowledges that it has no rights to the Underlying Assets or Servicing Rights related to the Underlying Assets, except in its capacity as owner of the beneficial interest in the Underlying Trusts and REO Subsidiaries, subject to the terms of this Agreement.

(c)          The REO LLC Subsidiary hereby grants, assigns and pledges to Buyer a security interest in all of its rights, title and interest in, to and under the Underlying REO Properties, all related Income and all proceeds thereof, as additional support for the Repurchase Obligations hereunder.

(d)          Without limiting the generality of the foregoing and in order to further secure the Repurchase Obligations hereunder, in the event a Seller is deemed to retain any interest in any Underlying Asset or any residual Servicing Rights, such Seller grants, assigns and pledges to Buyer a first priority security interest in and Lien upon all of its rights, title and interest in and to the related Underlying Assets and Servicing Rights. In addition, each Seller shall and shall cause each Servicer to grant, assign and pledge to Buyer a first priority security interest in and to all servicing records and rights to receive servicing records or other documents which constitute a part of the Servicing File with respect to each of the Underlying Assets, and all Income related to the Underlying Assets received by such Seller or such Servicer and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing (collectively, and together with the pledge of Underlying Assets and Servicing Rights in the immediately preceding sentence, the pledge of the Pledged Assets pursuant to the Pledge Agreement, the pledge of the Pledged Assets (as defined in the Residual Pledge Agreements) pursuant to each Residual Pledge Agreement, and the pledge by the REO Subsidiary pursuant to Section 11.01(c), the “Related Credit Enhancement”). The Related Credit Enhancement is hereby pledged as further security for Sellers’ Repurchase Obligations to Buyer hereunder.

Section 11.02       Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Records, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and each Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset secures the Repurchase Obligations of the related Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (ii) if an Event of Default exists, no Purchased Asset relating to a Purchased Asset will be released from Buyer’s Lien or transferred to any Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to each Seller.

Section 11.03       Sellers to Remain Liable. Buyer and Sellers agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of any Seller or any other Person in connection with any Purchased Asset, whether or not Buyer exercises any right with respect thereto. Each Seller shall remain liable under the Purchased Assets to perform all of such Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04       Rights with Respect to Trust Certificates and Capital Stock. If any Seller shall become entitled to receive or shall receive any certificate evidencing any option rights or any other equity interest in a Trust Certificate or Capital Stock, whether in addition to, in substitution for, as a conversion of, or in exchange for the related Trust Certificate or Capital Stock or otherwise in respect thereof, such Seller shall assign and deliver the same forthwith to Buyer in the exact form received, duly indorsed by such Seller, together with an undated transfer power, if required, covering such certificate duly executed in blank. Any sums paid upon or in respect of a Trust Certificate or Capital Stock upon the liquidation or dissolution of the related Underlying Trust or REO Subsidiary shall be paid over to Buyer and applied to the payment of the outstanding Repurchase Price.

Section 11.05       Waiver of Certain Laws. Each Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Buyer or such court may determine.

Article 12
INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01        Benchmark Replacement Setting.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Repurchase Document, upon the occurrence of a Benchmark Transition Event, Buyer may amend this Agreement and the other Repurchase Documents to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Buyer has provided such amendment to Sellers. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 12.01(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Repurchase Document.

(c)            Notices; Standards for Decisions and Determinations. Buyer will promptly notify Sellers of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Buyer’s sole discretion and without consent from any other party to this Agreement or any other Repurchase Document.

(d)            Benchmark Unavailability Period. Upon any Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) such Seller may revoke any request for a proposed Transaction to be entered into during any Benchmark Unavailability Period and (ii) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period until the end of the Benchmark Unavailability Period.

Section 12.02       Illegality; Inability to Determine Rates.

(a)            Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (i) any commitment of Buyer hereunder to enter into new Transactions and Future Advance Purchases shall be terminated, (ii) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (iii) if required by such adoption or change, the Facility Termination Date shall be deemed to have occurred. Upon any such conversion, Sellers shall pay any additional amounts required pursuant to Section 12.03.

(b)            Inability to Determine Rates. Subject to Section 12.01, if, on or prior to the first day of any Pricing Period, Buyer determines (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining Term SOFR, Buyer will promptly so notice Sellers. Upon any Seller’s receipt of notice thereof, (A) such Seller may revoke any request for a proposed Transaction to be entered into and (B) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period until Buyer revokes such notice.

Section 12.03       Breakfunding. Sellers shall jointly and severally indemnify Buyer and hold Buyer harmless from any loss, cost or expense (including reasonable and documented out-of-pocket legal fees and expenses) which Buyer may sustain or incur arising from (a) the failure by any Seller to terminate any Transaction after such Seller has given a notice of termination pursuant to Section 3.05 except for any termination pursuant to Section 12.02 hereof, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.05 but excluding a payment made pursuant to Section 5.03, on any day other than a Distribution Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the SOFR market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by any Seller to sell Eligible Assets to Buyer after such Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate or the Benchmark Replacement on a day that is not the last day of the then current Pricing Period.

Section 12.04       Increased Costs. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement (a) shall subject Buyer to any Taxes with respect to the Repurchase Documents, any Purchased Asset or any Transaction (except for: (i) Indemnified Taxes and Other Taxes, which shall be governed by Section 12.06, (ii) Excluded Taxes and (iii) any changes in the rate of tax on Buyer’s overall net income), (b) shall impose, modify or hold applicable any reserve (including pursuant to regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors of the Federal Reserve System, as amended and in effect from time to time)), special deposit, compulsory loan or similar requirement (other than Taxes) against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) shall impose on Buyer any other condition (other than Taxes); and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, Sellers shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable. In determining any additional amounts due under this Section 12.04, Buyer shall treat Sellers in the same manner it treats other similarly situated sellers in facilities with substantially similar collateral. Buyer will provide Sellers with no less than thirty (30) days prior notice of the implementation of any change or event pursuant to which additional amounts are due or will become due under this Section 12.04 and Sellers shall have the right to terminate this Agreement without any breakage fees or other costs to Sellers in the event that Buyer requests additional amounts with respect to the implementation of any change or event pursuant to this Section 12.04.

Section 12.05       Capital Adequacy. If Buyer determines that the adoption of or any change in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation Controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date of this Agreement has or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then, in any such case, Sellers shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such reduction. In determining any additional amounts due under this Section 12.05, Buyer shall treat Sellers in the same manner it treats other similarly situated sellers in facilities with substantially similar collateral. Buyer will provide Sellers with no less than thirty (30) days prior notice of the implementation of any change or event pursuant to which additional amounts are due or will become due under this Section 12.05 and Sellers shall have the right to terminate this Agreement without any breakage fees or other costs to Sellers in the event that Buyer implements any change or event pursuant to this Section 12.05.

Section 12.06       Withholding Taxes.

(a)          All payments made by any Seller to Buyer or any assignee of Buyer under the Repurchase Documents shall be made free and clear of and without deduction or withholding for any Taxes, except as required by law. If any Taxes are required by law (as determined in such Seller’s good faith discretion) to be deducted or withheld from any amounts payable to Buyer or any assignee of Buyer, then such Seller shall (i) make such deduction or withholding, (ii) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due and (iii) to the extent the withheld or deducted Tax is an Indemnified Tax, pay to Buyer or any assignee of Buyer such additional amounts as may be necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          In addition, each Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

(c)          Sellers agree to jointly and severally indemnify Buyer or any assignee of Buyer, within 10 days after demand therefor, for the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 12.06(a)) payable or paid by such Buyer or any assignee of Buyer or required to be withheld or deducted from a payment to such Buyer or any assignee of Buyer and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Seller by Buyer or any assignee of Buyer shall be conclusive absent manifest error.

(d)          Buyer and any assignee of Buyer shall deliver to Sellers and Guarantor:

(i)           in the case of a Buyer or any assignee of Buyer which is a “United States person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 certifying that it is not subject to backup withholding;

(ii)          in the case of a Buyer or any assignee of Buyer which is not a “United States person” as defined in Code section 7701(a)(30): (A) a properly completed and executed IRS Form W-8BEN-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder; (B) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate to the effect that such non-United States person is not (x) a “bank” described in Code section 881(c)(3)(A), (y) a “10 percent shareholder” of any Seller, Guarantor of affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C) (a “U.S. Tax Compliance Certificate”); (C) to the extent such non-“United States person” is not the beneficial owner of the rights and obligations represented by this Agreement, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8-BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-“United States Person” is a partnership and one or more direct or indirect partners of such non-“United States person” are claiming the portfolio interest exemption, such non-“United States person” may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and (D) executed copies of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Sellers or Guarantor to determine the withholding or deduction required to be made; provided, that such other form or supplementary documentation shall not be required if the delivery of such form of documentation would subject Buyer or the assignee of Buyer to any material unreimbursed expenses or would materially prejudice the legal or commercial position or would materially adversely affect such Buyer or such assignee of Buyer, as reasonably determined by Buyer or such assignee of Buyer; and

(iii)         if a payment made to Buyer or an assignee of Buyer under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer or assignee shall deliver to the related Seller or Guarantor at the time or times prescribed by law and at such time or times reasonably requested by such Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Seller as may be necessary for such Seller to comply with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 12.06(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The applicable IRS forms referred to above shall be delivered by Buyer on or before the Effective Date, and by each assignee of Buyer on or prior to the date of the assignment, to the extent permissible under applicable law at such respective times. Buyer agrees that if any form or certification previously delivered becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(e)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.06 (including by the payment of additional amounts pursuant to Section 12.06(a)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(f)          Without prejudice to the survival of any other agreement of any Seller or Buyer hereunder, the agreements and obligations of each Seller and Buyer contained in this Section 12.06 shall survive the termination of the Repurchase Documents, the repayment in full of the Repurchase Obligations or the assignment of any of the Parties’ rights hereunder. Nothing contained in this Section 12.06 shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.

(g)         Promptly after any Seller pays any Taxes referred to in this Section 12.06, such Seller will send Buyer appropriate evidence of such payment.

(h)         Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal and relevant state and local income taxes to treat each Transaction as an indebtedness secured by the Purchased Assets, and the Purchased Assets as owned by any Seller (or any person from whom Seller is disregarded for U.S. federal income tax purposes), in the absence of an uncured Event of Default by such Seller and the exercise of foreclosure remedies on the Purchased Assets by Buyer. Buyer and Sellers agree that they will treat and report for all such purposes the Transactions entered into hereunder as described in the preceding sentence, unless otherwise required by a change in law or a final determination by any taxing authority. Buyer shall not assign its rights or create participations or similar ownership interests in the Purchased Assets in a manner that could cause any Seller or any portion of any Seller to be a “taxable mortgage pool” for U.S. federal income tax purposes.

Section 12.07       Payment and Survival of Obligations. Buyer may at any time send any Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and the related Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notices absent manifest error. Subject to the limitations and obligations of a Participant in Section 18.08, the obligations of Sellers under this Article 12 shall apply to Eligible Assignees and Participants and survive the termination of the Repurchase Documents and the indefeasible payment in full of the Repurchase Obligations.

Article 13
INDEMNITY AND EXPENSES

Section 13.01       Indemnity.

(a)          Each Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), on a net after-Tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable and documented out-of-pocket legal fees and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Records, the Purchased Assets, the Underlying Assets, any Underlying Trust, any REO Subsidiary or assets held or owned therein, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Structural Agreement, any Transaction, any Purchased Asset or Records, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to an Underlying Asset, (iii) any violation or alleged violation of, non-compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by any Seller to perform or comply with any Repurchase Document, Asset Document or Purchased Asset, (viii) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Underlying Asset or Mortgaged Property, (ix) any Lien or claim arising on or against any Underlying Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (x) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any property or Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property, (3) the failure to timely perform any Remedial Work, (4) any past, present or future activity by any Person or other source, whether related or unrelated to any Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to any Seller or any Underlying Obligor, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Asset Document relating to environmental matters in any way, or (xi) any Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset or Underlying Asset for any sum owing thereunder, or to enforce any provisions of any Underlying Asset, Sellers shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by any Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from such Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. This Section 13.01 shall not apply with respect to Taxes, unless such Taxes represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)          If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Sellers shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Sellers on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c)          An Indemnified Person may at any time send Sellers a notice showing the calculation of Indemnified Amounts, and Sellers shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Sellers receive such notices. The obligations of Sellers under this Section 13.01 shall apply to Eligible Assignees and Participants and survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations.

(d)          No Indemnified Person shall settle any claim that is subject to indemnification hereunder without Sellers’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and which consent shall not be required if Sellers are not performing in compliance with the other provisions of this Section 13.01.

Section 13.02        Expenses. Sellers shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including reasonable and documented out-of-pocket legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the enforcement of the Repurchase Documents or the payment or performance by any Seller of any Repurchase Obligations, and (b) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets and/or Underlying Assets. Each of the Parties to this Agreement is responsible for its own costs and expenses in connection with the execution and delivery of this Agreement and any other Repurchase Document; provided, that the costs and expenses of the Trustees shall be borne by the related Trust or the related depositor pursuant to the terms of the related Trust Agreement.

Article 14
INTENT

Section 14.01       Intent.

(a)          The Parties intend (i) for this Agreement and each Transaction hereunder to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code, (ii) for the grant of a security interest set forth in Article 11 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code, a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, (iii) each of the Guarantee Agreement, the Pledge Agreement and the Residual Pledge Agreements constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code, and (iv) that Buyer (for so long as Buyer is a “financial institution,” “financial participant” or other entity listed in Section 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “securities contract” and a “master netting agreement” including (x) the rights, set forth in Article 10 and in Section 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and/or Underlying Assets and terminate this Agreement, (y) the right to offset or net out as set forth in Article 10 and Section 18.18 and in Sections 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code, and (z) the non-avoidability of transfers made in connection with this Agreement as set forth in Sections 546(e), 546(f) and 546(j) of the Bankruptcy Code. Each party hereby agrees that it shall not challenge the characterization of any Transaction under this Agreement or this Agreement as a “master netting agreement” and/or “securities contract” within the meaning of the Bankruptcy Code.

(b)          Each Seller intends and affirms that: (1) the Buyer is (for so long as the Buyer is a “financial institution,” “financial participant” or other entity listed in Sections 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) entitled to, without limitation, the liquidation, termination, acceleration, set-off, and non-avoidability rights afforded to parties, such as the Buyer, who are parties to a “securities contract” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code; and a “master netting agreement” pursuant to Section 561, 362(b)(27) and 546(j) of the Bankruptcy Code; and (2) the Buyer’s right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555, 559 and 561 of the Bankruptcy Code. The parties also recognize, intend and agree that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Section 365(a) of the Bankruptcy Code.

(c)          Each party agrees that this Agreement and each Transaction hereunder is intended to create mutuality of obligations among the parties, and as such, the Agreement and each Transaction constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(d)          The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(e)          The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Article 15
DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

Section 15.01       Disclosure. The Parties acknowledge that they have been advised and understand that:

(a)          in the case of Transactions in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b)          in the case of Transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Securities Exchange Act of 1934, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c)          in the case of Transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d)          in the case of Transactions in which one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

Article 16
NO RELIANCE

Section 16.01         No Reliance. Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a)            it is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b)            it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c)            it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)            it is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e)            it is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f)            no partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

Article 17
SERVICING

This Article 17 shall apply to all Underlying Assets to the extent that the servicing thereof is within the direct or indirect control of any Seller or an Affiliate of any Seller.

Section 17.01         Servicing.

(a)            During the period any Underlying Assets are subject to a Transaction hereunder, each Seller agrees that (i) each Trustee on behalf of a CLT, each DST or each REO Subsidiary, as applicable, is the owner of the related Servicing Rights and all Servicing Files, for the exclusive benefit of the holder of the related Trust Certificate or Capital Stock, and (ii) the related Servicer shall service such Underlying Assets for the exclusive benefit of Buyer.

(b)            Each Seller shall contract with the Servicer to service the Underlying Assets consistent with the degree of skill and care that such Seller customarily requires with respect to similar Underlying Assets owned or managed by it and in accordance with the Servicing Agreement, which contract shall be collaterally assigned to Buyer to the extent it relates to the Underlying Assets. Each Servicer shall also (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Underlying Assets or any payment thereunder. The servicing of any Underlying Assets with the then-existing Servicer may be terminated in accordance with Section 17.01(f) hereof.

(c)            Each Seller shall cause the related Servicer to service the Mortgage Loans and manage the REO Properties in accordance with the Servicing Agreement and consistent with the degree of skill and care that Sellers customarily require with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices.

(d)            At least one (1) Business Day prior to each Remittance Date, each Seller shall cause the Servicer to deposit all Income and Escrow Payments received and identified by the Servicer on the related Underlying Assets into the applicable Waterfall Account in accordance with Section 5.01 hereof.

(e)            As a condition precedent to Buyer funding any Transactions hereunder and following the termination of any Servicer pursuant to the terms hereof and upon the appointment of any successor Servicer, the Sellers shall provide promptly to Buyer a Servicer Letter Agreement addressed to and executed by such Servicer, advising such Servicer of such matters as Buyer may reasonably request, including the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Underlying Assets and any related Income and Escrow Payments with respect thereto.

(f)            Upon prior written notice following the occurrence and during the continuance of an Event of Default or Servicer Termination Event, Buyer shall have the right to terminate the Servicer’s right to service the Underlying Assets without payment of any termination fee, in accordance with the terms of the related Servicer Letter Agreement. Upon receipt of such notice or upon resignation of Servicer each Seller and each Servicer shall cooperate in transferring the servicing of the Underlying Assets to a successor servicer appointed by Buyer or its designee, at no cost or expense to Buyer, it being agreed that the Sellers will pay any fees and expenses required to terminate the then-current Servicing Agreement and transfer servicing. Upon the occurrence and during the continuance of an Event of Default, Buyer shall have the right to appoint such successor in its sole and absolute discretion. Provided no Event of Default has occurred and is continuing, upon a Servicer Termination Event, the Sellers shall have the right to identify and appoint a successor Servicer provided that (i) Sellers identify such successor within thirty (30) days of the related event which successor is another servicer approved by Buyer (in its sole discretion) and (ii) Sellers cause such appointed servicer to accept a servicing transfer within ninety (90) days of identification of such successor servicer. If Sellers do not satisfy clauses (i) or (ii) of the proceeding sentence, Buyer shall have the right to appoint such successor in its sole discretion. If any Seller should discover that, for any reason whatsoever, such Seller or any entity responsible to such Seller for managing or servicing any Underlying Assets has failed to perform its obligations under the related Repurchase Documents or any of the obligations of such entities with respect to the Underlying Assets in any material respect, such Seller shall promptly notify Buyer in writing.

(g)            Upon the termination of any Servicer’s rights to service the Underlying Assets, Sellers shall cause such Servicer to deliver all Servicing Files and the physical and contractual servicing to the designee of Buyer within thirty (30) days of such termination, unless otherwise directed in writing by Buyer. Such delivery of the Servicing Files by such Servicer shall be in accordance with customary and prudent mortgage banking standards for the delivery of servicing for assets similar to the Underlying Assets and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).

(h)            Buyer shall have the right to appoint a third party to perform due diligence with respect to any Servicer at any time. Sellers shall permit Buyer to inspect upon reasonable prior written notice at a mutually convenient time, any Servicer’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that such Servicer has the ability to service the Underlying Assets as provided in this Agreement; provided that Sellers shall be responsible for the reasonable and documented out-of-pocket costs and expenses associated with no more than one (1) on-site visit per calendar year unless an Event of Default has occurred in which case such reimbursement shall be unlimited. In addition, at any time that any Servicer is not an Affiliate of any Seller, each Seller shall use its best efforts to enable Buyer to inspect the servicing facilities of such Servicer and to cause such Servicer to cooperate with Buyer and/or its designees in connection with any due diligence performed by Buyer and/or such designees in accordance with this Section 17.01(h), provided that Sellers shall be responsible for the reasonable and documented out-of-pocket costs and expenses associated with no more than one (1) on-site visit per calendar year unless an Event of Default has occurred in which case such reimbursement shall be unlimited. Each Seller and Buyer further agree that all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with any due diligence or inspection performed pursuant to this Section 17.01(h) shall be paid by Sellers, subject to the cap set forth in Section 6.02(c).

(i)            No Underlying Asset may be interim serviced by an Interim Servicer for a period greater than sixty (60) days following such Underlying Asset becoming subject to a Transaction.

Section 17.02         Fees and Expenses of Servicer. All fees and expenses of any Servicer shall be borne solely by Sellers.

Article 18
MISCELLANEOUS

Section 18.01         GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, DISPUTE OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER REPURCHASE DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

Section 18.02         SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE REPURCHASE DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR THE OTHER REPURCHASE DOCUMENTS SHALL AFFECT ANY RIGHT THAT BUYER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE REPURCHASE DOCUMENTS AGAINST ANY SELLER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH SELLER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE REPURCHASE DOCUMENTS IN ANY COURT REFERRED TO ABOVE, AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 18.12. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 18.03         IMPORTANT WAIVERS.

(a)            TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(b)            TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER WHETHER OR NOT INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(c)            EACH PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OTHER PARTY OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(d)            EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(e)            THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(f)            THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 18.04         Integration. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties, relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05         Single Agreement. Each Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of any Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of any Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06         Use of Employee Plan Assets. Each Party covenants that it will not use “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA in any Transaction.

Section 18.07         Survival and Benefit of Sellers’ Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Sellers’ representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, Eligible Assignees and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.08         Assignments and Participations.

(a)            No Seller shall sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt by any Seller to do so without such consent shall be null and void.

(b)            Buyer may at any time, without the consent of or notice to any Seller or Guarantor, sell participations to any Person (other than a natural person or any Seller, Guarantor or any Affiliate of Seller or Guarantor) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided, that (i) Buyer’s obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Sellers for the performance of such obligations, and (iii) Sellers shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 (it being understood that the documentation required under Section 12.06(d) shall be delivered to the participating Buyer) to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), but shall not be entitled to receive any greater payment thereunder than Buyer would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Sellers’ prior written consent. To the extent permitted by Requirements of Law, each Participant shall be entitled to the benefits of Sections 10.02(j) and 18.18 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).

(c)            Buyer may at any time, without consent of any Seller or Guarantor but upon notice to Sellers, sell and assign to any Eligible Assignee all or any portion of all of the rights and obligations or duties of Buyer under the Repurchase Documents. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit J (an “Assignment and Acceptance”). From and after the effective date of such Assignment and Acceptance, (i) such Eligible Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party), (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b); provided, that no assignee shall be entitled to receive any greater payment thereunder than Buyer would have been entitled to receive had the assignment not occurred, unless the assignment is made with Sellers’ prior written consent. The Buyer shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the applicable assignees hereunder and the amount of each such assignee’s interest in the Purchased Assets (the “Register”). Notwithstanding anything to the contrary herein, the entries in the Register shall be conclusive absent manifest error, and Seller and Buyer shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Buyer hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller upon reasonable prior notice.

(d)            Sellers shall cooperate reasonably with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Sellers without the consent of Sellers.

(e)            Buyer shall have the right to partially or completely syndicate and or all of its rights under the Agreement and the other Repurchase Documents to any Eligible Assignee.

(f)            If Buyer sells a participation with respect to its rights under this Agreement or under any other Repurchase Document with respect to the Purchased Assets, Buyer, acting for this purposes as a non-fiduciary agent of Seller, shall maintain a record of ownership (the “Participant Register”) identifying the name and address of each participant and the amount of each such participant’s interest in the Purchased Assets; provided that Buyer and any such other participant shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information related to a participant’s interest in any Repurchase Document) to any Person except to the extent necessary to establish that such interests are in registered form under Section 5f.103-1(c) of the Treasury Regulations. Notwithstanding anything to the contrary herein, the entries in the Participant Register shall be conclusive absent manifest error and Buyer shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 18.09         Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates. Subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Subject to the applicable Seller’s prior written consent, Buyer or its designee may engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to the applicable Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 18.10         Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Underlying Assets, (e) to the extent required to consummate and administer a Transaction, (f) to any actual or prospective Participant or Eligible Assignee which agrees to comply with this Section 18.10; provided, that no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure to the extent permitted by applicable law.

Section 18.11         No Implied Waivers. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Sellers and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12         Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email, to the address for such Party specified in Schedule 2 or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered or upon the first attempted delivery on a Business Day. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given. Anything in this Agreement or any Repurchase Document to the contrary notwithstanding, any financial statements required to be delivered by or on behalf of any Seller, Guarantor, any Underlying Trust or REO Subsidiary under this Agreement or any Repurchase Document shall not be required to be delivered to the extent that such financial statements have been made publicly available by or on behalf of such Seller, Guarantor, Underlying Trust or REO Subsidiary.

Section 18.13         Counterparts; Electronic Transmission. This Agreement and any other Repurchase Document may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.14         No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, any Seller or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, any Seller or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, each Seller and Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations.

Section 18.15         Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a)            Each Seller shall cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Each Seller shall deliver to Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Each Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b)            Each Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

(c)            If any Seller fails to perform any of its Repurchase Obligations, Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by such Seller. Without limiting the generality of the foregoing, each Seller authorizes Buyer, at the option of Buyer and the expense of such Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of any Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by the related Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d)            Without limiting the generality of the foregoing, for so long as any Repurchase Obligation remains outstanding, each Seller will, no earlier than six (6) or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; provided that Buyer may elect to file such continuation statement.

(e)            Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets and Underlying Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets and Underlying Assets in its possession or control. Buyer shall incur no liability to any Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets or Underlying Assets. Buyer shall have no obligation to take any action to preserve any rights of any Seller in any Purchased Asset or Underlying Assets against prior parties, and each Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset or Underlying Asset except through proper application of any distributions with respect to the Purchased Assets and Underlying Assets made directly to Buyer or its agent(s). So long as Buyer, Custodian or any other designee or agent of Buyer shall act in good faith in their handling of the Purchased Assets and Underlying Assets, each Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets or Underlying Assets by Buyer, Custodian or such designee or agent.

(f)            At Buyer’s election, and at any time during the term of this Agreement, after delivery by Buyer to the applicable Seller of prior written notice, Buyer may record any or all of the assignment documents (at Buyer’s sole cost and expense) as further evidence of Buyer’s ownership interest in the related Purchased Assets.

(g)            Sellers and Guarantor shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable “Know Your Customer” due diligence checks.

Section 18.16         Default Rate. To the extent permitted by Requirements of Law, Sellers shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17         Termination. This Agreement shall remain in effect until the Termination Date. However, no such termination shall affect Sellers’ outstanding obligations to Buyer at the time of such termination, nor shall it affect the survivability of any provisions in this Agreement that, by their express terms, are intended to survive the termination of this Agreement or any of the other Repurchase Documents and the repayment in full of the Repurchase Obligations.

Section 18.18         Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Sellers, each on behalf of itself, hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: (i) monies, securities, collateral or other property of each Seller and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of each Seller, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (ii) any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of any Seller at any time existing, (iii) any obligation owed by Buyer or any Affiliate of Buyer to any Seller and (iv) any Repurchase Obligations or Indebtedness owed by any Seller and any Indebtedness owed by Buyer or any Affiliate of Buyer to any Seller, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of any Seller, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by any Seller to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence and continuance of an Event of Default, without notice to Sellers, any such notice being expressly waived by Sellers to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by any Seller under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover any deficiency. Each Seller shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Persons by any Seller under the Repurchase Documents and the Repurchase Obligations, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set-off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR UNDERLYING ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY EACH SELLER.

Buyer or any Indemnified Person shall promptly notify the applicable Seller after any such set-off and application made by Buyer or such Indemnified Person; provided that the failure to give such notice shall not affect the validity of such set-off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained. Nothing in this Section 18.18 shall be effective to create a charge or other security interest. This Section 18.18 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

Section 18.19         Power of Attorney. Each Seller, each REO Subsidiary, each Trustee on behalf of the related CLT, and each DST hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets as Buyer, at its option, may deem appropriate and each Seller and REO Subsidiary also hereby authorizes Buyer to file any such financing statement describing the collateral covered thereby as “all assets of the Debtor whether now owned or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or words to that effect. Each Seller, each REO Subsidiary, each Trustee on behalf of the related CLT, and each DST hereby appoints Buyer as such Person’s agent and attorney in fact to execute any such financing statement or statements in such Person’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, in accordance with the terms of this Agreement including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” on behalf of such Person and the applicable Servicer to any Mortgagor with respect to Underlying Assets which are Mortgage Loans), and sign assignments on behalf of such Person as its agent and attorney in fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19. In addition, each Seller shall execute and deliver to Buyer a power of attorney in the form set forth in Exhibit I attached hereto (“Seller’s Power of Attorney”).

Section 18.20         Sellers’ Waiver of Setoff. Each Seller hereby waives any right of setoff it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.21         Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, Underlying Assets, any Seller and Affiliates of any Seller, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, ordering BPOs at any time during the term of this Agreement, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. As often as commercially reasonable in Buyer’s judgment and upon reasonable (but no less than ten (10) Business Days’) prior notice to Sellers, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours to inspect any properties and examine, inspect and make copies of the books and records of any Seller and Affiliates of any Seller, and the Records and the Servicing Files. Each Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of such Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Each Seller shall make commercially reasonable efforts to cause Servicer to cooperate with Buyer by permitting Buyer to conduct reasonable due diligence reviews of the related Servicing Files.

Buyer may purchase Purchased Assets from any Seller or fund a Purchase Price Increase based solely on the information provided by such Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets or Underlying Assets, including ordering new credit reports and new appraisals on related Mortgaged Properties and otherwise regenerating the information used to originate and underwrite such Purchased Assets or Underlying Assets. Buyer may underwrite such Purchased Assets or Underlying Assets itself or engage a mutually acceptable third-party underwriter to do so. Sellers shall be responsible for all of the reasonable and documented out-of-pocket due diligence costs and expenses incurred by Buyer, provided that, anything herein to the contrary notwithstanding, Sellers shall be responsible for the reasonable and documented out-of-pocket costs and expenses associated with no more than one (1) on-site diligence visit per calendar year unless an Event of Default has occurred in which case such reimbursement shall be unlimited.

Section 18.22         Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.

Section 18.23         Joint and Several Repurchase Obligations.

(a)            At all times when there is more than one Seller under this Agreement, each Seller hereby acknowledges and agrees that (i) Sellers shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for all Repurchase Obligations, (ii) the liability of Sellers (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Repurchase Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of Seller, (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations, (2) the failure to give notice to any Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Insolvency Proceeding affecting Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, or (5) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.23, result in the release or discharge of any or all Sellers from the performance or observance of any Repurchase Obligation, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against Seller or any other Person to become liable, or against any of the Purchased Assets, in order to enforce the Repurchase Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, such Seller shall be and remain directly and primarily liable for all sums due under any of the Repurchase Documents, (iv) when making any demand hereunder against any Seller, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by Buyer to make any such demand or to collect any payments from any other Seller, or any release of any such other Seller shall not relieve such Seller in respect of which a demand or collection is not made or such Seller is not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against such Seller, and (v) on disposition by Buyer of any property encumbered by any Purchased Assets, Sellers shall be and shall remain jointly and severally liable for any deficiency.

(b)            To the extent that any Seller (the “paying Seller”) pays more than its proportionate share of any payment made hereunder, the paying Seller shall be entitled to seek and receive contribution from and against any other Seller that has not paid its proportionate share; provided, that the provisions of this Section 18.23 shall not limit the duties, covenants, agreements, obligations and liabilities of any Seller to Buyer, and, notwithstanding any payment or payments made by the paying Seller hereunder or any setoff or application of funds of the paying Seller by Buyer, the paying Seller shall not be entitled to be subrogated to any of the rights of Buyer against any other Seller or any collateral security or guarantee or right of setoff held by Buyer, nor shall the paying Seller seek or be entitled to seek any contribution or reimbursement from any other Seller in respect of payments made by the paying Seller hereunder, until all Repurchase Obligations are paid in full. If any amount shall be paid to the paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the paying Seller in trust for Buyer, segregated from other funds of the paying Seller, and shall, forthwith upon receipt by the paying Seller, be turned over to Buyer in the exact form received by the paying Seller (duly indorsed by the paying Seller to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

Section 18.24         Patriot Act Notice. Buyer hereby notifies Sellers that Buyer is required by the Patriot Act to obtain, verify and record information that identifies each Seller.

Section 18.25         Successors and Assigns. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

Section 18.26         Recognition of U.S. Special Resolution Regimes. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

(a)            In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Agreement and/or the Repurchase Documents, and any interest and obligation in or under this Agreement and/or the Repurchase Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or the Repurchase Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents were governed by the laws of the United States or a state of the United States.

Section 18.27         Limitation of Trustee Liability.

It is expressly understood and agreed by the parties to this Agreement that (a) this Agreement is executed and delivered by U.S. Bank Trust Company, National Association, in its capacity as Trustee W of Trust W and Trustee TRS-W of Trust TRS-W and not individually or personally but solely in its capacity as Trustee W and Trustee TRS-W, and in the exercise of the powers and authority conferred upon and vested in U.S. Bank Trust Company, National Association as Trustee W under the Trust W Trust Agreement and Trustee TRS-W under the Trust TRS-W Trust Agreement, (b) each of the representations, undertakings and agreements herein made by Trustee W and Trustee TRS-W under this Agreement is made and intended not as the personal representation, undertaking of agreement of U.S. Bank Trust Company, National Association, but is made and intended for the purpose of binding only Trust W and Trust TRS-W, (c) in accordance with the following paragraph, nothing herein contained shall be construed as creating any liability on the part of U.S. Bank Trust Company, National Association, individually or personally, to perform any covenant or obligation under this Agreement (other than those obligations expressly undertaken by or required by U.S. Bank Trust Company, National Association, as Trustee W of Trust W and Trustee TRS-W of Trust TRS-W), either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust Company, National Association be personally liable for the payment of any indebtedness or expenses of Trust W or Trust TRS-W or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Trustee W or Trustee TRS-W (pursuant to direction to Trustee W under the Trust W Trust Agreement or Trustee TRS-W under the Trust TRS-W Trust Agreement) under this Agreement and any other agreement related hereto.

The parties hereto acknowledge and agree that Trustee W and Trustee TRS-W shall not have any obligation to take any action or perform any obligations hereunder unless and until Trustee W or Trustee TRS-W has received written direction by the applicable party under the applicable Trust Agreement. Notwithstanding any provision in this Agreement, with respect to any obligation of Trustee W or Trustee TRS-W, the parties understand and agree that in the absence of such direction, such Trustee will not take any action or direct another party to take action, despite any time restriction set forth in this Agreement.

Section 18.28         Rates. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.01, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Buyer and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Seller. Buyer may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLERS:

R-Home Pass Through Parent W LLC

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer and Treasurer

R-Home Pass-Through Parent TRS-W LLC

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer and Treasurer

Signature Page to Master Repurchase Agreement and Securities Contract (Wells/Rithm Perpetual Fund)

REO SUBSIDIARY:

R-Home REO TRS-W LLC

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer and Treasurer

Signature Page to Master Repurchase Agreement and Securities Contract (Wells/Rithm Perpetual Fund)

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin Graves
Name: Kevin Graves
Title: Executive Director

Signature Page to Master Repurchase Agreement and Securities Contract (Wells/Rithm Perpetual Fund)

GUARANTOR:

Rithm Perpetual Life Residential Trust

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer and Chief Accounting Officer

Signature Page to Master Repurchase Agreement and Securities Contract (Wells/Rithm Perpetual Fund)

Acknowledged and Agreed with respect to Section 5.03(a):

U.S. Bank Trust Company, National Association,

not in its individual capacity but solely as Trustee W of Trust W

By:	/s/ William Semsch
Name: William Semsch
Title: Vice President

U.S. Bank Trust Company, National Association,

not in its individual capacity but solely as Trustee TRS-W of Trust TRS-W

By:	/s/ William Semsch
Name: William Semsch
Title: Vice President

Signature Page to Master Repurchase Agreement and Securities Contract (Wells/Rithm Perpetual Fund)

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
UNDERLYING MORTGAGE LOANS

I.	Representations and Warranties with respect to Underlying Mortgage Loans that are Non-QM Loans

At all times an Underlying Mortgage Loan that is a Non-QM Loan is subject to a Transaction, each Relevant Party hereby represents and warrants to the Buyer that, with respect to each Underlying Mortgage Loan:

1.	Property Valuation. Each Underlying Mortgage Loan with a written appraisal, as indicated on the Mortgage Loan Schedule, contains a written appraisal prepared by an appraiser licensed or certified by the appropriate governmental body (or bodies) in the jurisdiction in which the Mortgaged Property is located and in accordance with the requirements of Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989. The appraisal was written in form and substance to customary Fannie Mae or Freddie Mac standards for Mortgage Loans of the same type as the Underlying Mortgage Loans and Uniform Standards of Professional Appraisal Practice standards and satisfies applicable legal and regulatory requirements. The appraisal was made and signed prior to the final approval of the Underlying Mortgage Loan application. The person performing any property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from the related originator was not affected by, the approval or disapproval of the Underlying Mortgage Loan.

2.	Income/Employment/Assets. With respect to each Underlying Mortgage Loan for which the document type on the Mortgage Loan Schedule indicates documented income, employment and/or assets, the applicable originator verified the mortgagor’s income, employment and/or assets in accordance with its written Underwriting Guidelines. With respect to each Underlying Mortgage Loan other than an Underlying Mortgage Loan for which the mortgagor documented his or her income by providing Form W-2 or tax returns, the applicable originator employed a process designed to verify the income with third-party documentation (including bank statements).

3.	Occupancy. The related originator has given due consideration to factors, including but not limited to, other real estate owned by the mortgagor, commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the subject property address to evaluate whether the occupancy status of the Mortgaged Property as represented by the mortgagor is reasonable.

4.	Source of Loan Payments. With respect to each Underlying Mortgage Loan, no portion of the loan proceeds has been escrowed for the purpose of making monthly payments on behalf of the mortgagor and no payments due and payable under the terms of the Mortgage Note, except for seller or builder concessions or amounts paid or escrowed for payment by the mortgagor’s employer, have been paid by any person (other than a guarantor) who was involved in or benefited from the sale of the Mortgaged Property or the origination, refinancing, sale or servicing of the Underlying Mortgage Loan.

Schedule 1-A

5.	Data. The information on the Mortgage Loan Schedule correctly and accurately reflects the information contained in the Sellers’ records (including, without limitation, the Mortgage Loan file) in all material respects. In addition, the information contained under each of the headings in the Mortgage Loan Schedule (e.g. mortgagor’s income, employment and occupancy, among others) is true and correct in all material respects.

6.	Underwriting; Collection Practices; Escrow Payments. Each Underlying Mortgage Loan was either underwritten in substantial conformance to the applicable Underwriting Guidelines in effect at the time of origination taking into account the compensating factors set forth in such Underwriting Guidelines as of the related Purchase Date, without regard to any underwriter discretion or, if not underwritten in substantial conformance to the applicable Underwriting Guidelines, has reasonable and documented compensating factors.

7.	Origination and Servicing Regulatory Compliance. Other than with respect to the TRID rule, compliance with which is covered by representation and warranty (34) below, the origination, servicing, and collections practices used with respect to each Underlying Mortgage Loan have been in accordance with applicable laws and requirements, whether such servicing was done by the Sellers, its affiliates, or any third party or any subservicer or servicing agent of any of the foregoing; provided, however, that the Sellers will only be deemed to be in breach of this representation in the event that the noncompliance resulted in foreclosure or ultimate realization on the Mortgage Note being precluded or where, upon foreclosure, specific costs could be attributed to noncompliance.

8.	No Prior Liens. Immediately prior to the transfer and assignment of the Underlying Mortgage Loans to an Underlying Trust (or the Trustee on behalf of the related Underlying Trust, for an Underlying Trust that is a CLT), the applicable Seller was the sole owner and holder of the Underlying Mortgage Loan free and clear of any and all liens (other than any senior lien indicated on the Mortgage Loan Schedule), pledges, charges or security interests of any nature, and such Seller had good and marketable title and full right and authority to sell and assign the Underlying Mortgage Loan.

9.	Enforceability and Priority of Lien. The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and, except as noted in the Mortgage Loan Schedule, the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except for: the lien of current real property taxes and assessments not yet due and payable; covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Underlying Mortgage Loan; liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of cleanup of hazardous substances or hazardous wastes or for other environmental protection purposes; and such other matters to which like properties are commonly subject that do not individually or in aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage; and any security agreement, chattel mortgage or equivalent document related to and delivered to the related Custodian with any Mortgage establishes in the applicable Seller a valid and subsisting first lien on the property described therein, and such Seller has full right to sell and assign the same to the Buyer.

Schedule 1-A

10.	Taxes Paid. All taxes, governmental assessments, insurance premiums and water, sewer and municipal charges that previously became due and payable have been paid or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for any such item that remains unpaid.

11.	No Damage/Condemnation. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, hurricane, windstorm, flood, tornado or similar casualty to affect adversely the value of the Mortgaged Property as security for the Underlying Mortgage Loan or the use for which the premises was intended or would render the property uninhabitable. Additionally, there is no proceeding (pending or threatened) for the total or partial condemnation of the Mortgaged Property.

12.	Fee Simple Estate; No Encroachments; Compliance with Zoning. Except for Underlying Mortgage Loans secured by co-op shares and Underlying Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee-simple estate in real property; all the improvements included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach on the Mortgaged Property (unless insured against under the related title insurance policy); and the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

13.	Legally Occupied. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

14.	Mortgage Loan Legal and Binding. The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). Additionally, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage has been duly and properly executed by the mortgagor.

Schedule 1-A

15.	Proceeds Fully Disbursed; Recording Fees Paid. The proceeds of the Underlying Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds have been complied with (except for escrow funds for exterior items, which could not be completed due to weather, and escrow funds for the completion of swimming pools). Additionally, all costs, fees and expenses incurred in making, closing or recording the Underlying Mortgage Loan have been paid, except recording fees with respect to mortgages not recorded as of the related Purchase Date.

16.	Existence of Title Insurance. The Underlying Mortgage Loan (except any Underlying Mortgage Loan secured by a Mortgaged Property located in any jurisdiction for which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received and any Underlying Mortgage Loan secured by co-op shares) is covered by an ALTA mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the related originator or its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Underlying Mortgage Loan and subject only to the following: (a) the lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Underlying Mortgage Loan; (c) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of cleanup of hazardous substances or hazardous wastes or for other environmental protection purposes and (d) such other matters to which like properties are commonly subject that do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. The transfer of an interest in any mortgagee title insurance policy to an Underlying Trust (or the related Trustee on behalf of the related Underlying Trust, for an Underlying Trust that is a CLT) does not require any consent of or notification to the insurer that has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Buyer, no claims have been made under such mortgagee title insurance policy and no prior holder of the related mortgage, including each Seller, has done, by act or omission, anything that would impair the coverage of such mortgagee title insurance policy.

Schedule 1-A

17.	Hazard Insurance. The Mortgaged Property securing each Underlying Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as covered under a standard extended coverage endorsement in an amount not less than the lesser of 100% of the insurable value of the Mortgaged Property or the outstanding principal balance of the Underlying Mortgage Loan. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If, upon origination of the Underlying Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing coverage not less than the least of the outstanding principal balance of the Underlying Mortgage Loan, the full insurable value of the Mortgaged Property, or the maximum amount of insurance that was available under the National Flood Insurance Act of 1968, as amended. Additionally, each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor’s cost and expense.

18.	No Default. Unless otherwise indicated on the Mortgage Loan Schedule, other than with respect to 30+ Delinquent Loans, 60+ Delinquent Loans and 90+ Delinquent Loans or any monthly payment due for the month in which the related Purchase Date occurs and which is less than 30 days past due, as of the related Purchase Date, there is no monetary default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Sellers nor any prior owner has waived any default, breach, violation or event permitting acceleration. As of the related Purchase Date, no foreclosure action is currently threatened or has been commenced with respect to any Mortgaged Property.

19.	No Rescission. No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense. None of the terms will render the Mortgage Note or Mortgage unenforceable or subject it to any right of rescission, set-off, counterclaim or defense. No such right of rescission, set-off, counterclaim or defense has been asserted.

20.	Enforceable Right of Foreclosure. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor that would interfere with such right of foreclosure.

21.	Mortgage Loan Qualifies for REMIC. The Underlying Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code of 1986, as amended.

22.	Doing Business. With respect to each Underlying Mortgage Loan, all parties that have had any interest in such Underlying Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, except to the extent that failure to be so licensed would not give rise to any claim against the Sellers; provided, however, that the Sellers will only be deemed to be in breach of this representation in the event that the noncompliance resulted in foreclosure or ultimate realization on the Mortgage Note being precluded or where, upon foreclosure, specific costs could be attributed to noncompliance.

Schedule 1-A

23.	Fraud. No fraud or material error, material omission, material misrepresentation, gross negligence or similar occurrence with respect to an Underlying Mortgage Loan has taken place on the part of any originator, any correspondent or mortgage broker involved in the origination of such Underlying Mortgage Loan, the mortgagor or any appraiser, builder, developer or any other party involved in the origination or sale of the Underlying Mortgage Loan or in the application of any insurance in relation to such Underlying Mortgage Loan, that would impair in any way the rights of the related Underlying Trust or related Trustee on behalf of the related Underlying Trust in the Underlying Mortgage Loan or Mortgaged Property.

24.	Recordable. As to any Underlying Mortgage Loan which is not a MERS Loan, the assignment of mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

25.	Acceleration of Payments. Subject to exceptions required by applicable law, the mortgage contains the customary and enforceable provisions of the related originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Underlying Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

26.	Complete Mortgage Files. The instruments and documents with respect to each Underlying Mortgage Loan required to be delivered to the related Custodian pursuant to the related Custodial Agreement on or prior to the related Purchase Date have been delivered to the related Custodian.

27.	No Modifications. Unless otherwise indicated on the Mortgage Loan Schedule, none of the Sellers nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage or executed any instrument of release, cancellation, modification or satisfaction, except in each case as reflected in an agreement included in the loan file.

28.	Mortgaged Property is 1-4 Family. Each Mortgaged Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit or unit in a planned unit development or, in the case of Underlying Mortgage Loans secured by co-op shares, leases or occupancy agreements.

Schedule 1-A

29.	Loans Current; Prior Delinquencies. Unless otherwise indicated on the Mortgage Loan Schedule, all payments required to be made up to the Due Date under the terms of the related Mortgage Note have been made, and other than with respect to 30+ Delinquent Loans, 60+ Delinquent Loans and 90+ Delinquent Loans no Underlying Mortgage Loan had been delinquent, unless disclosed on the Mortgage Loan Schedule.

30.	Mortgagor. With respect to each Underlying Mortgage Loan, unless otherwise indicated on the Mortgage Loan Schedule, each Mortgagor is a natural person or other acceptable forms (e.g. land trust or limited liability company), and at the time of origination, the mortgagor was legally entitled to reside in or enter the United States.

31.	Ability to Repay. To the extent that any Underlying Mortgage Loan is subject to the requirements of 12 C.F.R. § 1026.43(c), the originator of such Underlying Mortgage Loan made a reasonable and good faith determination that the mortgagor would have a reasonable ability to repay the Underlying Mortgage Loan according to its terms, in accordance with 12 C.F.R § 1026.43(c).

32.	Mortgage Insurance. In each case in which a PMI Policy is required pursuant to the applicable Underwriting Guidelines, the Mortgage Loan has mortgage insurance consistent with the terms of the Fannie Mae Guides and is insured as to payment defaults by a PMI Policy. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid. No action, inaction or event has occurred and no state of facts exists as of the related Purchase Date that has, or will result in the exclusion from, denial of, or defense to coverage. Any Underlying Mortgage Loan subject to a PMI Policy obligates the mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. To the extent an Underlying Mortgage Loan is insured under a lender paid mortgage insurance policy, the Mortgage Interest Rate for the Underlying Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such premium.

33.	Servicing. To the best of Sellers’ knowledge, the Underlying Mortgage Loans have been serviced in all respects, including collection practices, in accordance with all applicable requirements; provided, however, that the Sellers will only be deemed to be in breach of this representation in the event that the noncompliance resulted in foreclosure or ultimate realization on the Mortgage Note being precluded or where, upon foreclosure, specific costs could be attributed to noncompliance.

34.	TRID Compliance. With respect to each Underlying Mortgage Loan for which an application was taken on or after October 3, 2015, either: (i) the Underlying Mortgage Loan was originated in compliance with the CFPB’s Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, 78 Fed. Reg. 79730 (Dec. 31, 2013), as amended from time to time, and as implemented in Regulation Z (12 C.F.R. Part 1026) or any successor implementing regulation, as in effect on the date that the creditor or mortgage broker received the application for any Underlying Mortgage Loan (such rule, “TRID”); (ii) any TRID compliance exception with respect to each Underlying Mortgage Loan will not result in civil liability or has been cured in a manner which negates the associated civil liability; or (iii) such Underlying Mortgage Loan is not subject to TRID.

Schedule 1-A

35.	No Violation of Environmental Laws. As of the related Purchase Date, each Mortgaged Property complied in all material respects with all environmental laws, rules, and regulations that were applicable to such Mortgaged Property.

36.	Regulatory Compliance. No Underlying Mortgage Loan is a “high-cost” loan, “covered” loan or any other similarly designated loan as defined under any applicable predatory and abusive lending laws; provided, that, for the avoidance of doubt, no representation or warranty is made as to whether an Underlying Mortgage Loan constitutes a highly-priced mortgage loan, as permitted by specific state or federal laws.

37.	MERS Loans. With respect to each Underlying Mortgage Loan for which the Sellers have designated MERS the related assignment of Mortgage to MERS has been duly and properly recorded.

38.	Leaseholds. To the extent the Underlying Mortgage Loan is secured by a leasehold interest: (i) the mortgagor is the owner of a valid and subsisting interest as tenant under the lease and is not in default thereunder, (ii) the lease is in full force and effect, and is unmodified, (iii) all rents and other charges have been paid when due, (iv) the lessor under the lease is not in default, (v) the execution, delivery, and performance of the mortgage do not require the consent (other than the consents that have been obtained and are in full force and effect) under, and will not violate or cause a default under, the terms of the lease, (vi) the lease is assignable or transferable, (vii) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note, (viii) the lease does not provide for termination of the lease in the event of the mortgagor’s default without written notice to the mortgagee and a reasonable opportunity to cure the default, (ix) the lease permits the mortgaging of the related Mortgaged Property, and (x) the lease protects the mortgagee’s interests in the event of a property condemnation.

39.	Insurance Not Impaired. With respect to any insurance policy, including, but not limited to, hazard or title insurance, covering an Underlying Mortgage Loan and the related Mortgaged Property, neither any Seller nor any originator has engaged in, and the mortgagor has not engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind as has been or will be received, retained or realized by any attorney, firm, or other person or entity, and no such unlawful items have been received, retained or realized by such Seller.

Schedule 1-A

40.	Deed of Trust. In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently serves and is named in the mortgage, and no fees or expenses are or will become payable by the seller to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgage.

II.	Representations and Warranties with respect to Underlying Mortgage Loans that are Rental Hold Loans and RTL Loans

At all times an Underlying Mortgage Loan that is a Rental Hold Loan or an RTL Loan is subject to a Transaction, each Relevant Party hereby represents and warrants to the Buyer that, with respect to each Underlying Mortgage Loan:

1.	Payments Current. All payments required to be made up to the related Purchase Date for the Mortgage Loan under the terms of the Mortgage Note and each other related Loan Document have been made and credited. As of the Purchase Date, no payment required under the Mortgage Loan is delinquent and no payment under the Mortgage Loan been delinquent at any time since the related origination date of the Mortgage Loan by more than forty-five (45) days. The first monthly payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within forty-five (45) days thereof, all in accordance with the terms of the related Mortgage Note.

2.	No Outstanding Charges. Except for Permitted Liens, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents, in each case, which may become a Lien on the related Mortgaged Property, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet delinquent; provided, however, property taxes which have not become more than 1 year delinquent shall be considered a Permitted Lien. Sellers have not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any principal or interest amount required under the Mortgage Loan.

3.	Original Terms Unmodified. The terms of the Mortgage Note, Mortgage and each other related Loan Document have not been impaired, waived, altered or modified in any respect, from the related origination date, except by a written instrument that has been recorded, if necessary to protect the interests of Buyer, and delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the terms of the Mortgage Note, Mortgage or any other related Loan Document, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset Documents delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The related Mortgage, Mortgage Note and each other related Loan Document contain the entire agreement of the parties and all of the obligations of each Seller under the related Underlying Mortgage Loan.

Schedule 1-A

4.	No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and the operation of any of the terms of the Mortgage Note, the Mortgage or any other related Loan Document, or the exercise of any right thereunder, will not render either the Mortgage Note, the Mortgage or any other related Loan Document unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted in writing with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding on the related origination date of the Mortgage Loan. Each Seller has no knowledge and has not received any notice that any Mortgagor in respect of the Mortgage Loan is presently a debtor in any state or federal bankruptcy or insolvency proceeding.

5.	Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by each Seller as of the related origination date consistent with the Underwriting Guidelines, against other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of (i) one hundred percent (100%) of the replacement cost of all improvements to the Mortgaged Property or (ii) the outstanding principal balance of the Underlying Mortgage Loan. If any portion of the Mortgaged Property (other than a Mortgaged Property located in the State of California) is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the applicable Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and, to the extent such agreement is commercially available from the related insurer, may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. No such notice has been received by such Seller. All premiums on such insurance policy have been paid or the grace period for any payment default has not lapsed. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. To each Seller’s knowledge, the hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Each Seller has not engaged in, and has no knowledge of the Mortgagor having engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller.

Schedule 1-A

6.	Compliance with Applicable Laws. (i) Any and all requirements of any federal, state or local law and licensing agreements including, without limitation, usury or unfair and deceptive acts and practices laws applicable to the Mortgage Loan have been complied with in all material respects and (ii) the consummation of the transactions contemplated hereby will not involve the violation by any Seller of any such laws or regulations.

7.	No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage except in accordance with the terms of the Mortgage and related agreements or Seller’s underwriting policies, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Each Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has any Seller waived any default resulting from any action or inaction by the Mortgagor.

8.	Location and Type of Mortgaged Property. The Mortgaged Property consists of a single parcel (or adjacent parcels consisting of the entire applicable real property) of real property with an Eligible Mortgage Loan. While the Mortgage Loan is subject to a Transaction, no portion of the related Mortgaged Property shall be used (i) as the Mortgagor’s primary residence or in any other manner that would cause the Mortgaged Property to be considered an owner-occupied Mortgaged Property or (ii) for any other personal or household purposes by Mortgagor.

9.	Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first priority lien and first priority security interest on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing, subject only to Permitted Liens. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein (subject to Permitted Liens) and each Seller has full right to pledge and assign the same to Buyer. Except as otherwise disclosed to Buyer in writing, the Mortgaged Property was not, as of the related origination date of the Mortgage Loan and to any Seller’s knowledge, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage, subject only to Permitted Liens.

Schedule 1-A

10.	Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Seller or, to the knowledge of each Seller, any other Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. To each Seller’s knowledge, except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

11.	Full Disbursement of Proceeds. Except with respect to any Mortgagor escrows, holdbacks or future funding obligations, including Construction Holdback Amounts and other Holdback Amounts which are established pursuant to the terms of the related Mortgage Loan or with respect to any construction loan and that conform in all material respects to the applicable requirements of the Underwriting Guidelines, there is no further requirement for future advances under the Mortgage Loan and any and all requirements as to disbursements of any escrow or holdback funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid. The Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note, Mortgage or any other related Loan Document.

12.	Ownership. Each Seller has full right to sell the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, except (i) any such security interest created pursuant to the terms of this Agreement and (ii) any Permitted Liens.

13.	Doing Business. The Seller is (i) in compliance in all material respects with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) to the extent required under the laws of such state, either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, (D) not doing business in such state or (E) the failure to qualify to do business in such state could not reasonably be expected to adversely affect any holder’s interests in such Mortgage Loan.

Schedule 1-A

14.	Title Insurance. The Mortgage Loan is covered by either (i) an irrevocable title commitment, or an attorney’s opinion of title and abstract of title, each of which must be in form and substance acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Buyer and each such title insurance policy is issued by a title insurer acceptable to Buyer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring each Seller, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, subject only to the Permitted Liens. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy (or commitment pending receipt of final policy) affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy (or commitment pending receipt of final policy) does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Each Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including each Seller, has done, by act or omission, anything that would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by each Seller.

15.	No Defaults. (i) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note or any other related Loan Document (in each case, other than any default, breach, violation or event of acceleration arising because of (A) a payment default (other than a maturity default that has not been cured within thirty (30) days), or (B) a default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note or any other related Loan Document with respect to a mortgage loan that is cross-defaulted with such Mortgage Loan (other than with respect to a default, breach, violation or event of acceleration that has resulted in the actual acceleration of the maturity of the Mortgage, the Mortgage Note or any other related Loan Document with respect to such cross-defaulted mortgage loan)), and (ii) no event has occurred that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration (in each case, other than any default, breach, violation or event of acceleration arising because of (A) a payment default (other than a maturity default that has not been cured within thirty (30) days), or (B) a default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note or any other related Loan Document with respect to a mortgage loan that is cross-defaulted with such Mortgage Loan (other than with respect to a default, breach, violation or event of acceleration that has resulted in the actual acceleration of the maturity of the Mortgage, the Mortgage Note or any other related Loan Document with respect to such cross-defaulted mortgage loan)). Except as otherwise disclosed to Buyer in writing, Seller has not waived any default, breach, violation or event of acceleration under the Mortgage Note or any other related Loan Document.

Schedule 1-A

16.	No Mechanics’ Liens. Except for Permitted Liens, there are no mechanics’ or similar liens or claims that have been filed for work, labor or material affecting the Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

17.	Location of Improvements; No Encroachments. All improvements considered in determining the BPO Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

18.	Payment Terms. Principal, to the extent applicable under the related Mortgage Loan, and interest payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. Interest on the Mortgage Note is payable on the first day of each month, with interest calculated and payable in advance or arrears, as applicable. Principal on the Mortgage Note is payable on the earlier of the maturity date of such Mortgage Note and the date on which the indebtedness thereunder becomes immediately due and payable thereunder. The Due Date of the first payment under the Mortgage Note is no more than sixty (60) days from the date of the Mortgage Note. The related Mortgagor may request advances up to the maximum amount permitted to be advanced by Seller to a Mortgagor under the terms of the related Loan Documents. Each Underlying Mortgage Loan will mature within thirty-six (36) months from the related origination date. The Mortgage Note does not permit Negative Amortization.

19.	Customary Provisions. The Mortgage Note and the related Loan Agreement each has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure, in each case subject to applicable law. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures and subject to applicable law, the holder of the Mortgage Loan will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

20.	Occupancy of the Mortgaged Property. Sellers have not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. The Mortgagor (as opposed to renters and/or lessees) does not intend to occupy the Mortgaged Property for more than fourteen (14) calendar days during any one (1) calendar year. In connection with the origination of the Mortgage Loan, the related Mortgagor represented to each Seller, as applicable, that such Mortgaged Property is non-owner occupied.

Schedule 1-A

21.	No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement and chattel mortgage referred to in clause (i) above or other collateral specified in the related Loan Documents.

22.	Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

23.	Transfer of Mortgage Loans. The Assignment Agreement is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

24.	Due-On-Sale. The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

25.	Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.

26.	Mortgaged Property Undamaged. To each Seller’s knowledge, other than structural damage being repaired in connection with the rehabilitation of the Mortgaged Property, the related Mortgaged Property is free from material structural damage. To each Seller’s knowledge, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property.

27.	Collection Practices; Escrow Deposits. The origination and collection practices used by the related originator, each servicer of the Mortgage Loan and Sellers with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Sellers or Servicer on Sellers’ behalf. All Escrow Payments, if any, have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage, the Mortgage Note or any related Loan Document. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

28.	Servicemembers Civil Relief Act. The Mortgagor has not notified any Seller, and no Seller has knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

Schedule 1-A

29.	Evaluation/Appraisal. The Asset Documents respect to such Underlying Mortgage Loan contain an appraisal of the related Mortgaged Property made and signed by an Evaluation/Appraisal Vendor (a) who, at the time of such Evaluation/Appraisal, met the requirements of the Seller’s Evaluation/Appraisal policy (unless manifestly inappropriate to the Underlying Mortgage Loan) and (b) who satisfied (and which Evaluation/Appraisal was conducted in accordance with) all applicable federal and state laws and regulations in effect at the time of such Evaluation/Appraisal and procedures. To each Seller’s knowledge, such Evaluation/Appraisal Vendor was licensed in the state where the Mortgaged Property is located, had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, and such Evaluation/Appraisal Vendor’s compensation was not affected by the approval or disapproval of such Underlying Mortgage Loan. The Evaluation/Appraisal with respect to such Underlying Mortgage Loan was made within the three hundred sixty (360) day period prior to the Purchase Date of such Underlying Mortgage Loan. The Asset Documents with respect to such Underlying Mortgage Loan contain either an appraisal or an evaluation (if the original principal balance of the related Underlying Mortgage Loan is less than $250,000) of the related Mortgaged Property, in each case in form and substance satisfactory to Buyer and that satisfies the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, all as in effect on the related origination date of the Underlying Mortgage Loan.

30.	Disclosure Materials. The Mortgagor has received all disclosure materials required by applicable law in connection with the origination of such Mortgage Loan.

31.	No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Sellers have not financed and do not own, directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

32.	Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to any Seller or any Affiliate or correspondent of such Seller, except in connection with a refinanced Mortgage Loan.

33.	No Exception. The Custodian has not noted any material exceptions on a Mortgage Loan Schedule with respect to the Mortgage Loan that would materially adversely affect the Mortgage Loan or Buyer’s interest in the Mortgage Loan.

34.	Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

Schedule 1-A

35.	Documents Genuine. Such Underlying Mortgage Loan and all accompanying documents in the Asset Documents (including without limitation the related Loan Documents) are complete and authentic and all signatures thereon are genuine.

36.	Bona Fide Loan. Such Underlying Mortgage Loan arose from a bona fide loan, complying with all applicable State and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.

37.	Description. The documents relating to each Underlying Mortgage Loan conform in all material respects to the description thereof as set forth on the related Mortgage Loan Schedule delivered to the Custodian and Buyer.

38.	Located in U.S. No collateral (including, without limitation, the related Mortgaged Property and the dwellings thereon and otherwise) relating to an Underlying Mortgage Loan is located in any jurisdiction other than in one of the forty-eight (48) contiguous states of the United States of America or the District of Columbia.

39.	Underwriting Guidelines. Each Underlying Mortgage Loan was originated in accordance with the Underwriting Guidelines in all material respects.

40.	Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, as amended, or a “high cost,” “threshold,” “covered,” “abusive,” “high risk” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

41.	Single Original Mortgage Note. There is only one originally executed Mortgage Note not stamped as a duplicate with respect to such Mortgage Loan.

42.	Environmental Matters. To each Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances in violation of any local, state or federal environmental law, and there exists no violation of any local, state or federal environmental law, rule or regulation. To Seller’s knowledge, there is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is alleged to have been violated.

43.	Insurance. Sellers have caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer.

44.	Endorsements. Each Mortgage Note has been (or will be as of the related Purchase Date) endorsed by a duly authorized officer of each Seller for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement.

Schedule 1-A

45.	Accuracy of Information. All information in respect of such Mortgage Loan set forth on the Mortgage Loan Schedule is accurate in all material respects as of the related Purchase Date.

46.	Patriot Act. The applicable originator has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the Patriot Act. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by OFAC (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations or listed as a “blocked person” for purposes of the OFAC Regulations.

47.	Cross-Collateralization. Either (a) such Mortgage Loan is not cross-collateralized with any other mortgage loan, other than a Mortgage Loan that is an Underlying Mortgage Loan, or (b) such Mortgage Loan is cross-collateralized with another mortgage loan that is not an Underlying Mortgage Loan and (1) the mortgage loan that is cross-collateralized with such Underlying Mortgage Loan is not in default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note or any other related Loan Document which default, breach, violation or event of acceleration has resulted in the actual acceleration of the maturity of the Mortgage, the Mortgage Note or any other related Loan Document with respect to such cross-collateralized mortgage loan, or (2) either such Mortgage Loan is subject to (a) the Genesis Intercreditor Agreement or (b) is subject to an intercreditor arrangement in respect of such Mortgage Loan acceptable to the Buyer has been entered into by each mortgagee or other beneficial owner of each mortgage loan that is cross-collateralized with such Underlying Mortgage Loan.

48.	Assignment of Leases and Rents. If such Mortgage Loan is an RTL Loan, there exists as part of the related Mortgage File an Assignment of Leases and Rents (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Liens and any title exceptions set forth in the related title policy (each such exception, a “Title Exception”), each related Assignment of Leases and Rents creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby. The related Mortgage or related Assignment of Leases and Rents, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

Schedule 1-A

49.	Junior Liens. If such Mortgage Loan is an RTL Loan, to Seller Parties’ knowledge, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Liens, the Title Exceptions and/or subordinate mortgages or junior liens subject to a customary intercreditor agreement and subordination agreement).

50.	UCC Filings. If such Mortgage Loan is an RTL Loan, to the extent the Loan Documents require a pledge of the Capital Stock in the Mortgagor, the applicable Seller Party has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in any collateral for such Mortgage Loan to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.

51.	Recourse Obligations. If such Mortgage Loan is an RTL Loan, the Loan Documents for each Mortgage Loan provide that such Mortgage Loan is either (x) full recourse against the related Mortgagor or (y) non-recourse to the related parties thereto except that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of any related Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

Schedule 1-A

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
REO PROPERTY

(1)            Assets as Described. The information set forth in the REO Property Summary with respect to such REO Property is complete, true and correct in all material respects as of the date or dates on which the information is furnished as specified therein.

(2)            Ownership. An REO Subsidiary, a Trustee on behalf of the related CLT or a DST, as applicable, is the sole owner and it is the holder of the REO Property and has good and marketable title thereto, except with respect to any right of redemption to which such title may be subject as identified on the related REO Property Schedule. The REO Property is free and clear of any Lien or encumbrance other than (A) Liens for real estate taxes not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the related security instrument, such exceptions appearing of record being acceptable to mortgage lending institutions generally, (C) homeowner association or other similar Liens not extinguished pursuant to the foreclosure under applicable state law (which related fees shall be paid within a reasonable time following such foreclosure), and (D) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the use, enjoyment or marketability of the REO Property.

(3)            Hazard Insurance. All buildings or other customarily insured improvements upon the REO Property are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards in an amount not less than 100% of the replacement cost of the improvements.

(4)            Taxes, Assessments and Other Charges. All required taxes, homeowner or similar association fees, charges, and assessments, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid or will be paid prior to becoming a lien on the related REO Property; except for any such charges for which Sellers and/or Servicer have, after due consideration, made a determination not to pay for, in accordance with their current practice and which have been disclosed in writing to Buyer.

(5)            Condemnation. To the best of the related Seller’s Knowledge, there is no current or threatened condemnation proceeding with respect to the REO Property.

(6)            Environmental. To the best of the related Seller’s Knowledge, the REO Property is free, in all material respects, from any and all toxic or hazardous substances, other than those commonly used for homeowner repair and maintenance and/or household purposes, and to the best of Seller’s Knowledge, there exists no pending action or proceeding directly involving the REO Property in which material compliance with any environmental law, rule or regulation is at issue.

(7)            No Violation of Law. None of the related Seller, the related Servicer, the related Underlying Trust or the related REO Subsidiary has received any written notice that there exists a violation that would have a material adverse effect on the value of the REO Property or Buyer’s interest therein or of any local, state or federal environmental law, rule or regulation with respect to the REO Property. There has been no violation of any law or regulation or breach of any contractual obligation contained in any agreement included in the Asset Documents, by the related Seller, the related Underlying Trust (or the related Trustee on its behalf) or the related REO Subsidiary, in connection with the management of the REO Property in each case which is material and adverse to the Buyer.

Schedule 1-B

(8)            Compliance. All parties which have had any interest in the REO Property following the most recent foreclosure, whether as owner, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the REO Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state except, in each case, where any such failure is not material and adverse to Buyer.

(9)            REO Property Undamaged. Except as disclosed in an REO Property Summary, each of the related Seller, the related Servicer, the related Underlying Trust (or the related Trustee on its behalf) and the related REO Subsidiary has no Actual Knowledge of any REO Property that is damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, vandalism, natural disaster or other similar casualty which could have a material and adverse effect on the value of such REO Property.

(10)            Eviction Proceedings. To the best of the related Seller’s Knowledge, any eviction proceeding relating to an REO Property that has been commenced has been commenced in accordance with applicable law and such eviction proceeding will not have a material and adverse effect on the value of such REO Property.

(11)            No Cooperatives. Unless otherwise noted in the related REO Property Schedule, the REO Property is not a cooperative, except to the extent the purchase of same has been approved in writing by Buyer.

(12)            Servicing. The REO Property has been and is currently being managed and maintained by the related Servicer and, to the best of the related Seller’s Knowledge, any other prior property manager in compliance with all material laws and regulations and customary practices employed by managers of similar REO Property in accordance with the related Servicing Agreement.

(13)            No Litigation. Other than any customary claim or counterclaim arising out of any foreclosure or collection proceeding relating to any REO Property, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to Seller or the related REO Subsidiary or any of their Subsidiaries with respect to the REO Property that would materially and adversely affect the value of the REO Property.

(14)            No Mechanics’ Liens. To the related Seller’s Actual Knowledge, there are no valid and enforceable mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the REO Property, which are or may become liens against the REO Property and would be reasonably likely to have a material adverse effect on the value of the REO Property.

Schedule 1-B

(15)            No Non-Terminable Leases; No New Leases. Except as expressly acknowledged by the Buyer in writing, there are no existing lease agreements with any tenant with respect to the REO Property which (i) are not terminable upon the expiration of any notice period required by applicable law and would have a material adverse effect on the value of the REO Property or Buyer’s interest therein; or (ii) were entered into after the related foreclosure date.

(16)            Management and Other Contracts. To the knowledge of the related Seller and the related Servicer, there are no material management, service, supply, security, maintenance or other similar contracts or agreements with respect to any REO Property which are not terminable at will and if not terminated would have a material adverse effect on the value of the REO Property or Buyer’s interest therein.

(17)            No Holdover Occupants. Other than with respect to an REO Property as to which the redemption period has not yet expired or the eviction process has not yet been completed, to the Knowledge of the related Seller, no holdover borrower has any right to occupy or is currently occupying any REO Property.

Schedule 1-B

SCHEDULE 1-C

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
TRUST CERTIFICATES

(1)            The related Seller has good and marketable title to, is the sole owner and holder of, such Trust Certificate, and has full right, power and authority to sell and assign such Trust Certificate. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Trust Certificate, no consent or approval by any Person is required in connection with Buyer’s acquisition of such Trust Certificate, for Buyer’s exercise of any rights or remedies in respect of such Trust Certificate or for Buyer’s sale or other disposition of such Trust Certificate. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

(2)            With respect to each Trust Certificate, Seller has delivered to Buyer such certificated security registered in the name of Buyer.

(3)            Each Trust Certificate constitutes 100% of the economic and beneficial ownership interest in the Purchased Assets allocated to the related Underlying Trust (or the related Trustee on its behalf) pursuant to the Trust Agreement, and such Trust Certificate has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(4)            Upon consummation of the purchase contemplated to occur in respect of such Trust Certificate on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Trust Certificate free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Trust Certificate, other than the security interests and Liens created in favor of Buyer pursuant to the Repurchase Documents or by or through Buyer.

(5)            Each Trust Certificate has been duly and validly issued in compliance with the related Trust Agreement, and as of the date of its issuance such Trust Certificate complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.

(6)            There is no document that by its terms modifies or affects the rights and obligations of the holder of such Trust Certificate, or the terms of the related Trust Agreement or any other agreement relating to the Trust Certificate and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.

(7)            With respect to the Trust Agreement, there exists no (i) monetary default, breach or violation, (ii) material non-monetary default, breach or violation, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such Trust Agreement.

(8)            No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment of such Trust Certificate.

(9)            Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Trust Certificate is or may become obligated.

Schedule 1-C

SCHEDULE 1-D

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
CAPITAL STOCK

(1)            The related Seller has good and marketable title to, is the sole owner and holder of, such Capital Stock, and has full right, power and authority to sell and assign such Capital Stock. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Capital Stock, no consent or approval by any Person is required in connection with Buyer’s acquisition of such Capital Stock, for Buyer’s exercise of any rights or remedies in respect of such Capital Stock or for Buyer’s sale or other disposition of such Capital Stock. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

(2)            With respect to each Capital Stock, Seller has delivered to Buyer such certificated security registered in the name of Buyer.

(3)            Each Capital Stock constitutes 100% of the economic and beneficial ownership interest in the Purchased Assets allocated to the related Underlying Trust (or the related Trustee on its behalf) pursuant to the Governing Documents of the related REO Subsidiary, and such Capital Stock has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(4)            Upon consummation of the purchase contemplated to occur in respect of such Capital Stock on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Capital Stock free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Capital Stock, other than the security interests and Liens created in favor of Buyer pursuant to the Repurchase Documents or by or through Buyer.

(5)            Each Capital Stock has been duly and validly issued in compliance with the Governing Documents of the related REO Subsidiary, and as of the date of its issuance such Capital Stock complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.

(6)            There is no document that by its terms modifies or affects the rights and obligations of the holder of such Capital Stock, or the terms of the Governing Documents of the related REO Subsidiary or any other agreement relating to the Capital Stock and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.

(7)            With respect to the Governing Documents of the related REO Subsidiary, there exists no (i) monetary default, breach or violation, (ii) material non-monetary default, breach or violation, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such Governing Documents.

(8)            No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment of such Capital Stock.

(9)            Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Capital Stock is or may become obligated.

Schedule 1-D

SCHEDULE 2

NOTICE ADDRESSES AND WIRE INSTRUCTIONS

Schedule 2

SCHEDULE 3

SCHEDULE OF EXCEPTIONS TO ANY REPRESENTATIONS AND WARRANTIES

None.

Schedule 3

EXHIBIT A

[RESERVED]

Exhibit A

EXHIBIT B

FORM OF SERVICER LETTER AGREEMENT

Exhibit B

EXHIBIT C

FORM OF CLOSING CERTIFICATE

SELLER’S OFFICER’S CERTIFICATE

[SELLER]

November 24, 2025

I, [___], hereby certify that I am the duly elected Secretary of [R-Home Pass Through Parent W LLC][ R-Home Pass-Through Parent TRS-W LLC], a Delaware limited liability company (the “Company”), and further certify, on behalf of the Company as follows:

1.            Attached hereto as Exhibit A is a true and correct copy of the Certificate of Formation of the Company as is in full force and effect on the date hereof. Attached hereto as Exhibit B is a true and correct copy of the limited liability company agreement of the Company as is in full force and effect on the date hereof. Attached hereto as Exhibit C is a Certificate of Good Standing of the Company, issued by the Secretary of State of the State of Delaware dated [DATE]. No event has occurred since the date of such good standing certificate which has affected the good standing of the Company under the laws of the State of Delaware.

2.            Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Master Repurchase Agreement and Securities Contract, dated as of the date hereof (as amended, the “Repurchase Agreement”), by and among Wells Fargo Bank, National Association, as buyer (“Buyer”), the Company, [R-Home Pass Through Parent W LLC][ R-Home Pass-Through Parent TRS-W LLC], R-Home REO TRS-W LLC, as REO subsidiary, and Rithm Perpetual Life Residential Trust, as guarantor (“Guarantor”); (b) the Addendum, dated as of the date hereof (the “Addendum”), executed by the Company, the Guarantor and Buyer; and (c) any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated in the Repurchase Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

3.            Exhibit D attached hereto sets forth the names, titles, and specimen signatures of individuals who are duly elected, qualified and acting officers of the Company as of the date hereof, each of whom is authorized to execute and deliver on behalf of the Company, the Repurchase Agreement, the Addendum and the other Repurchase Documents and any other agreements, documents, certificates or writings in connection therewith which are required of the Company to effect or evidence the Repurchase Agreement.

4.            Attached hereto as Exhibit E is a true and correct copy of the written consent of the sole member and managing member of the Company as of [DATE] (the “Written Consent”) with respect to the authorization and approval of the transactions contemplated in the Repurchase Agreement; the resolutions contained in the Written Consent have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Repurchase Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company as of the date first written above.

[Seal]	[R-HOME PASS THROUGH PARENT W LLC][ R-HOME PASS-THROUGH PARENT TRS-W LLC]

By:
Name:
Title:

Exhibit C

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Exhibit D

EXHIBIT E

FORM OF CONFIRMATION

Exhibit E

Exhibit F

Form of Mortgage Loan Schedule

Exhibit F

EXHIBIT G

FORM OF REO PROPERTY SCHEDULE

Exhibit G

EXHIBIT H

FORM OF TRANSACTION REQUEST

Exhibit H

EXHIBIT I

FORM OF SELLER’S POWER OF ATTORNEY

Exhibit I

EXHIBIT J

FORM OF ASSIGNMENT AND ACCEPTANCE

(1)            Reference is made to the Master Repurchase Agreement and Securities Contract, dated as of November 24, 2025 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among R-Home Pass Through Parent W LLC (“W Seller”), R-Home Pass-Through Parent TRS-W LLC (“TRS-W Seller”) and each other entity that may be subsequently added as a party to the Repurchase Agreement in the capacity of Seller (together with W Seller and TRS-W Seller, individually, each a “Seller” and collectively the “Sellers”), R-Home REO TRS-W LLC (“Initial REO Subsidiary”), and each other entity that may be subsequently added as a party to the Repurchase Agreement in the capacity of REO Subsidiary (together with Initial REO Subsidiary, individually, each an “REO Subsidiary” and collectively the “REO Subsidiaries”), Rithm Perpetual Life Residential Trust, as guarantor, and Wells Fargo Bank, National Association (the “Buyer”).

(2)            _______________ (“Assignor”) and _______________ (“Assignee”) hereby agree as follows:

(3)            Assignor hereby sells and assigns and delegates, without recourse except as to the representations and warranties made by it herein, to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Repurchase Agreement (collectively, the “Assigned Interest”).

(4)            Assignor:

(a)            hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;

(b)            other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Repurchase Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Repurchase Agreement or any of the other Repurchase Documents, or any other instrument or document furnished pursuant thereto; and

(c)            makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller or the performance or observance by the Seller of any of its Repurchase Obligations.

Exhibit J

(5)            Assignee:

(a)            confirms that it has received a copy of the Agreement, the other Repurchase Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

(b)            agrees that it will, independently and without reliance upon the Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Repurchase Agreement;

(c)            represents and warrants that its name set forth on Schedule I hereto is its legal name;

(d)            agrees that, from and after the Effective Date, it will be bound by the provisions of the Agreement and the other Repurchase Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Repurchase Agreement are required to be performed by it as a Buyer; and

(e)            The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date specified on Schedule I hereto.

(6)            As of the Effective Date, (a) Assignee shall be a party to the Agreement and, to the extent of the Assigned Interest, shall have the rights and obligations of Buyer thereunder and (b) Assignor shall, to the extent that any rights and obligations under the Agreement have been assigned and delegated by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Agreement and the other Repurchase Documents that are specified under the terms thereof to survive the payment in full of the Repurchase Obligations) and be released from its obligations under the Agreement (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Agreement, such Assignor shall cease to be a party thereto).

(7)            As of the Effective Date [check one]:

(a)            Assignee is an Eligible Assignee; no consent of Seller is necessary. _____

(b)            A Default or Event of Default exists; no consent of Seller is necessary. _____

(c)            No Default or Event of Default exists; Assignee is not an Eligible Assignee; Seller has consented to this Assignment and Acceptance as contemplated under the Agreement. ______

(8)            Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

(9)            This Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Exhibit J

(10)            This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto in Portable Document Format (PDF) or by telecopier or facsimile transmission shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, each of Assignor and Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.

Exhibit J

Schedule I

to

ASSIGNMENT AND ACCEPTANCE

Assignor:

Assignee:

Effective Date: __________ __, 20__

Assigned Purchase Price	$
Aggregate Purchase Price	$
Assigned Buyer Percentage	%
Outstanding Aggregate Purchase Amount	$
Outstanding Buyer Purchase Amount	$

Assignor:

__________________________, as Assignor [Type or print legal name of Assignor]

By:
Name:
Title:
Dated: __________ __, 20__

Exhibit J

Assignee:

__________________________, as Assignor [Type or print legal name of Assignor]

By:
Name:
Title:
Dated: __________ __, 20__

Address for Notices:

Exhibit J